Exhibit 99.1

EXECUTION COPY

FIRST NLC TRUST 2005-1,
as Issuer

FBR SECURITIZATION, INC.,
as Depositor

FBR TRUST INVESTMENTS, LLC,
Servicing Rights Owner

FIRST NLC FINANCIAL SERVICES, LLC,
as Originator

NLC FUNDING I, LLC,
NLC FINANCE I, LLC,

MHC I, INC.,
FIRST NLC FINANCIAL SERVICES, LLC,
as Sellers

OCWEN FEDERAL BANK FSB,
as Subservicer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Securities Administrator and Master Servicer

and

HSBC BANK USA, NATIONAL ASSOCIATION,
as Indenture Trustee

TRANSFER AND SERVICING AGREEMENT

Dated as of April 1, 2005

First NLC Trust 2005-1
Callable Mortgage-Backed Notes, Series 2005-1

i

Exhibit A	Information Fields for Mortgage Loan Schedule
Exhibit B	Contents of Each Mortgage File
Exhibit C	Form of Lost Note Affidavit
Exhibit D	Form of Request for Release
Exhibit E	Form of Monthly Remittance Advice
Exhibit F	Standard Layout For Monthly Defaulted Loan Report
Exhibit G	[Reserved]
Exhibit H	Form of Sarbanes-Oxley Supporting Certifications
Exhibit I	Credit Reporting Procedure

Schedule A	Mortgage Loan Schedule
Schedule B	Representations and Warranties in respect of the Mortgage Loans
Schedule C	LIBOR Formula

     This TRANSFER AND SERVICING AGREEMENT, dated as of April 1, 2005, is by and among FIRST NLC TRUST 2005-1, a Delaware statutory trust, as issuer (the “Issuer”), FBR SECURITIZATION, INC., a Delaware corporation, as depositor (the “Depositor”), FBR Trust Investments, LLC, a Delaware limited liability company, as servicing rights owner (the “Servicing Rights Owner”), FIRST NLC FINANCIAL SERVICES, LLC, a Florida limited liability company, as originator (the “Originator”), NLC FUNDING I, LLC and NLC FINANCE I, LLC, each a Delaware limited liability company, FIRST NLC FINANCIAL SERVICES, LLC, a Florida limited liability company, and MHC I, INC., a Delaware corporation, as sellers (collectively, the “Sellers” and each, individually, a “Seller”), OCWEN FEDERAL BANK FSB, a federally chartered savings bank, as subservicer (the “Subservicer”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national association, as securities administrator (the “Securities Administrator”) and master servicer (the “Master Servicer”), and HSBC Bank USA, National Association, a national banking association, as indenture trustee (the “Indenture Trustee”).

PRELIMINARY STATEMENT

     WHEREAS, each Seller seeks to sell to the Depositor and the Depositor seeks to purchase from such Seller all of the rights, title and interest of such Seller in certain conventional, first and second priority lien, fixed-rate and adjustable-rate, residential mortgage loans identified in Schedule A hereto on a servicing-released basis from such Seller pursuant to this Agreement;

     WHEREAS, the Originator will make representations and warranties as set forth herein with respect to the Mortgage Loans;

     WHEREAS, at the Closing Date the Depositor will be the owner of the Mortgage Loans and the other property being conveyed by it to the Issuer hereunder for inclusion in the Trust Fund on the Closing Date;

     WHEREAS, the Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Issuer of the Mortgage Loans and the other property constituting the Trust Fund;

     WHEREAS, on the Closing Date, the Depositor and an affiliate of the Depositor will acquire the Notes and the Ownership Certificate from the Issuer as consideration for its transfer to the Issuer of the Mortgage Loans and the other property constituting the Trust Fund;

     WHEREAS, pursuant to the Indenture, the Issuer will pledge the Mortgage Loans and the other property constituting the Trust Fund to the Indenture Trustee for the benefit of the Noteholders as security for the Notes;

     WHEREAS, the Subservicer is willing to service the Mortgage Loans for the benefit of the Issuer and the Indenture Trustee for the benefit of the Noteholders;

     WHEREAS, subject to the terms of this Agreement, on an unspecified date following the execution of this Agreement, the Subservicer expects to enter into an agreement in which it will transfer substantially all of its rights and obligations under this Agreement to its Affiliate, Ocwen

Loan Servicing, LLC (“OLS”), and upon the effective date of such agreement OLS shall become the Subservicer for all purposes under this Agreement and Ocwen Federal Bank FSB shall have no rights or obligations under this Agreement;

     WHEREAS, the Master Servicer is willing to master service the Mortgage Loans for the benefit and account of the Issuer and the Indenture Trustee for the benefit of the Noteholders; and

     WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes and the Ownership Certificate, including the Operative Agreements.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

     The following table sets forth (or describes) the Class designation, Note Interest Rate, initial Class Principal Amount, minimum denomination and rating for each Class of Notes issued pursuant to the Indenture.

	Initial	Note
Class	Class Principal	Interest	Maturity	Minimum	Ratings
Designation	Amount	Rate(1)(2)	Date(3)	Denominations	S&P/Moody’s(4)
A	$301,230,000	LIBOR + 0.23%	May 2035	(5)	AAA/Aaa
M-1	40,660,000	LIBOR + 0.33%	May 2035	(5)	AAA/Aa1
M-2	70,970,000	LIBOR + 0.43%	May 2035	(5)	AA+/Aa2
M-3	17,740,000	LIBOR + 0.44%	May 2035	(5)	AA+/Aa3
M-4	18,110,000	LIBOR + 0.45%	May 2035	(5)	AA/Aa3
M-5	38,440,000	LIBOR + 0.56%	May 2035	(5)	AA/A1
M-6	34,740,000	LIBOR + 0.61%	May 2035	(5)	AA/A2
M-7	18,110,000	LIBOR + 0.65%	May 2035	(5)	AA-/A3
M-8	19,590,000	LIBOR + 0.66%	May 2035	(5)	A+/A3
M-9	15,520,000	LIBOR + 1.25%	May 2035	(5)	A+/Baa1
M-10	21,440,000	LIBOR + 1.30%	May 2035	(5)	A/Baa1
M-11	13,680,000	LIBOR + 1.32%	May 2035	(5)	A/NR
M-12	21,070,000	LIBOR + 1.35%	May 2035	(5)	A-/Baa2
M-13	41,770,000	LIBOR + 1.80%	May 2035	(5)	BBB+/Baa3
M-14	26,610,000	LIBOR + 3.50%	May 2035	(5)	BBB/NR
M-15	17,370,000	LIBOR + 3.50%	May 2035	(5)	BBB-/NR

(1)	The interest rate for each Class of Notes is the least of (a) one-month LIBOR plus the applicable margin, (b) the Available Funds Rate, and (c) a fixed rate cap of 14.00% per annum. The interest rate is subject to adjustment.

(2)	On the Margin Stepup Date, the margin on the Class A Notes will increase to 2 times the margin shown above and the margin for each Class of Class M Notes will increase to 1.5 times the applicable margin shown above.

(3)	Assumes the Payment Date following the latest possible maturity date for any Mortgage Loan plus one month.

(4)	The designation “NR” means that the Depositor has not and will not obtain a rating from the respective Rating Agency for the applicable Class of Notes.

(5)	The Notes will be issued in minimum denominations of $25,000 and increments of $1 thereafter.

ARTICLE I

DEFINITIONS AND INTERPRETATION

     SECTION 1.1 Definitions.

     The following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage loan master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer, and in accordance with the applicable state, local and federal laws, rules and regulations.

     Accepted Servicing Practices: The servicing and administration of the Mortgage Loans for which the Subservicer is responsible hereunder:

     (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Subservicer generally services and administers similar mortgage loans with similar mortgagors (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in the Subservicer’s own portfolio, whichever standard is higher;

     (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Trust or any Person to which the Mortgage Loans may be transferred by the Trust;

     (c) without regard to (i) any relationship that the Subservicer or any affiliate thereof may have with the related Mortgagor or any other party to the transactions, (ii) the right of the Subservicer to receive compensation or other fees for its services rendered pursuant to this Agreement, (iii) the obligations of the Subservicer to make Monthly Advances and Servicing Advances, (iv) the ownership, servicing or management by the Subservicer or any affiliate thereof for others of any other mortgage loans or mortgaged properties, and (v) any debt the Subservicer or any of its affiliates has extended to any mortgagor; and

     (d) in accordance with the applicable state, local and federal laws, rules and regulations.

     Account: Each of the Custodial Account, the Escrow Account, the Collection Account and the Payment Account, each including each sub-account thereof.

     Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Master Servicer or an Affiliate of the Master Servicer.

     Adjustable Rate Mortgage Loan: A Mortgage Loan that contains a provision pursuant to which the Mortgage Rate is adjusted periodically.

     Adjusted Class Principal Amount: With respect to any Payment Date and a Class of Notes, prior to giving effect to principal payments made with respect to the Notes on that Payment Date, an amount equal to (a) the Class Principal Amount of such Class of Notes minus (b) the Class Impairment Amount of such Class of Notes.

     Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

     Advance: Any Monthly Advance or Servicing Advance.

     Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     Agreement: This Transfer and Servicing Agreement, including all exhibits and schedules hereto, and all amendments and supplements hereto.

     Appraised Value: With respect to any Mortgage Loan, the lesser of (a) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (b) the amount paid by the Mortgagor for the Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Indenture Trustee for the benefit of the Noteholders and the Ownership Certificateholder, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that none of the Issuer, the Owner Trustee, the Master Servicer, the Securities Administrator and the Indenture Trustee shall be responsible for determining whether any such assignment is in recordable form.

     Authorized Officer: With respect to the Issuer, any Trust officer who is appointed pursuant to Section 11.1 of the Owner Trust Agreement or any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     Available Class Principal Payment Amount: With respect to any Payment Date and each Class of Notes, the excess, if any, of (a) the related Target Class Principal Payment Amount over (b) the related Class Incremental Impairment Amount.

     Available Class Principal Payment Fraction: With respect to any Payment Date and a Class of Notes, a fraction equal to (a) the Available Class Principal Payment Amount for such Class of Notes over (b) the aggregate Available Class Principal Payment Amounts for all Classes of Notes.

     Available Funds Rate: For any Payment Date, the per annum rate equal to the product of (a) the quotient of (i) the excess, if any, of (A) Interest Proceeds over (B) the amount by which any payment under Section 7.7(b)(i) exceeds the Interest Support Amount, if any, and (ii) the aggregate Adjusted Class Principal Amount of the Notes as of the first day of the related Interest Accrual Period, and (b) 360 divided by the actual number of days in the Interest Accrual Period.

     Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended, as codified in 11 U.S.C. §§ 101-1330.

     Basis Risk Shortfall: With respect to a Class of Notes on any Payment Date, the sum of (a) the excess, if any, of (i) the amount that would have been the Current Interest for such Class of Notes at the Formula Rate over (ii) the actual amount of Current Interest paid for such Class of Notes, (b) any excess described in clause (a) above for any prior Payment Date that remains unpaid (together with any unpaid interest thereon), and (c) interest accrued during the Interest Accrual Period related to such Payment Date on the amount described in clause (b) above at the Formula Rate applicable to such Class of Notes.

     Book-Entry Notes: As defined in the Indenture.

     Business Day: Any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of New York or the city in which the Corporate Trust Office of the Indenture Trustee or the Securities Administrator or the principal office of the Master Servicer or the Trust is located, are authorized or obligated by law or executive order to be closed.

     Cap Agreement: The agreement entered into by and between the Trust and the Cap Provider, dated as of April 26, 2005, providing for payments with respect to any Basis Risk Shortfall on the Notes to the extent not paid by Monthly Excess Cashflow.

     Cap Payment: The aggregate of all payments received from the Cap Provider on a Payment Date pursuant to the Cap Agreement.

     Cap Provider: The Bank of New York.

     Certificate Paying Agent: As defined in the Owner Trust Agreement.

     Certificate Registrar: As defined in the Owner Trust Agreement.

     Certificate Register: As defined in the Owner Trust Agreement.

     Class: All Notes bearing the same class designation.

     Class A Notes: The First NLC Trust 2005-1, Callable Mortgage-Backed Notes, Series 2005-1 Class A Notes issued under the Indenture.

     Class Current Ratio: With respect to any Payment Date and a Class of Notes, after giving effect to payments made on such Payment Date in respect to the Principal Payment Amount of such Class and in respect to Monthly Excess Cashflow to all Classes of Notes that are made ahead of payments to the subject Class of Notes, a fraction equal to (a) the Class Principal Amount of such Class of Notes over (b) the sum of (i) the Class Principal Amount of such Class of Notes and (ii) the Class Principal Amount of all Classes of Notes that are senior to such Class of Notes.

     Class Impairment Amount: With respect to any Payment date and a Class of Notes, prior to giving effect to any principal payments made with respect to the Notes on the current Payment Date, the lesser of (a) the Class Principal Amount of such Class of Notes and (b) the amount, if any, by which the sum of the Class Principal Amount of such Class of Notes and all Classes of Notes that are senior to such Class of Notes exceeds the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period.

     Class Incremental Impairment Amount: With respect to any Payment Date and a Class of Notes, the excess, if any, of (a) the amount, if any, by which (i) the sum of the Class Principal Amounts of such Class of Notes and all Classes of Notes that are senior to such Class of Notes prior to taking into account any reduction thereof due to all principal payments made with respect to the Notes on such Payment Date, exceeds (ii) the sum of (A) the aggregate principal balance of the Mortgage Loans as of the last day of the Due Period for the current Payment Date (after giving effect to Principal Proceeds received, and Realized Losses incurred, during such Due Period and the related Prepayment Period), and (B) the Principal Proceeds received during the related Due Period and Prepayment Period for the current Payment Date, minus (C) the Interest Support Amount for the Current Payment Date, over (b) the Class Impairment Amount of such Class of Notes, if any, for the current Payment Date.

     Class M Notes: The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12, Class M-13, Class M-14 and Class M-15 Notes.

     Class M-1 Notes: The First NLC Trust 2005-1, Callable Mortgage-Backed Notes, Series 2005-1 Class M-1 Notes issued under the Indenture.

     Class M-2 Notes: The First NLC Trust 2005-1, Callable Mortgage-Backed Notes, Series 2005-1 Class M-2 Notes issued under the Indenture.

     Class M-3 Notes: The First NLC Trust 2005-1, Callable Mortgage-Backed Notes, Series 2005-1 Class M-3 Notes issued under the Indenture.

     Class M-4 Notes: The First NLC Trust 2005-1, Callable Mortgage-Backed Notes, Series 2005-1 Class M-4 Notes issued under the Indenture.

     Class M-5 Notes: The First NLC Trust 2005-1, Callable Mortgage-Backed Notes, Series 2005-1 Class M-5 Notes issued under the Indenture.

     Class M-6 Notes: The First NLC Trust 2005-1, Callable Mortgage-Backed Notes, Series 2005-1 Class M-6 Notes issued under the Indenture.

     Class M-7 Notes: The First NLC Trust 2005-1, Callable Mortgage-Backed Notes, Series 2005-1 Class M-7 Notes issued under the Indenture.

     Class M-8 Notes: The First NLC Trust 2005-1, Callable Mortgage-Backed Notes, Series 2005-1 Class M-8 Notes issued under the Indenture.

     Class M-9 Notes: The First NLC Trust 2005-1, Callable Mortgage-Backed Notes, Series 2005-1 Class M-9 Notes issued under the Indenture.

     Class M-10 Notes: The First NLC Trust 2005-1, Callable Mortgage-Backed Notes, Series 2005-1 Class M-10 Notes issued under the Indenture.

     Class M-11 Notes: The First NLC Trust 2005-1, Callable Mortgage-Backed Notes, Series 2005-1 Class M-11 Notes issued under the Indenture.

     Class M-12 Notes: The First NLC Trust 2005-1, Callable Mortgage-Backed Notes, Series 2005-1 Class M-12 Notes issued under the Indenture.

     Class M-13 Notes: The First NLC Trust 2005-1, Callable Mortgage-Backed Notes, Series 2005-1 Class M-13 Notes issued under the Indenture.

     Class M-14 Notes: The First NLC Trust 2005-1, Callable Mortgage-Backed Notes, Series 2005-1 Class M-14 Notes issued under the Indenture.

     Class M-15 Notes: The First NLC Trust 2005-1, Callable Mortgage-Backed Notes, Series 2005-1 Class M-15 Notes issued under the Indenture.

     Class Principal Amount: With respect to each Class of Notes, the aggregate of the Note Principal Amounts of all Notes of such Class at the date of determination.

     Class Principal Payment Amount: With respect to any Payment Date and each Class of Notes, the product of (a) the Available Class Principal Payment Fraction for such Class of Notes and (b) the Principal Payment Amount for the Payment Date.

     Class Total Impairment Amount: With respect to any Payment Date and each Class of Notes, the sum of (a) the Class Impairment Amount and (b) the Class Incremental Impairment Amount.

     Clean-up Call: The right of the Subservicer to purchase the Mortgage Loans pursuant to Section 9.2.

     Closing Date: May 11, 2005.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

     Collection Account: The account established and maintained pursuant to Section 7.4 hereof.

     Combined Loan-to-Value Ratio or CLTV: For any Mortgage Loan in a junior lien position, the fraction, expressed as a percentage, the numerator of which is the sum of (1) the original loan amount of the related Mortgage Loan and (2) any outstanding principal balance of mortgage loans the liens on which are equal in priory or senior to the lien on such related Mortgage Loan (such sum calculated at the date of origination of such related Mortgage Loan), and the denominator of which is the lesser of (A) the Appraised Value of the related Mortgaged Property and (B) the sale price of the related Mortgaged Property at time of origination of the Mortgage Loan.

     Commission: The Securities and Exchange Commission.

     Compensating Interest Payment: With respect to any Payment Date, an amount equal to the lesser of (a) the aggregate Prepayment Interest Shortfall with respect to such Payment Date and (b) the Subservicing Fee payable to the Subservicer in respect of such Payment Date.

     Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

     Convertible Mortgage Loan: Those Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Loan from an Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan.

     Corporate Trust Office: With respect to:

     (a) the Securities Administrator, the principal corporate trust office at which, at any particular time, its corporate trust business in connection with this Agreement shall be administered, which office, at the date of the execution of this Agreement, is located at 4 New York Plaza, New York, New York 1004-2477, Attention: Institutional Trust Services / Global Debt - First NLC Trust 2005-1, or at such other address as the Securities Administrator may designate from time to time by notice to Noteholders, the Indenture Trustee, the Depositor, the Sellers, the Master Servicer and the Subservicer. With respect to the Securities Administrator, the Note Registrar and the Certificate Registrar and presentment of Notes or the Ownership Certificate for registration of transfer, exchange or final payment: 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Institutional Trust Services / Global Debt — First NLC Trust 2005-1.

     (b) the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at 452 Fifth Avenue, New York, New York 10018,

Attention: Corporate Trust — First NLC Trust 2005-1, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Trust, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Trust.

     Co-Underwriter: J. P. Morgan Securities, Inc.

     Cumulative Realized Loss Rate: With respect to any Payment Date, a fraction, expressed as a percentage, obtained by dividing (a) the aggregate amount of all Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Due Period by (b) the aggregate Cut-off Date Balance of the Mortgage Loans.

     Current Fraction: With respect to any Payment Date and a Class of Notes, prior to giving effect to principal payments on the Notes made on such Payment Date, a fraction equal to (a) the Adjusted Class Principal Amount of such Class of Notes over (b) the aggregate Adjusted Class Principal Amount of all of the Notes; provided that for the initial Payment Date, the Current Fraction will equal the Target Fraction.

     Current Interest: With respect to any Payment Date and each Class of Notes, the interest accrued during the related Interest Accrual Period at the applicable Note Interest Rate for such Class of Notes on the Class Principal Amount of such Class immediately prior to such Payment Date; provided, however, that in the case of the Class M Notes and any Payment Date, Current Interest shall be reduced by the amount of Deferred Interest for such Class for such Payment Date.

     Custodial Account: The account or accounts established and maintained pursuant to Section 4.4 hereof.

     Custodial Agreement: The agreement, dated as of April 1, 2005, by and between the Custodian and the Indenture Trustee governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

     Custodian: JPMorgan Chase Bank, National Association, as the custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.

     Cut-off Date: April 1, 2005.

     Cut-off Date Balance: As to any Mortgage Loan, the Scheduled Principal Balance thereof as of the close of business on the Cut-off Date.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Monthly Payment that the related Mortgagor is obligated to pay on any Due Date as a result of any proceeding under bankruptcy law or any similar proceeding.

     Deferred Interest: For any Class M Notes and any Payment Date, the sum of (a) the interest accrued during the related Interest Accrual Period at the applicable Formula Rate on the Class Impairment Amount for that Class, (b) any amount described in clause (a) for a prior

Payment Date remaining unpaid (together with any unpaid interest thereon), and (c) interest accrued on the amount described in clause (b) above during the Interest Accrual Period related to such Payment Date at the applicable Formula Rate.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

     Definitive Notes: As defined in the Indenture.

     Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund or as to which one or more Qualified Substitute Mortgage Loans are substituted therefor.

     Delinquency Rate: For any Due Period, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such Due Period, and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the close of business on the last day of such Due Period.

     Depositor: FBR Securitization, Inc., a Delaware corporation, or its successors in interest.

     Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Notes. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the UCC of the State of New York and registered as a “clearing agency” pursuant to Section 17A of the Exchange Act as amended.

     Determination Date: With respect to any Payment Date, the 15th day of each month in which such Payment Date occurs, or if such 15th day is not a Business Day, the next preceding Business Day.

     Due Date: The day of the month on which the Scheduled Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace, as specified in the related Mortgage Note.

     Due Period: With respect to any Payment Date and a Mortgage Loan, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs (or the day following the Cut-off Date in respect of the initial Due Period) and ending on the first day of the calendar month in which such Payment Date occurs.

     EDGAR: The “Electronic Data Gathering, Analysis, and Retrieval” system of the Commission, which performs automated collection, validation, indexing, acceptance, and forwarding of submissions by companies and others who are required by law to file forms with the Commission.

     Eligible Account: Any of (a) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, (b) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC), provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, (c) a trust account or accounts maintained with (i) the trust department of a federal or state chartered depository institution or (ii) a trust company, acting in its fiduciary capacity, or (d) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee, the Securities Administrator or the Master Servicer.

     Eligible Investments: Any dollar-denominated investment that is one or more of the following (and may include investments for which the Indenture Trustee, the Securities Administrator and/or their Affiliates, or the Master Servicer and/or its Affiliates, provides services or receives compensation):

     (a) cash;

     (b) direct registered obligations of, and registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States;

     (c) demand and time deposits in, interest bearing trust accounts at, certificates of deposit of, bankers’ acceptances payable within 183 days of issuance issued by, or Federal funds sold by any depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by Federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of not less than “AA+” by S&P and “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) in the case of long-term debt obligations, or “A-1+” by S&P and “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s) and in the case of commercial paper and short-term debt obligations; provided that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and (ii) in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA+” by S&P;

     (d) unleveraged repurchase obligations (if treated as debt for U.S. Federal income tax purposes by the issuer) with respect to (i) any security described in clause (b) above or (ii) any other registered security issued or guaranteed by an agency or instrumentality of the United States (in each case without regard to the final maturity of such security), in either case entered into with a U.S. Federal or state depository institution or trust company (acting as principal) described in clause (c) above or entered into with a corporation (acting as principal) whose long-term rating at the time of such investment or contractual commitment providing for such investment is not less than “AA+” by S&P and “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) or whose short-term credit rating at the time of such investment or contractual commitment providing for such investment is “A-1+” by S&P and “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s) at the time of such investment; provided that (A) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and (B) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA+” by S&P and “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s);

     (e) registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof that have a credit rating at the time of such investment or contractual commitment providing for such investment of not less than “AA” by S&P and “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s);

     (f) commercial paper or other short-term obligations with a maturity of not more than 183 days from the date of issuance and having at the time of such investment or contractual commitment providing for such investment a credit rating of “A-1+” by S&P; provided, that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA” by S&P;

     (g) Reinvestment Agreements issued by any bank (if treated as a deposit by such bank), or a registered Reinvestment Agreement issued by any insurance company or other corporation or entity organized under the laws of the United States or any state thereof (if treated as debt for tax purposes by the issuer), in each case, that has a credit rating of not less than “A-1+” by S&P and “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s); provided, that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA” by S&P; and

     (h) interests in any money market fund or similar investment vehicle having at the time of investment therein the highest credit rating assigned by each of the Rating Agencies (which may include money market funds or common trust funds, including without limitation, the JPMorgan Prime Money Market Fund, for which the Securities Administrator or its Affiliate serves as an investment adviser, administrator, shareholder servicing agent and/or from which such party collects fees); provided, that such fund or vehicle is formed and has its principal office outside the United States and is not engaged in a United States trade or business; and, in each case (other than clause (a)), with a final maturity (giving effect to any applicable grace period) no later than the Business Day immediately preceding the Payment Date next following the Due Period in which the date of investment occurs; provided, that Eligible Investments may not include (i) any interest-only security, any security purchased at a price in excess of 100% of the par value, (ii) any floating rate security whose interest rate is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus a spread, (iii) securities subject to an offer, (iv) any security with a rating from S&P which includes the subscript “p,” “pi,” “q,” “r” or “t”, or (v) any investment, the income from which is or will be subject to deduction or withholding for or on account of any withholding or similar tax.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Subservicer pursuant to Section 4.3.

     Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.7 hereof.

     Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Fannie Mae: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FICO: The credit score used for underwriting a Mortgage Loan.

     Fidelity Bond: A fidelity bond to be maintained by the Subservicer pursuant to Section 4.13.

     Final Certification: A certification as to the completeness of the Mortgage File provided by the Custodian within 180 days of the Closing Date.

     Fitch: Fitch, Inc., or any successor in interest.

     Formula Principal Payment Amount: With respect to any Payment Date, an amount equal to the sum of (a) the Principal Proceeds received during the related Due Period and (b) the aggregate Class Incremental Impairment Amounts for all Classes of Notes, minus (c) the Interest Support Amount and the Overcollateralization Release Amount on such Payment Date.

     Formula Rate: For each Class of Notes, the lesser of (a) One Month LIBOR plus the applicable margin for such Class of Notes and (b) 14.00%.

     Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage Corporation (FHLMC), or any successor thereto.

     Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Rate, as set forth in the Mortgage Loan Schedule.

     HUD: The United States Department of Housing and Urban Development, or any successor thereto.

     Indenture: The Indenture dated as of April 1, 2005, among the Issuer, the Securities Administrator and the Indenture Trustee, as such may be amended or supplemented from time to time.

     Indenture Event of Default: Means the events of default as defined in Section 5.1 of the Indenture.

     Indenture Trustee: HSBC Bank USA, a national banking association, or any successor in interest.

     Indenture Trustee Fee: $3,500 to be paid by the Master Servicer from the Master Servicing Fee.

     Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

     Initial Certification: A certification as to the completeness of the Mortgage File provided by the Custodian on the Closing Date.

     Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, if applicable, including the proceeds of any hazard or flood insurance policy.

     Interest Accrual Period: With respect to any Payment Date, the period commencing on the Payment Date in the month immediately preceding the month in which such Payment Date occurs (or, in the case of the first Payment Date, the Closing Date) and ending at the close of business on the calendar day immediately preceding such Payment Date.

     Interest Proceeds: With respect to any Payment Date, the sum of:

     (i) all interest collected (other than the interest portion of Prepayment Premiums) or interest advanced in respect of Scheduled Monthly Payments with respect to the related Due Period by the Subservicer, the Master Servicer or the Indenture Trustee, minus: (A) previously unreimbursed Advances due to the Subservicer, the Master Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer) to the extent allocable to interest and the allocable portion of previously unreimbursed Advances with respect to the Mortgage Loans, (B) the Servicing Rights Fee, Master Servicing Fee and the Owner Trustee Fee with respect to such Mortgage Loans and (C) any amounts withdrawn by the Master Servicer or the Subservicer from the Collection Account in respect of the Issuer’s reimbursement and indemnification obligations to the Master Servicer and the Subservicer hereunder;

     (ii) any Compensating Interest Payments or payments in respect of Prepayment Interest Shortfalls paid by the Subservicer, the Master Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer) with respect to the related Prepayment Period with respect to the Mortgage Loans;

     (iii) the portion of any Repurchase Price or Substitution Adjustment Amount paid with respect to the Mortgage Loans during the related Prepayment Period allocable to interest; and

     (iv) all Liquidation Proceeds (less liquidation expenses), Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to interest.

     Interest Support Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (i) the Target Available Funds Amount for such Payment Date over (ii) the excess, if any, of the Interest Proceeds for such Payment Date over the payment payable under Section 7.7(b)(i) and (b) the Principal Proceeds for such Payment Date. The Interest Support Amount, if any, on a Payment Date will be funded with the Principal Proceeds for such Payment Date.

     Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the interim funder pursuant to the MERS Procedures Manual.

     Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

     Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the investor pursuant to the MERS Procedures Manual.

     Lead Underwriter: Friedman, Billings, Ramsey & Co., Inc.

     LIBOR: The London interbank offered rate for one-month United States dollar deposits established on each LIBOR Determination Date pursuant to Schedule C hereto.

     LIBOR Business Day: As defined in Schedule C.

     LIBOR Determination Date: As defined in Schedule C.

     Reference Banks: As defined in Schedule C.

     Liquidated Mortgage Loan: With respect to any Payment Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the Prepayment Period preceding the month of such Payment Date and as to which the Subservicer has certified that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of any REO Property.

     Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Subservicer and not recovered by the Subservicer under any PMI Policy for reasons other than the Subservicer’s failure to ensure the maintenance of or compliance with a PMI Policy, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

     Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

     Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan secured by a first lien mortgage, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property.

     Margin Stepup Date: The first Payment Date on which the Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period is equal to or less than 20% of the aggregate Cut-off Date Balance.

     Master Servicer: JPMorgan Chase Bank, National Association and its successors and assigns in its capacity as master servicer.

     Master Servicer Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by JPMorgan Chase Bank, National Association pursuant to Section 6.2.

     Master Servicer Event of Default: As defined in Section 6.18(a).

     Master Servicer Report: The report provided by the Master Servicer to the Securities Administrator pursuant to Section 7.6.

     Master Servicing Fee: As to each Mortgage Loan and any Payment Date, an amount equal to (i) one twelfth of the Master Servicing Fee Rate multiplied by (ii) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the prior calendar month.

     Master Servicing Fee Rate: 0.0125% per annum.

     Material Defect: With respect to any Mortgage Loan, as defined in Section 2.5(d).

     Maturity Date: With respect to any Class of Notes, the Payment Date in May 2035.

     MERS: MERSCORP, Inc., its successor and assigns.

     MERS Designated Mortgage Loan: A Mortgage Loan for which (a) the Originator has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Originator and its successors and assigns, in accordance with MERS Procedures Manual and (b) the applicable Seller has designated or will designate the Indenture Trustee as the Investor on the MERS® System.

     MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

     MERS Report: The report from the MERS® System listing MERS Designated Mortgage Loans and other information.

     MERS® System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

     MOM Loan: Any Mortgage Loan as to which MERS acts as the mortgagee of such Mortgage Loan, solely as nominee for the Originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

     Monthly Advance: With respect to any Mortgage Loan on any Determination Date, an amount equal to the portion of each Scheduled Monthly Payment due in the Due Period to which such Determination Date relates that is delinquent at the close of business on such Determination Date.

     Monthly Excess Cashflow: With respect to a Payment Date, the sum of (a) any Interest Proceeds remaining after application pursuant to clauses (i) through (xviii) of Section 7.7(b),

any Principal Payment Amount remaining after application pursuant to clause (i) of Section 7.7(c) and (c) the Overcollateralization Release Amount, if any.

     Moody’s: Moody’s Investors Service, Inc.

     Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a lien on an estate in fee simple or leasehold estate in real property securing the Mortgage Note.

     Mortgage File: The mortgage documents listed on Exhibit B pertaining to a particular Mortgage Loan.

     Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan sold and subject to this Agreement being identified on the Mortgage Loan Schedule hereto, which Mortgage Loan includes without limitation the Mortgage File, the Scheduled Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

     Mortgage Loan Documents: The documents referred to in Section (a) of Exhibit B.

     Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the related Mortgage Rate less the Subservicing Fee Rate.

     Mortgage Loan Schedule: The list of Mortgage Loans transferred to the Indenture Trustee as part of the Trust Fund and from time to time subject to this Agreement attached hereto as Schedule A that sets forth in the information required on Exhibit A for each Mortgage Loan.

     Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, including any riders or addenda thereto.

     Mortgage Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, net of any interest premium charged by the mortgagee to obtain or maintain any PMI Policy, as such premium is determined by the Subservicer and as paid by the Subservicer from interest collections on such Mortgage Loan.

     Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

     Mortgagor: The obligor on a Mortgage Note.

     Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the sum of the Servicing Rights Fee Rate and the Master Servicing Fee Rate for such Mortgage Loan.

     Non-recoverable Advance: Any Servicing Advance (in respect of the Subservicer only) or Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan by the Subservicer or Master Servicer which, in the reasonable discretion of the Subservicer or Master Servicer will not or, in the case of a proposed Servicing Advance or Monthly Advance, would not, ultimately be recoverable by the Subservicer or Master Servicer from the related Mortgagor, related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds or otherwise. The determination by the Subservicer that all or a portion of a Servicing Advance or Monthly Advance would be a Non-recoverable Advance shall be evidenced by an Officer’s Certificate delivered to the Master Servicer setting forth such determination and a reasonable explanation thereof.

     Note or Notes: Any of the Class A Notes and the Class M Notes issued pursuant to the Indenture.

     Noteholder: The person in whose name a Note is registered on the books of the Note Registrar, except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Note registered in the name of the Depositor, the Master Servicer, the Securities Administrator or the Indenture Trustee or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained. The Master Servicer, the Securities Administrator, the Note Registrar and the Indenture Trustee may conclusively rely upon and shall be protected in relying on certifications by the Depositor in determining whether any Note is registered to an Affiliate of the Depositor. In the absence of such certification, the Master Servicer, the Securities Administrator, the Note Registrar and the Indenture Trustee may conclusively assume that a Note is not held by an affiliate of the Depositor.

     Note Interest Rate: For each Class of Notes, the lesser of (a) the related Formula Rate and (b) the Available Funds Rate.

     Note Principal Amount: With respect to any Note, the initial principal amount thereof on the Closing Date, less the amount of all principal previously paid with respect to such Note.

     Note Register: As defined in the Indenture.

     Note Registrar: As defined in the Indenture.

     Officer’s Certificate: A certificate (a) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President, an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Subservicer, as the case may be, or (b), if provided for in this Agreement, signed by a Servicing Officer and delivered to the Depositor, the Master Servicer, the Securities Administrator, and the Indenture Trustee, as the case may be, as required by this Agreement.

     Operative Agreements: The Owner Trust Agreement, the Custodial Agreement, the Certificate of Trust of the Issuer, the Indenture, the Cap Agreement, this Agreement and each other document contemplated by any of the foregoing to which the Depositor, the Originator, the Sellers, the Servicing Rights Owner, the Custodian, the Subservicer, the Owner Trustee, the Securities Administrator, the Indenture Trustee or the Trust is a party.

     Opinion of Counsel: A written opinion of counsel, which shall not be at the expense of the Master Servicer, the Securities Administrator or the Indenture Trustee, who may be counsel for the Sellers, the Originator, the Subservicer, the Servicing Rights Owner, the Custodian, the Depositor, the Master Servicer, the Securities Administrator or the Indenture Trustee, including in-house counsel, reasonably acceptable to the Securities Administrator, the Indenture Trustee and/or the Master Servicer, as applicable; provided, however, that with respect to the interpretation or application of the federal income tax or ERISA matters, such counsel must be Independent of the Securities Administrator, the Indenture Trustee and the Master Servicer.

     Optional Termination Date: The date on which the Servicing Rights Owner exercises its right to purchase the assets of the Trust pursuant to Section 9.2.

     Originator: First NLC Financial Services, LLC, its successors in interest and assigns or any successor to the Originator under this Agreement.

     Overall Target Ratio: With respect to any Class of Notes, a fraction equal to (a) the Target Fraction for such Class of Notes over (b) the sum of the Target Fractions for such Class of Notes and all other Classes of Notes that will be paid simultaneously with such Class of Notes pursuant to clause (ii) of Section 7.7(d).

     Overcollateralization Amount: As of any Payment Date, the amount by which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the aggregate Class Principal Amounts of the Notes after payments are made on the Notes on such Payment Date.

     Overcollateralization Build Amount: With respect to any Payment Date, the positive difference, if any, between the Target Overcollateralization Amount and the Overcollateralization Amount.

     Overcollateralization Release Amount: For any Payment Date, an amount equal to the lesser of (a) the Principal Proceeds received for that Payment Date, minus the Interest Support Amount for such Payment Date, and (b) the excess of (i) the Overcollateralization Amount for that Payment Date (assuming all of the Principal Proceeds less the Interest Support Amount is applied as a payment on the Notes on that Payment Date) over (ii) the Target Overcollateralization Amount for that Payment Date.

     Owner Trust Agreement: The Amended and Restated Owner Trust Agreement, dated as of May 11, 2005, among the Depositor, the Securities Administrator and the Owner Trustee, as such may be amended or supplemented from time to time, which amends and restates the Trust Agreement, dated as of May 5, 2005, among the Depositor and the Owner Trustee.

     Owner Trustee: Wilmington Trust Company, and any successor in interest, not in its individual capacity, but solely as owner trustee under the Owner Trust Agreement.

     Owner Trustee Fee: The annual fee of $3,000 to be paid on the Payment Date in March of each year.

     Ownership Certificate: As defined in the Owner Trust Agreement.

     Ownership Certificateholder: The registered holder of the Ownership Certificate as recorded on the books of the Certificate Registrar. In the absence of prior written notice from the Depositor, the Securities Administrator, the Certificate Paying Agent and the Certificate Registrar, the Indenture Trustee may conclusively assume that the Ownership Certificate is not registered to an Affiliate of the Depositor.

     Paying Agent: As defined in the Indenture.

     Payment Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in May 2005.

     Payment Account: The separate account established and maintained pursuant to Section 7.6.

     Percentage Interest: Shall equal (a) in the case of the Ownership Certificate, the percentage interest on the face of such certificate or (b) in the case of any Note, the percentage interest set forth on the face thereof or equal to the percentage obtained by dividing the initial principal amount of such Note by the initial Class Principal Amount of all Notes of the same Class.

     Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

     PPMI Policy: A policy of mortgage guaranty insurance issued by a mortgage insurer in which a party other than the Mortgagor is responsible for the premiums associated with such mortgage insurance policy.

     Prepayment Interest Shortfall: As to any Subservicer Remittance Date and each Mortgage Loan subject to a Principal Prepayment received during the Prepayment Period, the amount, if any, by which one month’s interest at the related Mortgage Loan Remittance Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

     Prepayment Period: With respect to any Payment Date, the calendar month preceding the month of such Payment Date.

     Prepayment Premium: With respect to a Mortgage Loan, the prepayment charge or penalty interest required to be paid by the Mortgagor in connection with a prepayment of the related Mortgage Loan, as provided in the related Mortgage Note or Mortgage, and as specified on the related Mortgage Loan Schedule.

     Prime Rate: The prime rate of the United States money center commercial banks as published in The Wall Street Journal, Northeast Edition.

     Principal Payment Amount: For any Payment Date, an amount equal to the excess, if any, of (a) the Principal Proceeds, over (b) the Overcollateralization Release Amount and the Interest Support Amount, if any, for such Payment Date.

     Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Premium thereon.

     Principal Proceeds: With respect to any Payment Date, the sum of:

     (i) all principal collected or principal advanced in respect of Scheduled Monthly Payments on the Mortgage Loans during the related Due Period whether by the Subservicer, the Master Servicer or the Indenture Trustee (less unreimbursed Advances due to the Master Servicer, the Subservicer or the Indenture Trustee (solely in its capacity as Successor Master Servicer), to the extent allocable to principal and any unreimbursed Servicing Advances), minus any amounts withdrawn by the Master Servicer or the Subservicer from the Collection Account in respect of the Issuer’s reimbursement and indemnification obligations to the Master Servicer and the Subservicer hereunder;

     (ii) all Principal Prepayments in full or in part received during the related Prepayment Period on the Mortgage Loans;

     (iii) the Scheduled Principal Balance of each Mortgage Loan that was purchased by the Originator from the Trust Fund, during the related Prepayment Period;

     (iv) the portion of any Substitution Adjustment Amount paid with respect to any Deleted Mortgage Loan repurchased by the Originator during the related Prepayment Period allocable to principal;

     (v) all Liquidation Proceeds (less liquidation expenses), Insurance Proceeds, REO Disposition Proceeds and other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to principal; and

     (vi) all other collections and recoveries in respect of principal during the related Prepayment Period exclusive of Prepayment Premium.

     Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

     Prospectus: The prospectus supplement, dated May 9, 2005, together with the accompanying prospectus, dated February 23, 2005, relating to the Class A Notes and Class M Notes.

     Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

     Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by a Seller or the Originator for a Deleted Mortgage Loan which must meet the following criteria as confirmed by the Master Servicer:

     (i) have an outstanding principal balance, after deduction of all Scheduled Monthly Payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan;

     (ii) have a Mortgage Loan Remittance Rate not less than, and not more than 2% greater than, the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan;

     (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan;

     (iv) comply with each representation and warranty set forth in Section 3.7;

     (v) be of the same type as the Deleted Mortgage Loan;

     (vi) have a Gross Margin not less than that of the Deleted Mortgage Loan, if the Deleted Mortgage Loan was an Adjustable Rate Mortgage Loan;

     (vii) be a first lien Mortgage Loan (or a first or a second if the Selected Mortgage Loan is a Second Lien Mortgage Loan);

     (viii) have the same Index as the Deleted Mortgage Loan;

     (ix) will have a FICO score not less than that of the Deleted Mortgage Loan;

     (x) have an LTV (or, in the case of a Second Lien Mortgage Loan, a CLTV) not greater than that of the Deleted Mortgage Loan;

     (xi) have a Prepayment Premium with a term and an amount at least equal to the Prepayment Premium of the Deleted Mortgage Loan; and

     (xii) have a credit grade not lower in quality than that of the Deleted Mortgage Loan.

     Rating Agency: Each of Moody’s and S&P, or any successor thereto.

     Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Scheduled Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (a) the Scheduled Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (b) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to the Noteholders up to the Due Date in the month in which Liquidation Proceeds are required to be paid on the Scheduled Principal Balance of such Liquidated Mortgage Loan from time to time, minus (c) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Payment Date, the amount, if any, by which the principal portion of the related Scheduled Monthly Payment has been reduced.

     Redemption Price: In the case of a redemption of the Notes pursuant to Section 9.2, an amount equal to the sum of (a) the outstanding Class Principal Amount of the Notes together with accrued interest thereon (at the applicable Note Interest Rate), to the extent unpaid, (b) any unreimbursed Advances, (c) any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local anti-predatory or anti-abusive lending laws with respect to any Mortgage Loans in the Trust Fund, and (d) all other amounts to be paid or reimbursed to the Master Servicer, the Subservicer, the Custodian, the Securities Administrator, the Indenture Trustee and the Owner Trustee.

     Reinvestment Agreement: A guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity organized under the laws of the United States or any state thereof under which no payments are subject to any withholding tax or, if subject to withholding tax imposed by any jurisdiction, the obligor thereunder is required to make “gross up” payments that cover the full amount of any such withholding tax on an after-tax basis; provided that such agreement provides that it is terminable by the purchaser, without premium or penalty, in the event that the rating assigned to such agreement by any Rating Agency is at any time lower than the rating required pursuant to the terms of this Indenture to be assigned to such agreement in order to permit the purchase thereof.

     Relief Act: The Servicemembers Civil Relief Act, as such may be amended from time to time, or any similar state laws.

     REO Disposition Proceeds: All amounts received with respect to an REO Property pursuant to Section 4.17.

     REO Property: A Mortgaged Property acquired by the Subservicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Repurchase Price: With respect to any Mortgage Loan required to be purchased pursuant to Sections 3.7 or 5.2 of this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (b) accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Repurchase Price is to be paid to the Trust and (c) any unreimbursed advances and any costs and damages incurred in connection with the violation by such Mortgage Loan of any predatory or anti-abusive lending law.

     Request for Release: The Request for Release submitted by the Subservicer to the Indenture Trustee or the Securities Administrator on behalf of the Indenture Trustee, in the form of Exhibit D.

     RESPA: The Real Estate Settlement Procedures Act.

     Responsible Officer: With respect to:

     (a) the Subservicer, any officer of the Subservicer with direct responsibility for the administration of this Agreement and any other officer to whom, with respect to a particular matter, such matter is referred due to such officer’s knowledge of an familiarity with the particular subject.

     (b) the Indenture Trustee, any managing director, any director, vice president, any assistant vice president, any associate, any assistant secretary, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, the matter is referred because of the officer’s knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Agreement.

     (c) the Securities Administrator, any vice president, any managing director, any director, any associate, any assistant vice president, any assistant secretary, any trust officer or any other officer or employee of the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Agreement.

     (d) the Master Servicer, any vice president, any managing director, any director, any associate, any assistant vice president, any assistant secretary, any trust officer or any other officer or employee of the Master Servicer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Agreement.

     Rolling Three Month Delinquency Rate: With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or a shorter period, in the case of the first and second Payment Dates starting from the Cut-off Date) immediately preceding months.

     S&P: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

     Scheduled Monthly Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction or pursuant to the Relief Act (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Monthly Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

     Scheduled Principal Balance: With respect to (a) any Mortgage Loan as of any date of determination, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date after giving effect to (i) principal payments due on or before the Cut-off Date or for Mortgage Loans with a “first pay” date of May 1, 2005, May 1, 2005, whether or not received, less an amount equal to principal payments due after the Cut-off Date and on or before the Due Date in the related Due Period, whether or not received from the Mortgagor or advanced by the Subservicer or the Master Servicer, and (ii) all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period) received prior to such date and (b) any REO Property as of any Payment Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Indenture Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan).

     Second Lien Mortgage Loan: A Mortgage Loan secured by a Mortgage, which lien is subordinate to another mortgage on the same Mortgaged Property.

     Securities Act: The Securities Act of 1933, as amended.

     Securities Administrator: JPMorgan Chase Bank, National Association.

     Securities Intermediary: As defined in Section 7.8.

     Security Entitlement: The meaning specified in Section 8-102(a)(17) of the UCC.

     Sellers: First NLC Financial Services, LLC, MHC I, Inc., NLC Finance I, LLC, and NLC Funding I, LLC.

     Senior Note: Any Class A Notes.

     Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) other than Monthly Advances incurred prior to, on or after the Cut-off Date in the performance by the Subservicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of any Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS® System, (c) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, (d) compliance with the obligations under Section 4.9 and (e) obtaining any legal documentation required to be included in the Mortgage File and/or correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for the Subservicer to perform its obligations under this Agreement. Servicing Advances also include any reasonable “out-of-pocket” cost and expenses (including legal fees) incurred by the Subervicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or an Assignment of Mortgage to the extent not recovered from the Mortgagor or otherwise payable under this Agreement.

     Servicing File: With respect to each Mortgage Loan, the file retained by the Subservicer consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents, the originals of which are delivered to the Indenture Trustee.

     Servicing Officer: Any officer of a Subservicer involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Subservicer on the Closing Date to the Master Servicer upon request, as such list may from time to time be amended.

     Servicing Rights: With respect to each Mortgage Loan, any and all of the following: (a) all rights to service the Mortgage Loan; (b) all rights to receive servicing fees, additional servicing compensation (including without limitation any late fees, assumption fees, penalties or similar payments with respect to the Mortgage Loan, and income on escrow accounts or other receipts on or with respect to the Mortgage Loan), reimbursements or indemnification for servicing the Mortgage Loan, and any payments received in respect of the foregoing and proceeds thereof; (c) the right to collect, hold and disburse escrow payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected with respect thereto and to receive interest income on such amounts to the extent permitted by applicable law; (d) all accounts and other rights to payment related to any of the property described in this paragraph; (e) possession and use of any and all Servicing Files pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; (f) all rights and benefits relating to the direct solicitation of the related mortgagors for refinance or modification of the Mortgage Loans and attendant right, title and interest in and to the list of such mortgagors and data relating to their respective Mortgage Loans; (g) all rights, powers and privileges incident to any of the foregoing; and (h) all agreements or documents creating, defining or evidencing any of the foregoing rights to the extent they relate to such rights.

     Servicing Rights Fee: With respect to each Mortgage Loan, the amount of the annual fee payable to the Servicing Rights Owner, which shall, for a period of one full month, be equal to one-twelfth of the product of (i) the excess of the Servicing Rights Fee Rate over the applicable Subservicing Fee Rate and (ii) the Scheduled Principal Balance of such Mortgage Loan, less the Subservicing Fee for such month with respect to such Mortgage Loan. Such fee, if any, shall be received monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Rights Fee, if any, is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds to the extent permitted by Section 4.6) of such Scheduled Monthly Payment collected by the Subservicer, or as otherwise provided under Section 4.6.

     Servicing Rights Fee Rate: 0.50% per annum.

     Servicing Rights Owner: FBR Trust Investments, LLC, or any successor in interest.

     Stepdown Date: The later to occur of (a) the Payment Date in May 2008 and (b) the first Payment Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 50.00% of the aggregate Cut-off Date Balance.

     Subservicer: Ocwen Federal Bank FSB and its successor in interest or assigns or any successor to the Subservicer under this Agreement.

     Subservicer Business Day: Any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of New York, the State of New Jersey, the State of Florida or the city in which the Corporate Trust Office of the Indenture Trustee or the Securities Administrator or the principal office of the Subservicer or Master Servicer is located, are authorized or obligated by law or executive order to be closed.

     Subservicer Event of Default: Any one of the conditions or circumstances enumerated in Section 5.8.

     Subservicer Remittance Amount: As defined in Section 7.1.

     Subservicer Remittance Date: The day in each calendar month on which the Subservicer is required to remit payments to the Collection Account, which is the 18th day of each calendar month (or, if such 18th day is not a Subservicer Business Day, the next succeeding Subservicer Business Day), commencing in May 2005.

     Subservicing Fee: With respect to each Mortgage Loan, the amount of the annual fee payable to the Subservicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the applicable Subservicing Fee Rate and (b) Scheduled Principal Balance of such Mortgage Loan as of the beginning of the related Due Period as set forth on the Mortgage Loan Schedule, and which shall be payable on each Payment Date; provided that, if a successor subservicer shall be appointed, a portion of the Subservicing Fee may be paid to the Ownership Certificateholder in its capacity as Servicing Rights Owner. The Subservicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds to the extent permitted by Section 4.6) of such Scheduled Monthly Payment collected by the Subservicer, or as otherwise provided under Section 4.6.

     Subservicing Fee Rate: The rate set forth in a separate letter agreement between the Subservicer and the Servicing Rights Owner.

     Substituting Party: As defined in Section 3.7(d).

     Substitution Adjustment Amount: As defined in Section 3.7.

     Target Available Funds Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the Interest Proceeds for such Payment Date or (b) the aggregate Current

Interest that would be payable on all Notes with the Current Interest on each Class of Notes, for this purpose only, determined using the Formula Rate.

     Target Class Principal Payment Amount: With respect to any Payment Date and each Class of Notes, the product of (a) the Current Fraction for such Class of Notes and (b) the Formula Principal Payment Amount.

     Target Fraction: With respect to a Class of Notes, a fraction equal to (a) the Class Principal Amount of such Class of Notes as of the Closing Date over (b) the aggregate Class Principal Amount of all of the Notes as of the Closing Date.

     Target Overcollateralization Amount: With respect to any Payment Date prior to the Stepdown Date, approximately 3.00% of the aggregate Cut-off Date Balance. With respect to any Payment Date on or after the Stepdown Date, the lesser of (a) 3.00% of the Cut-off Date Balance, and (b) 6.00% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the Cut-off Date Balance; provided, however, if a Trigger Event has occurred and is continuing on the related Payment Date, the Target Overcollateralization Amount will be the same as the Target Overcollateralization Amount on the preceding Payment Date.

     Target Ratio: With respect to any Class of Notes, a fraction equal to (a) the Target Fraction for such Class of Notes over (b) the sum of the Target Fractions for such Class of Notes and all other Classes of Notes that are senior to such Class of Notes.

     Termination Date: As defined in Section 9.1.

     Trigger Event: With respect to any Payment Date, a Trigger Event shall have occurred if the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 16.00%, or if the Cumulative Realized Loss Rate exceed:

Payment Date Occurring In	Percentage
May 2008-April 2009	4.00% with respect to May 2008, plus an additional 1/12th of 1.75% for each month thereafter
May 2009-April 2010	5.75% with respect to May 2009, plus an additional 1/12th of 1.25% for each month thereafter
May 2010-April 2011	7.00% with respect to May 2010, plus an additional 1/12th of 0.75% for each month thereafter
May 2011 and thereafter	7.75%

     Trust: First NLC Trust 2005-1, a Delaware statutory trust, and its permitted successors and assigns.

     Trust Fund: As defined in the Indenture.

     UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

     Underwriting Guidelines: Those underwriting guidelines employed by the Originator in originating the Mortgage Loans.

     Voting Interests: The portion of the voting rights of all the Notes that is allocated to any Note for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 98% of all voting rights will be allocated among the holders of the Notes as provided below. The portion of such voting rights allocated to such Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal balance of the Notes. The Ownership Certificate shall be allocated 2% of the voting rights.

     SECTION 1.2 Calculations With Respect to the Mortgage Loans.

     Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans provided by the Subservicer to the Master Servicer. Payments to be made by the Securities Administrator shall be based on information provided by the Master Servicer. Neither the Indenture Trustee nor the Securities Administrator shall be required to recompute, verify or recalculate the information supplied to it by the Master Servicer or the Subservicer.

     SECTION 1.3 Calculations With Respect to Accrued Interest.

     Accrued interest, if any, on any Note shall be calculated based upon a 360-day year and the actual number of days in each Interest Accrual Period.

     SECTION 1.4 Rules of Construction.

     Unless the context otherwise clearly requires:

     (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

     (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

     (c) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation;”

     (d) the word “will” shall be construed to have the same meaning and effect as the word “shall;”

     (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

     (f) any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s permitted successors and assigns or such Person’s permitted successors in such capacity, as the case may be; and

     (g) all references in this instrument to designated “Sections,” “clauses” and other subdivisions are to the designated Sections, clauses and other subdivisions of this instrument as originally executed, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, clause or other subdivision.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS

     SECTION 2.1 Conveyance of Mortgage Loans to the Depositor.

     (a) On the Closing Date, in exchange for valuable consideration which the Sellers hereby acknowledge, each Seller does hereby sell, transfer, assign, or set over, deposit with and otherwise convey and the Depositor does hereby purchase, without recourse (except as provided herein), on a servicing-released basis, all right, title and interest of such Seller in and to the Mortgage Loans indicated as being sold by such Seller in the Mortgage Loan Schedule, having an aggregate Cut-off Date Balance as set forth in such Mortgage Loan Schedule.

     (b) The Depositor shall be entitled to (i) all scheduled principal due after the Cut-off Date, (ii) all other recoveries of principal collected after the Cut-off Date (less scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date), (iii) all payments of interest on the Mortgage Loans at the Mortgage Loan Remittance Rate (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date) and (iv) all Prepayment Premiums; provided, however, that for any Mortgage Loan that has a “first pay” date of May 1, 2005, any scheduled principal payment due in the Due Period for the initial Payment Date will be the property of the applicable Seller. Scheduled Monthly Payments prepaid for a Due Date after the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date, but shall be the property of the Depositor. The applicable Seller shall remit to the Subservicer for deposit any such prepaid amounts into the Custodial Account for the benefit of the Depositor.

     In the case of Mortgage Loans that have been prepaid in full after the applicable Cut-off Date and prior to the Closing Date, the applicable Seller shall remit to the Master Servicer for deposit in the Collection Account the portion of any amount so prepaid that is required to be deposited in the Collection Account pursuant to Section 7.4.

     (c) Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File shall vest immediately in the Depositor, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the applicable Seller shall vest immediately in the Depositor and shall be retained and maintained by such Seller, in trust, at the will of the Depositor and only in such custodial capacity.

     (d) Each Seller shall deliver the Mortgage Loan Schedule, the Mortgage Loan File and Mortgage Loan Documents to be purchased on the related Closing Date to the Custodian at least three Business Days prior to such Closing Date.

     SECTION 2.2 Conveyance of Mortgage Loans to the Trust.

     (a) As of the Closing Date, in consideration of the Trust’s delivery of the Notes and the Ownership Certificate to the Depositor or its designees, and concurrently with the execution and delivery of this Agreement, the Depositor does hereby sell, transfer, assign, set over, deposit with and otherwise convey to the Trust, without recourse (except as otherwise provided herein), on a servicing-released basis, all right, title and interest of the Depositor in and to the Mortgage Loans purchased by the Depositor from the Sellers.

     (b) The Trust shall be entitled to all payments on the Mortgage Loans as provided in Section 2.1(b).

     (c) Upon the issuance of the Notes and the Ownership Certificates, the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File shall vest immediately in the Trust, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the applicable Seller shall vest immediately in the Trust and shall be retained and maintained by such Seller, in trust, at the will of the Trust and only in such custodial capacity.

     SECTION 2.3 Assignment of Mortgage Loans.

     (a) Each Seller shall cause an Assignment of Mortgage with respect to each Mortgage Loan (other than a MOM Loan) to be completed in the form and substance acceptable for recording in the relevant jurisdiction, such assignment being either (A) in blank, without recourse, or (B) or endorsed to “HSBC Bank USA, National Association, as Indenture Trustee of the First NLC Trust 2005-1, Callable Mortgage-Backed Notes, Series 2005-1, without recourse,” within 30 days following the Closing Date; provided, however, that such Assignment of Mortgage needs not be recorded unless and until the Indenture Trustee determines, in its good faith business judgment, that such Assignment of Mortgage is required to be recorded to protect the Indenture Trustee’s interest in the related Mortgage Loans. Any such recordation of an Assignment of Mortgage shall be effected at the expense of the applicable Seller.

     (b) In connection with the assignment of any Mortgage Loan registered on the MERS® System, the applicable Seller agrees that it will cause, within 30 Business Days after the Closing Date, the Originator to cause the MERS® System to indicate that such Mortgage Loans have been assigned by the applicable Seller to the Depositor which has assigned such Mortgage Loans to the Trust, which has collaterally assigned such Mortgage Loans to the Indenture Trustee in accordance with this Agreement for the benefit of the Noteholders and the Ownership Certificateholder by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the code in the field that identifies the specific Indenture Trustee and the code in the field “Pool Field” that identifies the series of the Notes for which such Mortgage Loans serve as collateral. The applicable Seller further agrees that it will not, and will not permit the Subservicer to, and each of the Subservicer and the Master Servicer agree that it will not, alter the codes referenced in this paragraph with respect to any MOM Loan during the term of this Agreement unless and until such MOM Loan is repurchased in accordance with the terms of this Agreement.

     SECTION 2.4 Books and Records.

     (a) The contents of each Servicing File are and shall be held in trust by the Subservicer for the benefit of the Trust as the owner thereof. The Subservicer shall take all necessary steps to ensure that the documents required to be included in the Servicing File are complete and shall maintain the Servicing File as required by this Agreement, Accepted Servicing Practices and applicable law. Possession of each Servicing File by the Subservicer is at the will of the Trust for the sole purpose of servicing the related Mortgage Loan and such retention and possession by the applicable Seller is in a custodial capacity only. The Subservicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Indenture Trustee, unless such release is required as incidental to any Seller’s servicing of the Mortgage Loans or is in connection with the transfer of servicing or a repurchase of any Mortgage Loan.

     (b) All original documents relating to the Mortgage Loans that are not delivered to the Custodian are and shall be held by the Subservicer in trust for the benefit of the Indenture Trustee on behalf of the Noteholders and the Ownership Certificateholder. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Indenture Trustee.

     (c) Upon and after a sale of Mortgage Loans to the Trust, all proceeds arising out of the Mortgage Loans, including, but not limited to, all funds received on or in connection with the Mortgage Loans, shall be received and held by the Subservicer in trust for the benefit of the Trust as owner of the Mortgage Loans.

     (d) The applicable Seller and Depositor shall each be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Trust.

     (e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Indenture Trustee, or the Noteholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

     SECTION 2.5 Review of Documentation.

     (a) The Indenture Trustee declares that, subject to the review provided for in this Section, it has received and shall hold the Trust Fund, as Indenture Trustee, in trust, for the benefit and use of the Noteholders and the Ownership Certificateholder and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, the Trust has issued and delivered the Notes and the Ownership Certificate to the Depositor or its designee, in exchange for the Trust Fund.

     (b) On the Closing Date, the Custodian will execute and deliver to the Depositor, the Master Servicer, the Subservicer, the Securities Administrator and the Indenture Trustee an Initial Certification with respect to the Mortgage Loans delivered on or before the Closing Date, as applicable. Based on its review and examination, and only as to the documents identified in each such Initial Certification, the Custodian acknowledges that such documents appear regulation on their face and relate to such Mortgage Loan. The Custodian shall not be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, recordable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

     (c) Within 90 days after the Closing Date, the Custodian will deliver a Final Certification with any applicable exceptions noted therein. The Custodian, as applicable, shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. The Custodian shall not have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

     (d) If in the course of the review described in paragraph (b) above, the Custodian discovers any document or documents constituting a part of a Mortgage File is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, as applicable (each, a “Material Defect”), the Custodian, shall identify the Mortgage Loan to which such Material Defect relates in the Final Certification. Within 90 days of its receipt of such notice, the Originator shall be required to cure such Material Defect (and, in such event, the Originator shall provide the Indenture Trustee and the Custodian with an Officer’s Certificate confirming that such cure has been effected). The Originator may, in lieu of repurchasing a Mortgage Loan pursuant to this Section (d), substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan subject to the provisions of Section 3.7. The failure of the Indenture Trustee to deliver, or cause the Custodian to deliver, the Final Certification within 90 days after the Closing Date shall not affect or relieve the Originator of its obligation to repurchase any Mortgage Loan pursuant to this Section (d), Section 3.7, or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

     SECTION 2.6 Granting Clause.

     (a) It is intended that the conveyance of the Mortgage Loans by each Seller to the Depositor and by the Depositor to the Trust, as provided for in Sections 2.1 and 2.2, be construed as a sale of the Mortgage Loans and other assets in the Trust Fund by the Sellers to the Depositor and by the Depositor to the Trust. Further, it is not intended that any such conveyances be deemed a pledge of the Mortgage Loans by a Seller to the Depositor to secure a debt or other obligation of the applicable Seller, or a pledge of the Mortgage Loans by the Depositor to the Trust to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of a Seller or the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and other assets in the Trust Fund, then it is intended that:

     (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC;

     (ii) the conveyances provided for in Sections 2.1 and 2.2 shall be deemed a grant by each Seller to the Depositor, and by the Depositor to the Trust, as the case may be, of a security interest in all of the applicable Seller’s right and Depositor’s right, as applicable, (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all Liquidation Proceeds, all Insurance Proceeds and all amounts from time to time held or invested in the Collection Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Sellers to the Depositor and by the Depositor to the Trust of any security interest in any and all of the Sellers’ and Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C);

     (iii) the possession by the Indenture Trustee, the Custodian, or any other agent of the Indenture Trustee of Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the UCC and any other relevant UCC (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and

     (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trust for the purpose of perfecting such security interest under applicable law.

     (b) Each Seller and the Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the applicable Seller and the Depositor shall prepare and file any UCC financing statements that are necessary to perfect the Depositor’s and the Indenture Trustee’s security interest in or lien on the Mortgage Loans, as evidenced by an Officer’s Certificate of the applicable Seller and the Depositor, and furnish a copy of each such filed financing statement to the Securities Administrator. The Depositor shall prepare and file, at the expense of the Trust, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Indenture Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) to the extent that a Responsible Officer of the Depositor has received written notice of such change or transfer, such other statements as may be occasioned by (1) any change of name of a Seller, the

Depositor or the Trust, (2) any change of location of the place of business or the chief executive office of a Seller or the Depositor or (3) any transfer of any interest of a Seller or the Depositor in any Mortgage Loan.

     Neither a Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to the Master Servicer, the Subservicer, the Securities Administrator and the Indenture Trustee. Before effecting such change, each of a Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its transferees, including the Indenture Trustee, in the Mortgage Loans.

     (c) Neither any Seller nor the Depositor shall take any action inconsistent with the sale by such Seller or the Depositor of its right, title and interest in and to the Mortgage Loans or Trust Fund and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other property of the Trust is held by the Trust. In addition, each Seller and the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other property of the Trust Fund by stating that it is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan or other property of the Trust Fund is held by the Trust.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Representations and Warranties of each Seller.

     Each Seller hereby represents and warrants to the other parties hereto as of the Closing Date that:

     (a) Each Seller has been duly organized and is validly existing as a limited liability company or corporation in good standing under the laws of Delaware or, if applicable, Florida, with full power and authority to own its assets and conduct its business as presently being conducted.

     (b) Each Seller has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by such Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized.

     (c) This Agreement constitutes a legal, valid and binding obligation of such Seller, enforceable such Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (d) None of the execution and delivery of this Agreement, the sale of the Mortgage Loans by such Seller, the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, Certificate of Formation or operating agreements (or, if applicable, the certificate of incorporation or bylaws) or any legal restriction or any agreement or instrument to which such Seller is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which such Seller or its property is subject, or impair the ability of the Trust to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

     (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by a Seller of or compliance by such Seller with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

     (f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened, against such Seller which, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of such Seller, or in any material impairment of the right or ability of each Seller to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or contemplated herein, or which would be likely to impair materially the ability of each Seller to perform under the terms of this Agreement.

     (g) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by such Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     (h) Such Seller is solvent and the sale of the Mortgage Loans will not cause each Seller to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of such Seller’s creditors.

     (i) The consideration received by such Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

     (j) The Mortgage Loans have been selected on such Closing Date from among the outstanding fixed and adjustable rate one- to four-family mortgage loans in such Seller’s portfolio at such Closing Date as to which the representations and warranties set forth in Schedule B could be made and such selection will not be made in a manner so as to affect adversely the interests of the Trust.

     (k) None of this Agreement, the information set forth in the Mortgage Loan Schedule attached hereto and the information contained in the related electronic data file delivered to the

Master Servicer by such Seller, nor any statement, report or other document furnished or to be furnished by or on behalf of such Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

     (l) Such Seller has determined that the disposition of the Mortgage Loans from Seller to Depositor pursuant to this Agreement will be afforded sale treatment for accounting purposes, all on a non-consolidated basis.

     (m) Such Seller has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans.

     (n) Neither such Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans.

     (o) The information about such Seller under the heading “The Trust—Assignment of Mortgage Loans” in the Prospectus relating to the Sellers does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

     SECTION 3.2 Representations and Warranties of the Originator.

     The Originator hereby represents and warrants to the other parties hereto as of the Closing Date that:

     (a) The Originator has been duly organized and is validly existing as a limited liability company in good standing under the laws of Florida, with full power and authority to own its assets and conduct its business as presently being conducted.

     (b) The Originator has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Originator and the consummation of the transactions contemplated hereby have been duly and validly authorized.

     (c) This Agreement constitutes a legal, valid and binding obligation of the Originator, enforceable against the Originator in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (d) None of the execution and delivery of this Agreement, the transactions contemplated hereby, or the fulfillment of, or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, certificate of formation, operating agreement or any legal restriction or any agreement or instrument to which the Originator is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which Originator or its property is subject, or impair the ability of the Trust to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

     (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Originator of or compliance by the Originator with this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

     (f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Originator which, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Originator, or in any material impairment of the right or ability of the Originator to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Originator to perform under the terms of this Agreement.

     (g) The information about the Originator under the heading “The Originator” in the Prospectus relating to the Originator does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

     (h) All financial statements provided by the Originator fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Originator and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

     (i) There has been no material adverse change in the business, operations, financial condition or assets of the Originator since the date of the Originator’s most recent financial statements.

     SECTION 3.3 Representations and Warranties of the Depositor.

     The Depositor hereby represents and warrants to the other parties hereto as of the Closing Date that:

     (a) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted.

     (b) The Depositor has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Depositor and the consummation of the transactions contemplated hereby have been duly and validly authorized.

     (c) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (d) None of the execution and delivery of this Agreement, the transactions contemplated hereby or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, Certificate of Formation or bylaws or any legal restriction or any agreement or instrument to which the Depositor is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which Depositor or its property is subject, or impair the ability of the Trust to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

     (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of or compliance by the Depositor with this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

     (f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Depositor which, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Depositor, or in any material impairment of the right or ability of the Depositor to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Depositor to perform under the terms of this Agreement.

     (g) Immediately prior to the transfer by the Depositor to the Trust Fund of each Mortgage Loan, the Depositor had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Sellers) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature.

     (h) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trust.

     (i) The Depositor has not transferred the Mortgage Loans to the Trust Fund with any intent to hinder, delay or defraud any of its creditors.

     (j) The consideration received by the Depositor upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

     SECTION 3.4 Representations and Warranties of the Servicing Rights Owner.

     The Servicing Rights Owner hereby represents and warrants to the other parties hereto as of the Closing Date that:

     (a) The Servicing Rights Owner has been duly organized and is validly existing as a limited liability company in good standing under the laws of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted.

     (b) The Servicing Rights Owner has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicing Rights Owner and the consummation of the transactions contemplated hereby have been duly and validly authorized.

     (c) This Agreement constitutes a legal, valid and binding obligation of the Servicing Rights Owner, enforceable against the Servicing Rights Owner in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (d) None of the execution and delivery of this Agreement, the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, Certificate of Formation or operating agreement or any legal restriction or any agreement or instrument to which the Servicing Rights Owner is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which Servicing Rights Owner or its property is subject, or impair the ability of the Trust to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

     (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicing Rights Owner of or compliance by the Servicing Rights Owner with this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

     (f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Servicing Rights Owner which, either individually or in the aggregate,

may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicing Rights Owner, or in any material impairment of the right or ability of the Servicing Rights Owner to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Servicing Rights Owner to perform under the terms of this Agreement.

     SECTION 3.5 Representations and Warranties of the Subservicer.

     The Subservicer hereby represents and warrants to the other parties hereto as of the Closing Date that:

     (a) The Subservicer has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with full power and authority to own its assets and conduct its business as presently being conducted.

     (b) The Subservicer has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Subservicer and the consummation of the transactions contemplated hereby have been duly and validly authorized.

     (c) This Agreement constitutes a legal, valid and binding obligation of the Subservicer, enforceable against the Subservicer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (d) None of the execution and delivery of this Agreement, the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Subservicer is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Subservicer or its property is subject, or impair the ability of the Trust to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

     (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Subservicer of or compliance by the Subservicer with this Agreement as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

     (f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Subservicer which, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Subservicer, or in any material impairment of the right or ability of the Subservicer to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Subservicer to perform under the terms of this Agreement.

     (g) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Subservicer, who is in the business of selling and servicing loans.

     (h) The Subservicer is an approved servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Subservicer is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Subservicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac.

     (i) The Subservicer acknowledges and agrees that the Subservicing Fee represents reasonable compensation for performing such services and that the entire Subservicing Fee shall be treated by the Subservicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

     (j) The Subservicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every applicable covenant contained in this Agreement. The Subservicer is solvent and the sale of the Mortgage Loans will not cause the Subservicer to become insolvent.

     (k) There has been no material adverse change in the business, operations, financial condition or assets of the Subservicer since the date of the Subservicer’s most recent financial statements.

     (l) The information about the Subservicer under the heading “The Subservicer and the Master Servicer” in the Prospectus relating to the Subservicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

     SECTION 3.6 Representations and Warranties of the Master Servicer.

     The Master Servicer hereby represents and warrants to the other parties hereto as of the Closing Date that:

     (a) The Master Servicer has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with full power and authority to own its assets and conduct its business as presently being conducted.

     (b) The Master Servicer has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized.

     (c) This Agreement constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (d) None of the execution and delivery of this Agreement, the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Master Servicer is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject, or impair the ability of the Trust to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

     (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

     (f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Master Servicer which, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer, or in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Master Servicer to perform under the terms of this Agreement.

     (g) The Master Servicer is an approved servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Master Servicer or an Affiliate of the Master Servicer is a HUD-approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Master Servicer or an Affiliate of the Master Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac.

     SECTION 3.7 Representations and Warranties in respect of the Mortgage Loans.

     (a) The Originator hereby makes those representations and warranties as to the characteristics of the Mortgage Loans set forth in Schedule B.

     (b) Upon discovery or receipt of written notice by the Depositor, Master Servicer, the Securities Administrator, the Indenture Trustee or the Owner Trustee that the Originator has breached any representation or warranty set forth in Schedule B in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest therein of the Noteholders and the Ownership Certificateholder, the Depositor, the Master Servicer, the Securities Administrator, the Indenture Trustee, or the Owner Trustee, as the case may be, promptly shall notify the other party in writing of such breach, and the Indenture Trustee shall enforce the Originator’s obligations under this Agreement and cause the Originator to repurchase the related Mortgage Loan from the Trust Fund at the Repurchase Price on or prior to the Determination Date following the expiration of the 90-day period following the earlier of the date on which the breach was discovered or notice of the breach was received by the Indenture Trustee; provided, however, that, subject to Sections 3.7(c) and (d) below, in connection with any such breach that cannot reasonably be cured within such 90-day period, if the Originator shall have commenced to cure such breach within such 90-day period, the Originator shall be permitted to proceed thereafter diligently and expeditiously to cure the breach within an additional 90-day period.

     (c) The Repurchase Price for any Mortgage Loan repurchased pursuant to Section 3.7(a) above shall be deposited into the Collection Account. The Custodian, upon receipt of a Request for Release from the Securities Administrator on behalf of the Indenture Trustee (which Request for Release shall only be submitted upon certification of the repurchase and the remittance of the Purchase Price to the Master Servicer and the Securities Administrator by the Originator to the Securities Administrator, if the Securities Administrator and the Master Servicer are separate parties, and confirmation from the Master Servicer of such deposit into the Collection Account), shall release to the Originator the related Mortgage File. The Indenture Trustee or its authorized designee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Originator may furnish to the Indenture Trustee or the Custodian and as shall be necessary to vest in such party any Mortgage Loan released pursuant hereto. None of the Indenture Trustee, the Securities Administrator, the Master Servicer or the Custodian shall have any responsibility for determining the sufficiency of such assignment for its intended purpose, and upon such release the Indenture Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File. It is understood and agreed that the obligations of the Originator to cure, repurchase or substitute for any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy available to the Indenture Trustee on behalf of the Noteholders and the Ownership Certificateholder against such party respecting such omission, defect or breach. If the Originator is not a member of MERS at the time it repurchases a Mortgage Loan and the Mortgage is registered on the MERS® System, the Indenture Trustee shall cause the Originator, at the Originator’s own expense and without any right of reimbursement, to cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Originator and to cause such Mortgage to be removed from registration on the MERS® System in accordance with the MERS rules and regulations.

     (d) In lieu of repurchasing any such Mortgage Loan as provided above, the Originator (as such, the “Substituting Party”) may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a “Deleted Mortgage Loan”) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations of this Section 3.7. As to any Deleted Mortgage Loan for which the Substituting Party substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by delivering to the Custodian, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the assignment to the Substituting Party, and such other documents and agreements, with all necessary endorsements thereon, together with an Officers’ Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Custodian shall acknowledge receipt for such Qualified Substitute Mortgage Loan and, within 45 days thereafter, shall review such Mortgage Files and deliver to the Substituting Party, the Master Servicer, the Indenture Trustee and the Depositor, with respect to such Qualified Substitute Mortgage Loans, a certification substantially in the form of a revised Initial Certification, with any exceptions noted thereon. Within 180 days of the date of substitution, the Custodian shall deliver to the Substituting Party, the Master Servicer and the Depositor a certification substantially in the form of a revised Final Certification, with respect to such Qualified Substitute Mortgage Loans, with any exceptions noted thereon. Scheduled Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be included as part of the Trust Fund and shall be retained by the Substituting Party. For the month of substitution, payments to the Noteholders shall reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the related Due Period and the Substituting Party shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement as of the date of substitution.

     (e) The Depositor shall amend the related Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the applicable Seller shall deliver the amended Mortgage Loan Schedule to the Indenture Trustee, the Master Servicer, the Securities Administrator, the Custodian and the Subservicer. Upon such substitution, the Qualified Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the applicable Seller and the Depositor shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Sections 3.1 and 3.3, respectively, with respect to such Mortgage Loan.

     (f) For any month in which any Substituting Party substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Originator shall deposit the excess (each, a “Substitution Adjustment Amount”), if any, by which the aggregate Scheduled Principal Balances of all such Deleted Mortgage Loans exceeds the aggregate Scheduled Principal Balances of the Qualified Substitute Mortgage Loans replacing such Deleted Mortgage Loans, together with one month’s interest on such excess amount at the applicable Net Mortgage Rate. On the date of such substitution, the Originator shall deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the related Substitution Adjustment Amount, if any, and the Custodian, upon receipt of the related

Qualified Substitute Mortgage Loan or Loans, a Request for Release and a written certification by the Master Servicer of such deposit, shall release to the Substituting Party the related Mortgage File or Files and the Custodian shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Substituting Party shall deliver to the Indenture Trustee any Deleted Mortgage Loan released pursuant hereto as shall be necessary to vest therein.

ARTICLE IV

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS BY THE SUBSERVICER

     SECTION 4.1 General.

     (a) The Subservicer, as an independent contractor, shall service and administer the Mortgage Loans on behalf of the Trust and, subject to the Servicing Rights held by the Servicing Rights Owner shall have full power and authority, acting alone or through Subservicers, to do any and all things in connection with such servicing and administration which the Subservicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. In servicing and administering the Mortgage Loans, the Subservicer shall employ procedures (including collection procedures) consistent with Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement.

     (b) Subject to the terms of this Agreement, the Subservicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Subservicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Trust; provided, however, the Subservicer shall not make any future advances of funds to the Mortgagor with respect to a Mortgage Loan. In the event of any modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Subservicer shall, on the Business Day immediately preceding the Subservicer Remittance Date in any month in which any such principal or interest payment has been deferred, deposit as a Monthly Advance in the Custodial Account from its own funds the difference between (i) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (ii) the amount paid by the Mortgagor. The Subservicer shall be entitled to reimbursement for such advances to the same extent as for all other Monthly Advances. Without limiting the generality of the foregoing, the Subservicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trust, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Subservicer, the Indenture Trustee shall furnish the Subservicer with any powers of attorney and other documents necessary or appropriate to enable the Subservicer to carry out its servicing and administrative duties under this Agreement.

     (c) The Subservicer, with the consent of the Indenture Trustee, the Master Servicer and the Servicing Rights Owner, may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. The Subservicer shall be solely liable for all fees owed to the Subservicer under the subservicing agreement, regardless whether the Subservicer’s compensation hereunder is adequate to pay such fees. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Subservicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Subservicer shall remain obligated and liable to the Trust for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Subservicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as agent of the Subservicer with the same force and effect as if performed directly by the Subservicer. For purposes of this Agreement, the Subservicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Subservicer. Any subservicing agreement entered into by the Subservicer shall provide that it may be assumed or terminated by the Master Servicer, if the Master Servicer has assumed the duties of the Subservicer, or by any successor subservicer, at the Master Servicer’s or successor subservicer’s option, as applicable, without cost or obligation to the assuming or terminating party or its assigns. Any subservicing agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the Subservicer and such Subservicer alone, and the Master Servicer shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 4.1(b).

     SECTION 4.2 Liquidation of Mortgage Loans.

     In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.1 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Subservicer shall take such action as (a) the Subservicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (b) shall be consistent with Accepted Servicing Practices, (c) the Subservicer shall determine prudently to be in the best interest of the Trust, and (d) is consistent with any related PMI Policy or PPMI Policy. Foreclosure or comparable proceedings shall be initiated within 120 days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments unless prevented by statutory limitations or states whose insolvency laws prohibit such actions within such timeframe. As an alternative to foreclosure, the Subservicer may arrange for the sale of such Mortgage Loan to a third party in an arms length transaction and at fair market value. The Subservicer shall use its commercially reasonable best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trust, taking into account, among other things, the timing of foreclosure proceedings. In such connection, the Subservicer shall from its own funds make all necessary and proper Servicing Advances; provided, however, that the Subservicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (x) that such preservation, restoration and/or foreclosure will increase the net proceeds of liquidation of the Mortgage Loan to the Trust after reimbursement for such expenses and (y) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.6) or through Insurance Proceeds (respecting which it shall have similar priority).

     If the Subservicer has knowledge that a Mortgaged Property that the Subservicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Subservicer, the Subservicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with Accepted Servicing Practices. The Subservicer shall not have any obligation to purchase any Mortgaged Property at any foreclosure sale.

     SECTION 4.3 Collection of Mortgage Loan Payments.

     Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full or the Mortgage Loans have been fully liquidated (with respect to Mortgage Loans that remain subject to this Agreement), in accordance with this Agreement and Accepted Servicing Practices, the Subservicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall ascertain and estimate Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

     Consistent with the foregoing, the Subservicer may in its reasonable discretion (a) waive any late payment charge with respect to a Mortgage Loan it services and (b) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Subservicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, the Subservicer shall make Monthly Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.

     SECTION 4.4 Establishment of and Deposits to Custodial Account.

     (a) The Subservicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Custodial Account of Ocwen Federal Bank FSB, as Subservicer for the benefit of First NLC Trust 2005-1.” The Custodial Account shall be established as an Eligible Account. Upon request of the Master Servicer and within ten days thereof, the Subservicer shall provide the Master Servicer with written confirmation of the existence of such Custodial Account. Any funds deposited in the Custodial Account shall at all times be insured to the fullest extent allowed by applicable law. Funds deposited in the Custodial Account may be drawn on by the Subservicer in accordance with Section 4.6.

     (b) The Subservicer shall deposit in the Custodial Account within two Business Days of Subservicer’s receipt, and retain therein, the following collections received by the Subservicer and payments made by the Subservicer after the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date, or received by the Subservicer prior to the Cut-off Date but allocable to a period subsequent thereto:

     (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments (including Prepayment Premiums paid by any Mortgagor or by the Subservicer pursuant to Section 4.22 of this Agreement);

     (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

     (iii) all Liquidation Proceeds;

     (iv) all Insurance Proceeds, including amounts required to be deposited pursuant to Section 4.11 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to a Mortgagor in accordance with Section 4.15), Section 4.12 and Section 4.16;

     (v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.15;

     (vi) any amounts required to be deposited in the Custodial Account pursuant to Section 4.1 or 5.2;

     (vii) any amounts payable in connection with the repurchase of any Mortgage Loan and all amounts required to be deposited by the Subservicer in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.7 above;

     (viii) with respect to each Principal Prepayment and any Prepayment Interest Shortfall, the Compensating Interest Payment (to be paid by the Subservicer out of its own funds);

     (ix) any amounts required to be deposited by the Subservicer pursuant to 4.12 in connection with the deductible clause in any blanket hazard insurance policy;

     (x) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.17; and

     (xi) any other amounts required to be deposited into the Custodial Account hereunder.

     (c) The Subservicer shall deposit in the Custodial Account Monthly Advances in accordance with Section 7.3.

     The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees and other ancillary income (other than Prepayment Premiums), to the extent permitted by Section 5.3, need not be deposited by the Subservicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Subservicer and the Subservicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.6. The Subservicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 4.4. All funds required to be deposited in the Custodial Account shall be held in trust for the Indenture Trustee for the benefit of the Noteholders until withdrawn in accordance with Section 4.6.

     In the event that the Subservicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 4.6, it may at any time withdraw such amount from the Custodian Account, any provision herein to the contrary notwithstanding. The Subservicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. In no event shall the Securities Administrator, the Master Servicer or the Indenture Trustee incur liability for withdrawals from the Custodian Account at the direction of the Subservicer.

     SECTION 4.5 Investment of Funds in the Custodial Account.

     The depository institution at which the Custodial Account has been established may at the direction of the Subservicer, invest the funds in the Custodial Account only in Eligible Investments, which shall mature not later than the Business Day prior to the Subservicer Remittance Date next following the date of such investment. All income and gain realized from any such investment shall be for the benefit of the Subservicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Subservicer out of its own funds immediately as such losses are realized.

     SECTION 4.6 Permitted Withdrawals From Custodial Account.

     The Subservicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

     (a) to make remittances to the Master Servicer in the amounts and in the manner provided for in Section 7.1;

     (b) to reimburse itself for Monthly Advances of the Subservicer’s funds, the Subservicer’s right to reimburse itself pursuant to this subclause (b) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Subservicer’s right thereto shall be prior to the rights of the Trust, except that, where the Subservicer is required to repurchase a Mortgage Loan pursuant to Section 5.2, the Subservicer’s right to such reimbursement shall be subsequent to the payment to the Trust of the Repurchase Price pursuant to such Sections and all other amounts required to be paid to the Trust with respect to such Mortgage Loan;

     (c) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Subservicing Fees, the Subservicer’s right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Subservicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Subservicer’s right thereto shall be prior to the rights of the Trust, except that where the Subservicer is required to repurchase a Mortgage Loan pursuant to Section 5.2, in which case the Subservicer’s right to such reimbursement shall be subsequent to the payment to the Trust of the Repurchase Price pursuant to such Sections and all other amounts required to be paid to the Trust with respect to such Mortgage Loan;

     (d) to pay itself as part of its servicing compensation interest on funds deposited in the Custodial Account if such interest amount was previously credited;

     (e) to pay any amount required to be paid pursuant to Section 4.17 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

     (f) to reimburse itself for any Servicing Advances or expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;

     (g) to pay the premiums with respect to any PPMI Policy;

     (h) to remove funds inadvertently placed in the Custodial Account by the Subservicer;

     (i) to clear and terminate the Custodial Account upon the termination of this Agreement;

     (j) to transfer funds to another Eligible Account; and

     (k) to invest funds only in Eligible Investments.

     The Subservicer may use such withdrawn funds only for the purposes described in this Section 4.6. The Subservicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account.

     SECTION 4.7 Establishment of and Deposits to Escrow Account.

     (a) The Subservicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Escrow Account of Ocwen Federal Bank FSB, as Subservicer for the benefit of First NLC Trust 2005-1.” The Escrow Account shall be established as an Eligible Account, in a manner which shall provide maximum available insurance thereunder. Upon request of the Master Servicer and within ten days thereof, the Subservicer shall provide the Master Servicer with written confirmation of the existence of such Escrow Account. Funds deposited in the Escrow Account may be drawn on by the Subservicer in accordance with Section 4.8.

     (b) The Subservicer shall deposit in the Escrow Account or Accounts within two Business Days of Subservicer’s receipt, and retain therein:

     (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

     (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

     The Subservicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.8. The Subservicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to any Mortgagor. To the extent required by law, the Subservicer shall pay interest on escrowed funds to a Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

     SECTION 4.8 Permitted Withdrawals From Escrow Account.

     Withdrawals from the Escrow Account or Accounts may be made by the Subservicer only:

     (a) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

     (b) to reimburse the Subservicer for any Servicing Advances made by the Subservicer pursuant to Section 4.9 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

     (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

     (d) for transfer to the Custodial Account for application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

     (e) for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.15;

     (f) to pay to the Subservicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

     (g) to remove funds inadvertently placed in the Escrow Account by the Subservicer; and

     (h) to clear and terminate the Escrow Account on the termination of this Agreement.

     SECTION 4.9 Payment of Taxes, Insurance and Other Charges.

     With respect to each Mortgage Loan, the Subservicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Subservicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Subservicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same of the making of the Escrow Payments, and the Subservicer shall make advances from its own funds to effect such payments, which advances shall constitute Servicing Advances hereunder; provided, however, that the Subservicer shall be required to so advance only to the extent that the Subservicer, in its good faith judgment, believes the Servicing Advance to be recoverable from Insurance Proceeds or Liquidation Proceeds or otherwise. To the extent that a Mortgage does not provide for Escrow Payments, the Subservicer shall use its reasonable efforts in accordance with Accepted Servicing Practices to determine whether any such payments are made by the Mortgagor at the time they first become due. The Subservicer shall make advances from its own funds to effect such delinquent payments within such time period as will avoid the loss of the related Mortgaged Property by foreclosure of a tax or other lien. The costs incurred by the Subservicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not be added to the Scheduled Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

     SECTION 4.10 Transfer of Accounts.

     The Subservicer may transfer the Custodial Account or the Escrow Account to a different Eligible Account from time to time; provided, however, that the Subservicer shall give notice to the Master Servicer, the Indenture Trustee and the Securities Administrator of any proposed change of the location of either Account not later than ten Business Days prior to any change thereof.

     SECTION 4.11 Maintenance of Hazard Insurance.

     The Subservicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary or required by law in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (a) 100% of the maximum insurable value of the improvements securing such Mortgage Loan and (b) the greater of (i) the outstanding principal balance of the Mortgage Loan and (ii) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac, the Subservicer shall notify the related Mortgagor, and shall use its commercially reasonable best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.12.

     If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Subservicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (b) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Subservicer determines in accordance with applicable law and pursuant to the FEMA guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Subservicer shall notify the related Mortgagor to obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within 45 days after such notification, the Subservicer shall immediately force place the required flood insurance on the Mortgagor’s behalf. Any out-of-pocket expenses or advance made by the Subservicer on such force placed flood insurance coverage shall be deemed a Servicing Advance.

     If a Mortgage is secured by a unit in a condominium project, the Subservicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae or Freddie Mac requirements, and secure from the owner’s association its agreement to notify the Subservicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

     In the event that the Subservicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Subservicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

     All policies required hereunder shall name the Subservicer as loss payee and shall be endorsed with standard mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

     The Subservicer shall not interfere with the Mortgagor’s freedom of choice in selecting either an insurance carrier or agent; provided, however, that the Subservicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Subservicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Subservicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

     Pursuant to Section 4.4, any amounts collected by the Subservicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Subservicer’s normal servicing procedures as specified in Section 4.15) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.6.

     SECTION 4.12 Maintenance of Blanket Mortgage Hazard Insurance.

     In the event that the Subservicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy (a) names the Subservicer as loss payee, (b) provides coverage in an amount equal to the amount required pursuant to Section 4.11 without coinsurance and (c) otherwise complies with Accepted Servicing Practices and all other requirements of Section 4.11, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.11. The Subservicer shall prepare and make any claims on the blanket policy as deemed necessary by the Subservicer in accordance with prudent servicing practices. Any amounts collected by the Subservicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.6. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.11, and there shall have been a loss which would have been covered by such policy, the Subservicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Subservicer’s funds, without reimbursement therefor. Upon request of the Master Servicer, the Subservicer shall cause to be delivered to the Master Servicer or the Indenture Trustee, as the case may be, a certified true copy of any such policy.

     SECTION 4.13 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

     The Subservicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans. Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Subservicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Subservicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Subservicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the amounts acceptable to Fannie Mae or Freddie Mac. Upon the request of the Master Servicer or the Indenture Trustee, the Subservicer shall cause to be delivered to the Master Servicer or the Indenture Trustee, as the case may be, a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy.

     SECTION 4.14 Inspections.

     If any Mortgage Loan is more than 60 days delinquent, the Subservicer immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by any primary mortgage guaranty insurer. The Subservicer shall keep a written report of each such inspection.

     SECTION 4.15 Restoration of Mortgaged Property.

     The Subservicer need not obtain the approval of the Master Servicer or the Indenture Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to any Mortgagor to be applied to the restoration or repair of any Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum the Subservicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

     (a) the Subservicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

     (b) the Subservicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

     (c) the Subservicer shall verify that the Mortgage Loan is not in default; and

     (d) pending repairs or restoration, the Subservicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

     If the Trust is named as an additional loss payee, the Subservicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trust.

     SECTION 4.16 Maintenance of PMI Policy; Claims.

     The Subservicer will maintain or cause to be maintained in full force and effect any PPMI Policy issued by a mortgage insurer with respect to each Mortgage Loan for which such coverage is in existence or is obtained. The Originator shall notify the Subservicer of any Mortgage Loan covered under an PPMI Policy. The Subservicer shall not take any action which would result in non-coverage under any applicable PMI Policy or PPMI Policy of any loss which, but for the actions of the Subservicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 5.1, the Subservicer shall promptly notify the insurer under the related PMI Policy or PPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy or PPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy or PPMI Policy. If such PMI Policy or PPMI Policy is terminated as a result of such assumption or substitution of liability, the Subservicer shall obtain a replacement PMI Policy or PPMI Policy as provided below. In the event that a PMI Policy shall be terminated other than as required by law, the Subservicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Subservicer shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Subservicer shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Subservicer determines that recoveries are so jeopardized, it shall notify the Master Servicer and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy.

     In connection with its activities as subservicer, the Subservicer agrees to prepare and present, on behalf of itself and the Trust, claims to the insurer under any PMI Policy or PPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or PPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or PPMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.4, any amounts collected by the Subservicer under any PMI Policy or PPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.6.

     SECTION 4.17 Title, Management and Disposition of REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trust, or in the event the Trust is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Subservicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trust shall acknowledge in writing that such title is being held as nominee for the Trust.

     The Subservicer shall manage, conserve, protect and operate each REO Property for the Trust solely for the purpose of its prompt disposition and sale. The Subservicer, either itself or through an agent selected by the Subservicer, shall manage, conserve, protect and operate the REO Property consistent with Accepted Servicing Practices. The Subservicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Subservicer deems to be in the best interest of the Trust.

     The Subservicer shall use its commercially reasonable best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Subservicer determines, and gives an appropriate notice to the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (x) the Subservicer shall report monthly to the Master Servicer and the Indenture Trustee as to the progress being made in selling such REO Property and (y) if a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Subservicer as mortgagee.

     The Subservicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

     The disposition of REO Property shall be carried out by the Subservicer at such price, and upon such terms and conditions, as the Subservicer deems to be in the best interests of the Trust. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Subservicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Subservicing Fees and unreimbursed advances. On the Subservicer Remittance Date immediately following the Prepayment Period in which such sale proceeds are received, the net cash proceeds of such sale remaining in the Custodial Account shall be remitted to the Master Servicer.

     The Subservicer shall withdraw from the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.11. The Subservicer shall make monthly remittances on each Subservicer Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

     SECTION 4.18 Real Estate Owned Reports.

     The Subservicer shall furnish to the Master Servicer on or before the Subservicer Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Subservicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Master Servicer shall reasonably request.

     SECTION 4.19 Liquidation Reports.

     Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Trust pursuant to a deed in lieu of foreclosure, the Subservicer shall submit to the Master Servicer a liquidation report with respect to such Mortgaged Property.

     SECTION 4.20 Reports of Foreclosure and Abandonment of Mortgaged Property.

     Following the foreclosure sale or abandonment of any Mortgaged Property, the Subservicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Subservicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

     SECTION 4.21 Notification of Adjustments.

     With respect to each Mortgage Loan, the Subservicer shall adjust the Mortgage Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Subservicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate adjustments. Upon the discovery by the Subservicer or the receipt of notice from the Master Servicer that the Subservicer has failed to adjust a Mortgage Rate in accordance with the terms of the related Mortgage Note, the Subservicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused thereby.

     SECTION 4.22 Prepayment Premiums.

     (a) To the extent consistent with the terms of this Agreement, the Subservicer may waive (or permit a subservicer to waive) a Prepayment Premium only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Subservicer, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (ii) such waiver is required under state or federal law. The Subservicer shall not waive any Prepayment Premium unless it is waived in accordance with this Section 4.22(a).

     (b) The Subservicer shall pay the amount of any Prepayment Premium (to the extent not collected and remitted to the Trust) to the Master Servicer or its assignees if (i) the representation in Section 3.5 is breached and such breach materially and adversely affects the interests of the Trust or its assigns, (ii) the Subservicer waives any Prepayment Premium other than as permitted under Section 4.22(a) or (iii) such Prepayment Premium is not collectable as a result of its enforceability being found to be limited or prohibited by applicable law. The

Subservicer shall pay the amount of such Prepayment Premium, for the benefit of the Trust or any assignee of the Trust, by depositing such amount into the Custodial Account at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Custodial Account.

     SECTION 4.23 Credit Reporting; Gramm Leach Bliley Act.

     (a) The Subservicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Subservicer (three of the credit repositories), on a monthly basis.

     (b) The Subservicer agrees to transmit full-file credit reporting data for each Mortgage Loan pursuant to Exhibit I and for each Mortgage Loan, the Subservicer shall report one of the following statuses each month: new origination; current; delinquent (30-, 60-, 90-days, etc.); foreclosed or charged-off.

     (c) The Subservicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related Mortgagors and shall provide all required notices thereunder.

ARTICLE V

GENERAL SERVICING PROCEDURES

     SECTION 5.1 Transfers of Mortgaged Property.

     The Subservicer shall use its commercially reasonable best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Subservicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, that the Subservicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

     If the Subservicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause or such enforcement would impair or threaten to impair any recovery under the related PMI Policy, if any, the Subservicer shall enter into (a) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (b) in the event the Subservicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Subservicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Subservicer for entering into an assumption agreement the fee will be retained by the Subservicer as additional servicing compensation. In connection with any such assumption, neither the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without Master Servicer’s consent.

     To the extent that any Mortgage Loan is assumable, the Subservicer shall inquire diligently into the credit-worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans by the applicable Seller of the same type as the Mortgage Loans. If the credit-worthiness of the proposed transferee does not meet such underwriting criteria, the Subservicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

     SECTION 5.2 Satisfaction of Mortgages and Release of Mortgage Files.

     (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Subservicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Subservicer shall request the release of any Mortgage Loan Documents.

     If the Subservicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Subservicer otherwise prejudice any rights the Trust may have under the mortgage instruments, upon written demand of the Master Servicer, the Subservicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two Business Days of receipt of such demand by the Master Servicer. The Subservicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.13 insuring the Subservicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

     (b) Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the Subservicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Subservicer will promptly notify the Indenture Trustee and Custodian by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Subservicer pursuant to Section 7.4 have been or will be so deposited) of a Servicing Officer and shall request the Custodian, to deliver to the Subservicer the related Mortgage File. Upon receipt of such certification and Request for Release, the Custodian shall promptly release the related Mortgage File to the Subservicer and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Subservicer is authorized to give, as agent for the Indenture Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

     (c) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee shall execute such documents as shall be prepared and furnished to the Indenture Trustee by the Subservicer (in form reasonably acceptable to the Indenture Trustee) and as are necessary to the prosecution of any such proceedings. The Indenture Trustee shall, upon request of the Subservicer, as applicable, and delivery to the Indenture Trustee, of a trust receipt signed by a Servicing Officer, cause the Custodian to release the related Mortgage File held in its possession or control to the Subservicer. Such trust receipt shall obligate the Subservicer to return the Mortgage File to the Custodian when the need therefor by the Subservicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Indenture Trustee to the Subservicer.

     (d) The Indenture Trustee shall furnish the Subservicer, upon request, with any powers of attorney empowering the Subservicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Indenture Trustee shall execute and deliver such other documents as the Subservicer may request, necessary or appropriate to enable the Subservicer to service the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Servicing Practices (and the Indenture Trustee shall have no liability for misuse of any such powers of attorney by the Subservicer).

     (e) In no event shall the Subservicer, without the Indenture Trustee’s written consent, (i) initiate any action, suit or proceeding solely under the Indenture Trustee’s name without indicating the Subservicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state. The Subservicer shall indemnify the Indenture Trustee for any and all costs, liabilities and expenses incurred by the Indenture Trustee in connection with the negligent or willful misuse of such powers of attorney by the Subservicer. In the performance of its duties hereunder, the Subservicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Indenture Trustee, be deemed to be the agent of the Indenture Trustee.

     SECTION 5.3 Servicing Compensation.

     As compensation for its services hereunder, the Subservicer shall be entitled to withdraw from the Custodial Account the amount of its Subservicing Fee to the extent deposited on the Servicing Remittance Date. The Subservicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid scheduled principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Trust to pay the Subservicing Fee is limited to, and payable solely from, the interest portion of such Scheduled Monthly Payments. Notwithstanding the foregoing, with respect to the payment of the Subservicing Fee for any month, the aggregate Subservicing Fee shall be reduced (but not below zero) by an amount equal to the Compensating Interest Payment for the related Payment Date.

     Additional servicing compensation in the form of assumption fees, to the extent provided in Section 5.1, late payment charges and other ancillary income (other than Prepayment Premiums) shall be retained by the Subservicer to the extent not required to be deposited in the Custodial Account. The Subservicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

     SECTION 5.4 Annual Statement as to Compliance.

     The Subservicer shall deliver to the Master Servicer, the Depositor and the Securities Administrator, on or before March 7th of each year, commencing in March 2006, an Officer’s Certificate, stating that (a) a review of the activities of the Subservicer during the preceding fiscal year and of performance under this Agreement has been made under such officer’s supervision, and (b) to the best of such officer’s knowledge, based on such review, the Subservicer has fulfilled all its obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Subservicer to cure such default.

     The Master Servicer shall deliver to the Depositor, on or before March 15th of each year, commencing in March 2006, an Officer’s Certificate, stating that (a) a review of the activities of the Master Servicer during the preceding fiscal year and of performance under this Agreement has been made under such officer’s supervision, and (b) to the best of such officer’s knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Master Servicer to cure such default.

     SECTION 5.5 Annual Independent Public Accountants’ Servicing Report.

     On or before March 7th of each year, commencing in March 2006, the Subservicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the effect that such firm has examined certain documents and records relating to the servicing of the residential mortgage loans by the Subservicer during such fiscal year and that such firm is of the opinion that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. By providing the Master Servicer, the Depositor and the Securities Administrator a copy of a Uniform Single Attestation Program Report from their independent public accountant’s on an annual basis, the Subservicer shall be considered to have fulfilled its obligations under this Section 5.5.

     On or before March 15th of each year, commencing in March 2006, the Master Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the effect that such firm has examined certain documents and records relating to the servicing of the residential mortgage loans by the Master Servicer during such fiscal year and that such firm is of the opinion that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. By providing the Depositor and the Securities Administrator a copy of a Uniform Single Attestation Program Report from their independent public accountant’s on an annual basis, the Master Servicer shall be considered to have fulfilled its obligations under this Section 5.5.

SECTION 5.6 Sarbanes-Oxley Related Certifications.

     (a) On or before March 7th of each year, commencing in March 2006, or at any other time upon 30 days written request from the Depositor, an officer of the Subservicer shall execute and deliver an Officer’s Certificate to the Depositor, signed by the President, Managing Director or a Vice President in charge of servicing operations of the Subservicer certifying as to the following matters:

     (i) Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Securities Administrator taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

     (ii) The servicing information required to be provided to the Master Servicer and the Securities Administrator by the Subservicer under the Transfer and Servicing Agreement also has been provided to the Depositor;

     (iii) I am responsible for reviewing the activities performed by the Subservicer under the Transfer and Servicing Agreement and based upon the review required by the Transfer and Servicing Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report, the Subservicer has, as of the date of this certification, fulfilled its obligations under the Transfer and Servicing Agreement; and

     (iv) I have disclosed to the Master Servicer, the Depositor and the Securities Administrator all significant deficiencies relating to the Subservicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Transfer and Servicing Agreement.

     (b) The Subservicer shall indemnify and hold harmless the Master Servicer, the Depositor and the Securities Administrator and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Subservicer or any of its officers, directors, agents or affiliates of its obligations under this Section 5.6 or the negligence or willful misconduct of the Subservicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Depositor and the Securities Administrator then the Subservicer agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Depositor and the Securities Administrator as a result of the losses, claims, damages or liabilities of such parties in such proportion as is appropriate to reflect the relative fault of such parties on the one hand and the Subservicer on the other in connection with a breach of the Subservicer’s obligations under this Section 5.6 or the Subservicer’s negligence or willful misconduct in connection therewith.

     (c) On or before March 15th of each year, commencing in March 2006, or at any other time upon 30 days written request from the Depositor, an officer of the Securities Administrator shall execute and deliver an Officer’s Certificate to the Depositor, signed by a Responsible Officer that is a vice president or managing director of the Securities Administrator as set forth in clause (a) of Exhibit H hereto.

     (d) On or before March 15th of each year, commencing in March 2006, or at any other time upon 30 days written request from the Depositor, an officer of the Master Servicer shall execute and deliver an Officer’s Certificate to the Depositor, signed by the Master Servicer as set forth in clause (b) of Exhibit H hereto.

     (e) Each of the Securities Administrator and the Master Servicer shall indemnify and hold harmless the Depositor and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Securities Administrator or the Master Servicer, as applicable, or any of its officers, directors, agents or affiliates of its obligations under this Section 5.6 or the negligence or willful misconduct of the Master Servicer, as applicable, in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor then the Securities Administrator or the Master Servicer, as applicable, agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of such parties in such proportion as is appropriate to reflect the relative fault of such parties on the one hand and the Subservicer on the other in connection with a breach of the Master Servicer’s obligations under this Section 5.6 or the Master Servicer’s negligence or willful misconduct in connection therewith.

     (f) The Subservicer, the Master Servicer and the Depositor acknowledge that the laws, rules and regulations governing the foregoing certifications may change before the Notes are paid in their entirety. To that end, each agrees that it will provide such additional certifications as such revised laws, rules and regulations may require.

     SECTION 5.7 Examination Rights.

     (a) The Master Servicer, the Indenture Trustee, the Depositor and the Securities Administrator, or its designee, shall have the right to examine and audit any and all of the related books, records, or other information of the Subservicer, whether held by the Subservicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. Each party shall pay its own travel expenses associated with such examination.

     (b) The Depositor, or its designee, shall have the right to examine any and all of the related books, records, or other information of the Master Servicer and the Securities Administrator, whether held by the Master Servicer and the Securities Administrator or by another on their behalf, solely and specifically relating to this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice; provided, however that such examination will not be permitted to the extent such examination would be inconsistent with (i) the Master Servicer's of Securities Administrator's current reasonable procedures and policies in effect at such time, (ii) applicable law (including any rules and regulations promulgated thereunder), including but not limited to applicable copyright and trademark laws, (iii) any evidentiary privileges that the Master Servicer or Securities Administrator may have with respect to such materials, i.e., disclosure of such materials may cause the Master Servicer or Securities Administrator to lose such privilege, and (iv) the confidentiality obligations imposed upon the Master Servicer or Securities Administrator by any unaffiliated third-party relating to such books of account and records. Each party shall pay its own travel expenses associated with such examination.

     (c) The Depositor or its employees, agents, representatives and attorneys may inspect the facilities and records of each of the Subservicer and the Master Servicer during normal business hours and upon reasonable prior written notice. Each of the Subservicer, the Master Servicer and the Securities Administrator shall make available for interview to the Depositor or its employees, agents, representatives and attorneys, such officers and employees that responsible for and/or knowledgeable about the performance of the applicable party’s obligations under the Operative Documents. Any such inspection or interview shall be upon reasonable advance notice and only as long as such inspection or interview does not disrupt the operations of the Master Servicer.

     SECTION 5.8 Subservicer Events of Default.

     Each of the following shall constitute a Subservicer Event of Default on the part of the Subservicer:

     (a) any failure by the Subservicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement;

     (b) failure by the Subservicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Subservicer set forth in this Agreement, including, but not limited to, breach by the Subservicer of any one or more of the representations, warranties and covenants of the Subservicer as set forth in Section 3.5, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Master Servicer or the Indenture Trustee;

     (c) failure by the Subservicer to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required;

     (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Subservicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

     (e) the Subservicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Subservicer or of or relating to all or substantially all of its assets;

     (f) the Subservicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days;

     (g) the Subservicer ceases to meet the Subservicer eligibility qualifications of Fannie Mae or Freddie Mac; or

     (h) the Subservicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 5.10.

     If the Subservicer obtains knowledge of a Subservicer Event of Default, the Subservicer shall promptly notify the Master Servicer and the Indenture Trustee. In each and every such case, so long as a Subservicer Event of Default shall not have been remedied, in addition to whatever rights the Master Servicer or the Indenture Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Master Servicer or the Indenture Trustee, by notice in writing to the Subservicer, may terminate all the rights and obligations of the Subservicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

     Upon receipt by the Subservicer of such written notice, all authority and power of the Subservicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 6.16.

     SECTION 5.9 Waiver of Defaults.

     By a written notice, the Master Servicer may waive any default by the Subservicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Subservicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     SECTION 5.10 Limitation on Resignation and Assignment by Subservicer.

     The Subservicer shall not assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Master Servicer or the Indenture Trustee, which consent shall not be unreasonably withheld.

     The Subservicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Subservicer, the Indenture Trustee and the Master Servicer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Subservicer. Any such determination permitting the resignation of the Subservicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer and the Indenture Trustee, which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer and the Indenture Trustee. No such resignation shall become effective until a successor acceptable to the Master Servicer and the Indenture Trustee shall have assumed the Subservicer’s responsibilities and obligations.

     Without in any way limiting the generality of this Section 5.10, in the event that the Subservicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Master Servicer and the Indenture Trustee, then the Master Servicer and the Indenture Trustee shall have the right to terminate this Agreement with respect to the Subservicer upon notice given as set forth in Section 5.8, without any payment of any penalty or damages and without any liability whatsoever to the Subservicer or any third party.

     In connection with the foregoing, the Subservicer being terminated shall bear all reasonable out-of-pocket costs of a servicing transfer, including but not limited to those of the Master Servicer, the Securities Administrator, the Indenture Trustee, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary. If such amounts are not paid by the terminated Subservicer, they shall be paid from amounts held in the Collection Account.

     SECTION 5.11 Merger or Consolidation of Subservicer.

     Any Person into which the Subservicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Subservicer shall be a party, or any Person succeeding to the business of the Subservicer, shall be the successor to the Subservicer hereunder, without the execution or filing of any paper or any further act on the party of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Subservicer shall be a Person that shall be qualified and approved (or that have an Affiliate that is qualified and approved) to service mortgage loans for Fannie Mae or Freddie Mac and shall a net worth of not less than $25,000,000. In accordance with the foregoing, on an unspecified date following the execution of this Agreement, the Subservicer expects to enter into an agreement in which it will transfer substantially all of its rights and obligations to OLS and OLS will assume all of such rights and obligations, and OLS shall become the Subservicer for all purposes under this

Agreement and Ocwen Federal Bank FSB shall have no rights or obligations under this Agreement.

     SECTION 5.12 Termination without Cause.

     The Servicing Rights Owner may terminate the Subservicer without cause upon 90 days prior written notice; provided, however, that no such termination will be effective until the assumption of a successor subservicer appointed in accordance with Section 6.16. Notwithstanding the foregoing, if the Subservicer is terminated without cause, the Servicing Rights Owner or a successor subservicer shall reimburse the Subservicer for all accrued and unpaid Servicing Fees and unreimbursed Monthly Advances and Servicing Advances upon the transfer of servicing to such successor subservicer. Furthermore, the Subservicer shall bear no cost or expense in connection with the transfer of servicing and shall be reimbursed for any out-of-pocket costs related thereto. In addition, the Servicing Rights Owner or the successor subservicer shall pay to the Subservicer such termination fees as set forth in that separate letter agreement, dated as of May 11, 2005, between the Subservicer and the Servicing Rights Owner.

     SECTION 5.13 Opinion.

     On or before the Closing Date, the Subservicer shall cause to be delivered to the Depositor, the Sellers, the Indenture Trustee, the Trust, the Securities Administrator and the Master Servicer one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the recipients thereof, as to the due authorization, execution and delivery of this Agreement by the Subservicer and the enforceability thereof.

     SECTION 5.14 Indemnification; Third Party Claims.

     (a) The Subservicer agrees to indemnify the Depositor, the Trust, the Indenture Trustee, the Owner Trustee, the Servicing Rights Owner, the Securities Administrator and the Master Servicer and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Trust, the Indenture Trustee, the Owner Trustee, the Servicing Rights Owner or the Master Servicer may sustain as a result of the failure of the Subservicer to perform its duties and its obligations under this Agreement and its duties and obligations to service the Mortgage Loans in compliance with the terms of this Agreement. The Depositor, the Trust, the Indenture Trustee, the Owner Trustee, the Servicing Rights Owner or the Master Servicer shall immediately notify the Subservicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Trust, the Indenture Trustee, the Owner Trustee, the Servicing Rights Owner or the Master Servicer to indemnification under this Section 6.15, whereupon the Subservicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

     (b) The Depositor, the Subservicer, the Master Servicer, the Securities Administrator and any director, officer, employee or agent of the Depositor, the Master Servicer and the Subservicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating (to a governmental taxing authority or any legal action relating to this Agreement or the Notes or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Master Servicer or the Subservicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor, the Master Servicer and the Subservicer may in its sole discretion undertake any such that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Indenture Trustee and the Noteholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Subservicer shall be entitled to be reimbursed therefor out of the Collection Account.

SECTION 5.15 Documents, Records and Funds in Possession of Subservicer To Be Held for Indenture Trustee.

     (a) The Subservicer shall transmit to the Custodian such documents and instruments coming into the possession of the Subservicer from time to time as are required by the terms hereof to be delivered to the Custodian. Any funds received by the Subservicer in respect of any Mortgage Loan or which otherwise are collected by the Subservicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Indenture Trustee, the Noteholders and the Ownership Certificateholder subject to the Subservicer’s right to retain or withdraw amounts provided in this Agreement, to the right of the Subservicer to retain its Subservicing Fee and other amounts as provided herein and to the Servicing Rights Owner to obtain its Servicing Rights Fee. The Subservicer shall provide access to information and documentation regarding the Mortgage Loans to the Indenture Trustee, its respective agents and accountants at any time upon reasonable request and during normal business hours, and to the Noteholders and the Ownership Certificateholder that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Subservicer designated by it. In fulfilling such a request the Subservicer shall not be responsible for determining the sufficiency of such information.

     (b) All Mortgage Files and funds collected or held by, or under the control of, the Subservicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Subservicer for and on behalf of the Indenture Trustee as the Indenture Trustee’s agent and bailee for purposes of perfecting the Indenture Trustee’s security interest therein as provided by relevant UCC or laws; provided, however, that the Subservicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the

Subservicer under this Agreement and shall be authorized to remit such funds to the Indenture Trustee in accordance with this Agreement.

     (c) The Subservicer hereby acknowledges that concurrently with the execution of this Agreement, the Indenture Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, the Subservicer are collected by the Subservicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which the Subservicer is entitled to hereunder); and the Subservicer agrees that so long as the Mortgage Loans are collaterally assigned to and held by the Indenture Trustee, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Subservicer shall be held by the Subservicer and on behalf of the Indenture Trustee as the Indenture Trustee’s agent and bailee for purposes of perfecting the Indenture Trustee’s security interest therein as provided by the applicable UCC or other applicable laws.

ARTICLE VI

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER SERVICER

     SECTION 6.1 Duties of the Master Servicer.

     (a) For and on behalf of the Trust, the Indenture Trustee, the Noteholders and the Ownership Certificateholder, the Master Servicer shall master service the Mortgage Loans in accordance with the Accepted Master Servicing Practices and the provisions of this Agreement.

     (b) The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that the Subservicer is not required to take under this Agreement and (ii) cause the Subservicer to take any action or refrain from taking any action if this Agreement does not require the Subservicer to take such action or refrain from taking such action.

     (c) The Master Servicer, for the benefit of the Trust, the Indenture Trustee, the Noteholders and the Ownership Certificateholder, shall enforce the obligations of the Subservicer hereunder, and shall, in the event that the Subservicer fails to perform its obligations in accordance herewith, terminate the rights and obligations of the Subservicer hereunder and either act as subservicer of the related Mortgage Loans or cause other parties to either assume the obligations of the Subservicer under this Agreement (or agree to execute and deliver a successor subservicing agreement with a successor subservicer). The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed for the costs of such enforcement initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Collection Account.

     SECTION 6.2 Master Servicer Errors and Omissions Insurance Policy.

     (a) JPMorgan Chase Bank, National Association, in its individual capacity and not in its capacity as the Master Servicer, at its expense, shall maintain in effect an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder (a “Master Servicer Errors and Omissions Policy”). The Master Servicer Errors and Omissions Insurance Policy shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans. The Master Servicer shall provide the Depositor and the Indenture Trustee, upon request, with a copy of such policy and Fidelity Bond.

     (b) The Master Servicer shall promptly report to the Indenture Trustee and the Securities Administrator any material changes that may occur in the Master Servicer’s errors and omissions insurance policy that would cause such policy not to qualify as a Master Servicer’s Errors and Omissions Insurance Policy. The Master Servicer shall furnish to either the Indenture Trustee or the Securities Administrator upon request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Indenture Trustee and the Depositor all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers relating to the Mortgage Loans, the Master Servicer shall promptly furnish a copy of such report to the Indenture Trustee and the Securities Administrator. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly deposited into the Collection Account.

     SECTION 6.3 Power to Act; Procedures.

     (a) The Master Servicer shall master service the Mortgage Loans. The Master Servicer shall not take, or knowingly permit the Subservicer to take, any action that is inconsistent with or prejudices the interests of the Trust, the Indenture Trustee, the Noteholders or the Ownership Certificateholder in any Mortgage Loan or the rights and interests of the Depositor, the Trust, the Indenture Trustee and the Noteholders and the Ownership Certificateholder under this Agreement and the Indenture.

     SECTION 6.4 Master Servicer Liable for Enforcement.

     The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the applicable provisions of this Agreement for the benefit of the Noteholders and the Ownership Certificateholder. The Master Servicer shall be entitled to enter into any agreement with the Subservicer for indemnification of the Master

Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of the Subservicer in the performance by such Subservicer of its obligations.

     SECTION 6.5 [Reserved].

     SECTION 6.6 Alternative Index.

     In the event that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Subservicer shall select an alternative index in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Servicing Rights Owner shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

     SECTION 6.7 [Reserved].

     SECTION 6.8 Compensation to the Master Servicer.

     Pursuant to Section 7.5, the Master Servicer will be entitled to the Master Servicer Fee on each Payment Date after the Master Servicer has paid the Indenture Trustee Fee due on such Payment Date. Pursuant to Section 7.4(e), all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as compensation. Notwithstanding the foregoing, the Master Servicer shall deposit in the Collection Account, on or before the related Payment Date, an amount equal to the lesser of (a) its master servicing compensation with respect to such Payment Date and (b) the amount of any Compensating Interest Payment required to be paid by the Subservicer with respect to such Payment Date pursuant to this Agreement, but which is not paid by the Subservicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

     SECTION 6.9 [Reserved].

     SECTION 6.10 [Reserved].

     SECTION 6.11 Merger or Consolidation.

     Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved (or that have an Affiliate that is qualified and approved) to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $25,000,000.

     SECTION 6.12 Resignation of Master Servicer.

     Except as otherwise provided in Section 6.17 and this Section 6.12, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless a successor master servicer has been appointed pursuant to Section 6.18. No such resignation shall become effective until a successor master servicer shall have been appointed by the Indenture Trustee and until such successor shall have assumed the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Indenture Trustee.

     Upon the resignation of the Master Servicer and the appointment of a successor master servicer, the Securities Administrator, if the same party, also may resign with notice to the Depositor and the Indenture Trustee.

     SECTION 6.13 Assignment or Delegation of Duties by the Master Servicer.

     Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder, unless the Indenture Trustee and the Depositor shall have consented to such action; provided, however, that the Master Servicer shall have the right without the prior written consent of the Indenture Trustee or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Indenture Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 6.8, shall thereafter be payable to such successor master servicer.

     SECTION 6.14 Limitation on Liability of the Master Servicer and Others.

     (a) The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

     (b) No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

     (c) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indenture Trustee or to the Noteholders or the Ownership Certificateholder for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, Notes or the Ownership Certificate other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders or the Ownership Certificateholder hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

     SECTION 6.15 Indemnification; Third-Party Claims.

     The Master Servicer agrees to indemnify the Depositor, the Trust, the Indenture Trustee, the Owner Trustee, the Servicing Rights Owner and the Subservicer and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Trust, the Indenture Trustee, the Owner Trustee, the Servicing Rights Owner or the Subservicer may sustain as a result of the failure of the Master Servicer to perform its duties hereunder in compliance with the terms of this Agreement. The Depositor, the Trust, the Indenture Trustee, the Owner Trustee, the Servicing Rights Owner or the Subservicer shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or with respect to the Mortgage Loans entitling the Depositor, the Trust, the Indenture Trustee, the Owner Trustee, the Servicing Rights Owner or the Subservicer to indemnification under this Section 6.15, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

     SECTION 6.16 Master Servicer to Act as Subservicer; Appointment of Successor.

     (a) The Master Servicer shall be entitled to terminate the rights and obligations of the Subservicer, as applicable, upon the occurrence of a Subservicer Event of Default; provided, however, that in the event of termination of the Subservicer by the Master Servicer, the Master Servicer shall provide for the servicing of the Mortgage Loans by a successor subservicer as provided in this Section 6.16.

     (b) The Master Servicer will provide written notice of the Subservicer’s termination to the Subservicer and the Servicing Rights Owner at least 15 Business Days prior to such termination becoming effective. Upon receipt of such notice, the Servicing Rights Owner may nominate a successor subservicer to the Master Servicer. If the Master Servicer does not reasonably object to the proposed successor subservicer, the Master Servicer shall appoint such proposed successor subservicer as the successor subservicer. If the Master Servicer does object to the proposed successor subservicer, the Servicing Rights Owner may propose a second successor subservicer. If the Master Servicer objects to the second proposed successor subservicer, in its sole discretion, it will appoint a successor subservicer or assume the obligations of the Subservicer itself.

     (c) On and after the time any Subservicer resigns or is terminated pursuant to the terms of this Agreement, the Master Servicer either shall appoint a successor subservicer pursuant to this Agreement or shall assume the obligations of such Subservicer in its capacity as Subservicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Subservicer by the terms and provisions of this Agreement and applicable law; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor subservicer. As compensation therefor, the Master Servicer shall be entitled to all funds relating to the Mortgage Loans that the Subservicer would have been entitled to charge to the related Collection Account if the Subservicer had continued to act hereunder. Notwithstanding the foregoing, if the Master Servicer has become the successor to the Subservicer, the Master Servicer may, if it shall be unwilling to so act, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution as the successor to the Subservicer pursuant to this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Subservicer thereunder.

     (d) Any successor to the Subservicer shall be an institution that is a Fannie Mae-and Freddie Mac-approved servicer in good standing, has a net worth of at least $25,000,000 and is willing to service the Mortgage Loans and shall execute and deliver to the Depositor, the Indenture Trustee, the Securities Administrator and the Master Servicer an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Subservicer, with like effect as if originally named as a party to this Agreement; provided further that each Rating Agency acknowledges that its rating of the Notes in effect immediately prior to such assignment and delegation shall not be downgraded, withdrawn or qualified as a result of such assignment and delegation. Pending the appointment of a successor to the terminated Subservicer, the Master Servicer shall act in such capacity as hereinabove provided.

     (e) In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Rights Fee; provided, that, upon the appointment of a successor subservicer, the Subservicing Fee Rate will be adjusted thereafter to reflect the compensation paid to such Subservicer, but not in excess of the Servicing Rights Fee Rate. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor subservicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any remittance or payment hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the resigning or replaced Subservicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

     (f) So long as the Subservicer is terminated upon the occurrence of a Subservicer Event of Default as described in Section 5.8, upon written request from the Master Servicer, the Subservicer shall, at its expense, prepare, execute and deliver to the successor entity designated by the Master Servicer any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Subservicer’s sole expense. The Subservicer shall cooperate with the Master Servicer and such successor in effecting the termination of the Subservicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Subservicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

     To the extent that the costs and expenses of the Master Servicer related to any termination of a Subservicer, appointment of a successor subservicer or the transfer and assumption of servicing by the Master Servicer with respect to this Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Subservicer as a result of an event of default by such Subservicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor subservicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor subservicer to service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Subservicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Collection Account. The Subservicer being terminated pursuant to Section 5.8 shall bear all reasonable out-of-pocket costs of a subservicing transfer, including but not limited to those of the Indenture Trustee, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

     (g) If the Master Servicer acts as Subservicer, it will not assume liability for the representations and warranties of the Subservicer, if any, that it replaces.

     (h) Any successor to the Subservicer shall give notice to the related Mortgagors of such change of subservicer and shall, during the term of its service as Subservicer maintain in force the policy or policies that such Subservicer is required to maintain pursuant to this Agreement.

     (i) No successor subservicer will be responsible for delays attributable to the Subservicer’s failure to deliver information, defects in the information supplied by the Subservicer or other circumstances beyond the control of the successor subservicer. The successor subservicer will make arrangements with the Subservicer for the prompt and safe transfer of, and the Subservicer shall provide to the successor subservicer, all necessary servicing files and records, including (as deemed necessary by the successor subservicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) mortgage loan payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the successor subservicer, reflecting all applicable mortgage loan information. The successor subservicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Indenture if any such failure or delay results from the successor subservicer acting in accordance with information prepared or supplied by a Person other than the successor subservicer or the failure of any such Person to prepare or provide such information. The successor subservicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the subservicer, or for any inaccuracy or omission in a notice or communication received by the successor subservicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Mortagage Loan with applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Mortgage Loan.

     SECTION 6.17 Assumption of Master Servicing by Indenture Trustee.

     (a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Master Servicer Event of Default under Section 6.18 of this Agreement), the Indenture Trustee shall thereupon assume all of the rights and obligations of such Master Servicer hereunder. The Indenture Trustee, its designee or any successor master servicer appointed by the Indenture Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer accruing prior to its replacement as Master Servicer, and shall be liable to the Indenture Trustee, and hereby agrees to indemnify and hold harmless the Indenture Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Indenture Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Indenture Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Indenture Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

     (b) The Master Servicer that has been terminated shall, upon request of the Indenture Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its commercially reasonable best efforts to effect the orderly and efficient transfer of master servicing to the assuming party.

SECTION 6.18 Master Servicer Events of Default; Indenture Trustee To Act; Appointment of Successor.

     (a) The occurrence of any one or more of the following events shall constitute a “Master Servicer Event of Default”:

     (i) any failure by the Master Servicer to remit to the Securities Administrator for payment to the Noteholders any funds required to be remitted by the Master Servicer under the terms of this Agreement; or

     (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Indenture Trustee, or to the Master Servicer, the Depositor and the Indenture Trustee by the Noteholders representing 66-2/3% of the total Voting Interests and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

     (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

     (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

     (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor subservicer as specified in Section 6.11; or

     (vii) if a representation or warranty set forth in Section 3.6 shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Noteholders and the Ownership Certificateholder, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Indenture Trustee or to the Master Servicer, and the Indenture Trustee by the Noteholders representing 66-2/3% Voting Interests; or

     (viii) a sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Indenture Trustee and Noteholders representing 66-2/3% Voting Interests; or

     (ix) any failure of the Master Servicer to make any Advances required to be made hereunder within two days following notice of such default by the Indenture Trustee.

     If a Master Servicer Event of Default described in subclauses (i) through (ix) of this Section 6.18 shall occur, then, in each and every case, subject to applicable law, so long as any such Master Servicer Event of Default shall not have been remedied within any period of time prescribed by this Section 6.18, if any, the Indenture Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by Noteholders representing 66-2/3% of the Voting Interests, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (x) of this Section 6.18 shall occur, then, in each and every case, subject to applicable law, so long as such Master Servicer Event of Default shall not have been remedied within the time period prescribed by clause (x) of this Section 6.18, the Indenture Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof.

     On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under the terms of this Agreement; and the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Subservicer of the assignment of the master servicing function and providing the Indenture Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Indenture Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Indenture Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Notes and the Ownership Certificate or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated shall bear all reasonable out-of-pocket costs of a master servicing transfer, including but not limited to those of the Indenture Trustee, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

     The Indenture Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to master service the Mortgage Loans properly and effectively. If the terminated Master Servicer does not pay such reimbursement within 30 days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust Fund and the Indenture Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Collection Account pursuant to Section 7.5(xiii); provided that the terminated Master Servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund; and provided, further, that the Indenture Trustee shall decide whether and to what extent it is in the best interest of the Noteholders and the Ownership Certificateholder to pursue any remedy against any party obligated to make such reimbursement.

     Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 6.8 to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

     If any Master Servicer Event of Default shall occur, of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall promptly notify each Rating Agency of the nature and extent of such Master Servicer Event of Default. The Securities Administrator or the Master Servicer shall immediately give written notice to the Indenture Trustee upon the Master Servicer’s failure to remit Advances on the date specified herein.

     (b) On and after the time the Master Servicer receives a notice of termination from the Indenture Trustee pursuant to Section 6.18(a) or the Indenture Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.12, the Indenture Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Indenture Trustee hereunder. In addition, the Indenture Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 3.6. In the Indenture Trustee’s capacity as such successor, the Indenture Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Indenture Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement.

     (c) Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, or does not satisfy the requirements set forth in the proviso to Section 6.11, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $25,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer. Such successor master servicer may be an Affiliate of the Indenture Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Indenture Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust and the Indenture Trustee for such Affiliate’s actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder.

     The Indenture Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Indenture Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying the Subservicer of the assignment of the master servicing functions and providing the Indenture Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Indenture Trustee or such successor master servicer, as applicable, all amounts or investment property which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Notes and the Ownership Certificate or thereafter be received with respect to the Mortgage Loans. Neither the Indenture Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any remittance or payment hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Indenture Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

     SECTION 6.19 Additional Remedies of Indenture Trustee Upon Master Servicer Event of Default.

     During the continuance of any Master Servicer Event of Default, so long as such Master Servicer Event of Default shall not have been remedied, the Indenture Trustee, in addition to the rights specified in Section 6.18, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Noteholders and the Ownership Certificateholder (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     SECTION 6.20 Waiver of Defaults.

     Noteholders representing 66-2/3% of the Voting Interests may, on behalf of all Noteholders, waive any default or Master Servicer Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Collection Account that would result in a failure of the Indenture Trustee to make any required payment of principal of or interest on the Notes may only be waived with the consent of 100% of the affected Noteholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     SECTION 6.21 Notification to Noteholders and to Ownership Certificateholder.

     Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Indenture Trustee shall promptly mail notice thereof by first class mail to the Noteholders and the Ownership Certificateholder at their respective addresses appearing on the applicable register. The Indenture Trustee shall also, within 45 days after the occurrence of any Master Servicer Event of Default known to the Indenture Trustee, give written notice thereof to the Noteholders and the Ownership Certificateholder, unless such Master Servicer Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

     SECTION 6.22 Directions by Noteholders and Duties of Indenture Trustee During Event of Default.

     During the continuance of any Master Servicer Event of Default, Noteholders representing 66-2/3% of the Voting Interests may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Agreement; provided, however, that the Indenture Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (b) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Noteholders.

     SECTION 6.23 Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

     In the event that a Responsible Officer of the Indenture Trustee or the Securities Administrator shall have actual knowledge of any action or inaction of the Master Servicer that would become a Master Servicer Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Indenture Trustee or Securities Administrator, as applicable, shall give notice thereof to the Master Servicer.

ARTICLE VII

DEPOSITS AND PAYMENTS TO NOTEHOLDERS; REPORTING

     SECTION 7.1 Subservicer Remittances.

     On each Subservicer Remittance Date, the Subservicer, shall remit to the Master Servicer the sum of the following (the “Subservicer Remittance Amount”):

     (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.6); plus

     (b) all amounts, if any, which the Subservicer is obligated to advance pursuant to Section 7.3; minus

     (c) any amounts attributable to Principal Prepayments received after the applicable Prepayment Period which amounts shall be remitted on the following Subservicer Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.4; and minus

     (d) any amounts attributable to Scheduled Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month in which such Subservicer Remittance Date occurs, which amounts shall be remitted on the Subservicer Remittance Date next succeeding the Due Period for such amounts.

     On each Subservicer Remittance Date, no later than 1:00 p.m. New York City time, the Subservicer shall remit the Subservicer Remittance Amount by wire transfer of immediately available funds to the Master Servicer. All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

JPMorgan Chase Bank, National Association
ABA#:	021000021
Account Name:	FBR Payment Clearing
Account Number:	507969804
For further credit to:	First NLC Trust 2005-1

     With respect to any remittance received by the Master Servicer after the Subservicer Remittance Date on which such remittance was due, the Subservicer shall pay to the Master Servicer interest on any such late remittance at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. The payment by the Subservicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Subservicer Event of Default by the Subservicer.

     SECTION 7.2 Statements to Master Servicer and Securities Administrator.

     (a) Not later than the 10th calendar day of each month, the Subservicer shall furnish to the Depositor, the Master Servicer and the Securities Administrator (i) a monthly remittance advice with the reporting criteria in the format set forth in Exhibit E and a monthly defaulted loan report with the reporting criteria set forth in Exhibit F (or in such other format mutually agreed to among the Subservicer, the Master Servicer and the Securities Administrator in respect of the prior Due Period and Prepayment Period and (ii) all such information required pursuant to clause (b) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer and the Securities Administrator. Such monthly remittance advice shall also be accompanied by a supplemental report provided to the Master Servicer and the Securities Administrator which includes on an aggregate basis for the previous calendar month (i) the amount of any insurance claims filed, (ii) the amount of any claim payments made and (iii) the amount of claims denied or curtailed.

     (b) In addition, not more than 45 days after the end of each calendar year, commencing December 31, 2005, the Subservicer shall provide (as such information becomes reasonably available to the Subservicer) to the Master Servicer and the Securities Administrator such information concerning the Mortgage Loans and annual remittances to the Master Servicer therefrom as is necessary for the Securities Administrator to prepare the Trust’s federal income tax return and for any investor in the Notes or the Ownership Certificate to prepare any required tax return. Such obligation of the Subservicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Subservicer to the Master Servicer and the Securities Administrator pursuant to any requirements of the Code as from time to time are in force. The Subservicer shall also provide to the Securities Administrator such information as may be requested by it and required for the completion of any tax reporting responsibility of the Securities Administrator within such reasonable time frame as shall enable the Securities Administrator to timely file each tax report or return.

     (c) If a party does not act as both the Master Servicer and the Securities Administrator, not later than the Business Day prior to each Payment Date, the Master Servicer shall forward to the Securities Administrator a statement setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the Business Day prior to the related Payment Date, indicating that all remittances or payments required by this Agreement to be made by the Master Servicer have been made (or if any required remittance or payment has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer.

     SECTION 7.3 Advances by Master Servicer and Subservicer.

     (a) No later than the close of business on the Determination Date, the Subservicer shall deposit in the Custodial Account from its own funds or from amounts held for future remittance an amount equal to all Scheduled Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the related Determination Date or which were deferred. Any amounts held for future remittance and so used shall be replaced by the Subservicer by deposit in the Custodial Account on or before any future Subservicer Remittance Date if funds in the Custodial Account on such Subservicer Remittance Date shall be less than payments to the Master Servicer required to be made on such Subservicer Remittance Date. The Subservicer’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the later of (i) the last Scheduled Monthly Payment due prior to the payment in full of the Mortgage Loan, or (ii) the last Subservicer Remittance Date prior to the Subservicer Remittance Date for the remittance of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that any such obligation under this Section 7.3 shall cease if the Subservicer determines, in its sole reasonable opinion, that Monthly Advances with respect to such Mortgage Loan are Non-recoverable Advances. In the event that the Subservicer determines that any such Monthly Advances are Non-recoverable Advances, the Subservicer shall provide the Master Servicer with a certificate signed by two officers of the Subservicer evidencing such determination and setting forth the basis for such determination.

     (b) If the Subservicer fails to remit a Monthly Advance, the Master Servicer shall itself make such Advance. If the Master Servicer determines that a Monthly Advance is required, it shall, on the Business Day immediately prior to the related Payment Date deposit in the Collection Account immediately available funds in an amount equal to such Monthly Advance. The Master Servicer shall be entitled to be reimbursed from the Collection Account in accordance with Section 7.5 for all Monthly Advances made by it. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that a Monthly Advance is a Non-recoverable Advance, the Master Servicer shall be under no obligation to make such Monthly Advance. In the event that the Master Servicer determines that any such Monthly Advances are Non-recoverable Advances, the Master Servicer shall provide the Indenture Trustee with a certificate signed by two officers of the Master Servicer evidencing such determination and setting forth the basis for such determination.

     (c) In the event that the Subservicer fails to make a required Servicing Advance from time-to-time pursuant to Section 4.9, the Master Servicer shall itself make such Servicing Advance. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that a Servicing Advance is a Non-recoverable Advance, the Master Servicer shall be under no obligation to make such Servicing Advance. In the event that the Master Servicer determines that any such Servicing Advances are Non-recoverable Advances, the Master Servicer shall provide the Indenture Trustee with a certificate signed by two officers of the Master Servicer evidencing such determination and setting forth the basis for such determination.

     SECTION 7.4 Collection Account.

     (a) The Master Servicer shall segregate and hold all funds collected and received pursuant to this Agreement separate and apart from any of its own funds and general assets and shall establish and maintain the Collection Account, in the form of time deposit or demand accounts, titled “Collection Account of JPMorgan Chase Bank, National Association, as Master Servicer for the benefit of First NLC Trust 2005-1.” The Collection Account shall be established as an Eligible Account. Funds deposited in the Collection Account may be drawn on by the Master Servicer in accordance with Sections 7.4 and 7.5.

     (b) If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 10 days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

     (c) The Master Servicer shall give to the Securities Administrator and the Indenture Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Indenture Trustee.

     (d) The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date, any amounts received with respect to the Mortgage Loans representing Scheduled Monthly Payments on the Mortgage Loans due after the Cut-off Date and unscheduled payments received on or after the Cut-off Date and on or before the Closing Date. Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Payment Date and one Business Day following receipt thereof, the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

     (i) all remittances from the Custodial Account by the Subservicer to the Master Servicer;

     (ii) all Monthly Advances made by the Master Servicer pursuant to Section 7.3 and any payment in respect of Prepayment Interest Shortfalls paid by it; and

     (iii) the Repurchase Price of any Mortgage Loan repurchased by the Originator or purchased by the Subservicer pursuant to Section 5.2 during the related Prepayment Period or any other Person and any Substitution Adjustment Amount related to any Qualified Substitute Mortgage Loan.

     (e) Funds in the Collection Account may be invested by the Master Servicer only in Eligible Investments selected by and at the written direction of the Master Servicer, which shall mature not later than one Business Day prior to the next Payment Date (or on the Payment Date with respect to any Eligible Investment of the Master Servicer or any other fund managed or advised by it or any Affiliate) and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Master Servicer in trust for the benefit of the Trust. All income and gain realized from any Eligible Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, subject to Section 7.5 and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the Subservicer, as applicable, as additional servicing compensation.

     SECTION 7.5 Application of Funds in the Collection Account.

     The Master Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

     (i) to reimburse the Master Servicer or the Subservicer, as applicable, for Monthly Advances or Servicing Advances made by any such party, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Subservicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer’s or Subservicer’s right thereto shall be prior to the rights of the Noteholders and the Ownership Certificateholder;

     (ii) to reimburse the Master Servicer or the Subservicer following a final liquidation of a Mortgage Loan for any previously unreimbursed Monthly Advances made by any such party (A) that such party determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Monthly Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that the Master Servicer’s or Subservicer’s right thereto shall be prior to the rights of the Noteholders and the Ownership Certificateholder;

     (iii) to reimburse the Master Servicer or the Subservicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Subservicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself or the Subservicer out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Subservicer’s right thereto shall be prior to the rights of the Noteholders and the Ownership Certificateholder;

     (iv) to pay to the Originator or Subservicer, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not remitted on the date on which the related purchase was effected, and to pay to the applicable party any Monthly Advances and Servicing Advances to the extent specified in the definition of Repurchase Price;

     (v) to the extent not paid by the Subservicer, to pay any insurance premium with respect to a Mortgage Loan;

     (vi) to pay to the Master Servicer income earned on the investment of funds on deposit in the Collection Account;

     (vii) on or before the Business Day immediately prior to each Payment Date, (A) to pay to itself the Master Servicing Fee and (B) to remit funds therein to the Securities Administrator for deposit into the Payment Account of amounts to make payment to the Noteholders and the Ownership Certificateholder in the amounts and in the manner provided for in Section 7.7 for the related Payment Date (to the extent collected by the Master Servicer);

     (viii) to make payment of expenses and indemnities to itself and the Subservicer, pursuant to any provision of this Agreement or the Indenture;

     (ix) to withdraw funds deposited in error in the Collection Account;

     (x) to remit to the Securities Administrator, the Master Servicing Fee to be further remitted by the Securities Administrator to the Custodian, the Indenture Trustee;

the Securities Administrator and the Master Servicer in payment of their respective fees, set forth in separate fee letters with the Master Servicer and such parties;

     (xi) on each Payment Date, to make payment (A) to the Owner Trustee, the Owner Trustee Fee, if applicable and (B) to the Servicing Rights Owner, the Servicing Rights Fee;

     (xii) to clear and terminate the Collection Account pursuant to Article IX; and

     (xiii) to reimburse a successor master servicer (solely in its capacity as successor master servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Indenture Trustee or a successor master servicer appointed by the Indenture Trustee pursuant to Section 6.18, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Indenture Trustee thereto shall be prior to the rights of the Noteholders and the Ownership Certificateholder.

     In connection with withdrawals pursuant to subclauses (i), (ii), (iii) and (iv) above, the Master Servicer’s or the Subservicer’s or such other Person’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclauses.

     SECTION 7.6 The Payment Account.

     (a) The Securities Administrator shall segregate and hold all funds collected and received pursuant to this Agreement separate and apart from any of its own funds and general assets, and shall establish and maintain a Payment Account, in the form of time deposit or demand accounts, titled “Payment Account of JPMorgan Chase Bank, National Association, as Securities Administrator, for the benefit of First NLC Trust 2005-1.” The Payment Account shall be established as an Eligible Account. Any funds deposited in the Payment Account shall at all times be insured to the fullest extent allowed by applicable law.

     (b) If an existing Payment Account ceases to be an Eligible Account, the Securities Administrator shall establish a new Payment Account that is an Eligible Account within ten days and transfer all funds and investment property on deposit in such existing Payment Account into such new Payment Account.

     (c) The Securities Administrator shall give to the Master Servicer and the Indenture Trustee prior written notice of the name and address of the depository institution at which the Payment Account is maintained and the account number of such Payment Account. The Securities Administrator shall take such actions as are necessary to cause the depository institution holding the Payment Account to hold such account in the name of the Indenture Trustee.

     (d) The Securities Administrator shall deposit or cause to be deposited into the Payment Account all amounts remitted to it by the Master Servicer pursuant to Section 7.6 and the Cap Payments, if any, on or before the Business Day prior to the Payment Date. On each Payment Date, the entire amount on deposit in the Payment Account (subject to permitted withdrawals) shall be applied to make the required payment of principal and/or interest on each class of Notes and to make any required distribution to the Ownership Certificate.

     (e) The Securities Administrator shall make withdrawals from the Payment Account only for the purposes set forth in Section 7.7 and for the following purposes:

     (i) to withdraw amounts deposited in the Payment Account in error;

     (ii) to make payments pursuant to this Article VII and the terms of the Indenture and the Owner Trust Agreement; and

     (iii) to clear and terminate the Payment Account pursuant to Article IX.

     (f) Five Business Days prior to each Payment Date, the Master Servicer shall make available a Master Servicer Report (in a mutually agreeable format) to the Securities Administrator and the Depositor. The Securities Administrator is entitled to conclusively rely on such report to make all necessary distributions from the Payment Account under the Section 7.6.

     SECTION 7.7 Payments from the Payment Account.

     (a) On each Payment Date, the Securities Administrator (or the Paying Agent on behalf of the Securities Administrator) shall withdraw amounts on deposit in the Payment Account and shall apply such amount as specified in this Section 7.7.

     (b) On each Payment Date, other than a date on which an Indenture Event of Default has occurred and is continuing, the Securities Administrator will pay the following amounts, in the following order of priority, out of the Interest Proceeds and the Interest Support Amount, if any, to the extent available, based solely on the information from the Master Servicer Report:

     (i) to the Securities Administrator, the Custodian, the Indenture Trustee and the Owner Trustee, in that order, previously unreimbursed extraordinary costs, liabilities and expenses as provided herein; provided that the cumulative amount paid under this clause (i) may not, in the aggregate, exceed $100,000 in any twelve consecutive month period;

     (ii) to the holders of the Class A Notes pro rata by Percentage Interest, the Current Interest for such Class of Notes for such Payment Date;

     (iii) to the holders of the Class M-1 Notes pro rata by Percentage Interest, the Current Interest for such Class of Notes for such Payment Date;

     (iv) to the holders of the Class M-2 Notes pro rata by Percentage Interest, the Current Interest for such Class of Notes for such Payment Date;

     (v) to the holders of the Class M-3 Notes pro rata by Percentage Interest, the Current Interest for such Class of Notes for such Payment Date;

     (vi) to the holders of the Class M-4 Notes pro rata by Percentage Interest, the Current Interest for such Class of Notes for such Payment Date;

     (vii) to the holders of the Class M-5 Notes pro rata by Percentage Interest, the Current Interest for such Class of Notes for such Payment Date;

     (viii) to the holders of the Class M-6 Notes pro rata by Percentage Interest, the Current Interest for such Class of Notes for such Payment Date;

     (ix) to the holders of the Class M-7 Notes pro rata by Percentage Interest, the Current Interest for such Class of Notes for such Payment Date;

     (x) to the holders of the Class M-8 Notes pro rata by Percentage Interest, the Current Interest for such Class of Notes for such Payment Date;

     (xi) to the holders of the Class M-9 Notes pro rata by Percentage Interest, the Current Interest for such Class of Notes for such Payment Date;

     (xii) to the holders of the Class M-10 Notes pro rata by Percentage Interest, the Current Interest for such Class of Notes for such Payment Date;

     (xiii) to the holders of the Class M-11 Notes pro rata by Percentage Interest, the Current Interest for such Class of Notes for such Payment Date;

     (xiv) to the holders of the Class M-12 Notes pro rata by Percentage Interest, the Current Interest for such Class of Notes for such Payment Date;

     (xv) to the holders of the Class M-13 Notes pro rata by Percentage Interest, the Current Interest for such Class of Notes for such Payment Date;

     (xvi) to the holders of the Class M-14 Notes pro rata by Percentage Interest, the Current Interest for such Class of Notes for such Payment Date;

     (xvii) to the holders of the Class M-15 Notes pro rata by Percentage Interest, the Current Interest for such Class of Notes for such Payment Date;

     (xviii) to the Securities Administrator, the Custodian, the Indenture Trustee and the Owner Trustee, in that order, previously unreimbursed extraordinary costs, liabilities and expenses as provided herein, to the extent not paid under clause (i) above, whether as a result of the amount limitation imposed thereunder or otherwise; and

     (xix) for application as part of Monthly Excess Cash Flow for such Payment Date pursuant to Section 7.7(d), any such Interest Proceeds remaining after application of clauses (i) through (xviii) above.

     (c) On each Payment Date, other than a date on which an Indenture Event of Default has occurred and is continuing, the Securities Administrator (or the Paying Agent on behalf of the Securities Administrator) shall pay the following amounts, in the following order of priority, out of the Principal Payment Amount, if any, to the extent available:

     (i) to the holders of each Class of Notes, the respective Class Principal Payment Amount for such Class of Notes until the Class Principal Amount of such Class of Notes has been reduced to zero, and such Class Principal Payment Amount to be paid among the holders of each such Class of Notes pro rata by Percentage Interest; and

     (ii) after the Class Principal Amount of all Classes of Notes has been reduced to zero, for application as part of Monthly Excess Cashflow pursuant to Section 7.7(d) for such Payment Date, any such Principal Payment Amount remaining after application of clause (i) above.

     (d) On each Payment Date, other than a date on which an Indenture Event of Default has occurred and is continuing, the Securities Administrator (or the Paying Agent on behalf of the Securities Administrator) shall apply the Monthly Excess Cashflow in the following order of priority, to the extent available:

     (i) If any Class Total Impairment Amount exists with respect to the Class A Notes, to pay principal to the Class A Notes in reduction of their Class Principal Amount until such Class Total Impairment Amount is reduced to zero;

     (ii) If any Class Total Impairment Amount exists for any Class M Notes, by order of seniority, (A) to pay principal with respect to such Class of Notes in reduction of its Class Principal Amount until its Class Current Ratio equals the Target Ratio, and (B) thereafter, to pay principal with respect to such Class of Notes and all Classes of Notes senior to such Class of Notes in reduction of their Class Principal Amounts pro rata in accordance with their Overall Target Ratios, each until such Class Total Impairment Amount is reduced to zero;

     (iii) To pay principal to each Class of Notes pro rata based upon their respective Target Fractions until the Target Overcollateralization Amount is achieved;

     (iv) To pay any Basis Risk Shortfall on the Notes sequentially in order of seniority;

     (v) To pay any amount of Deferred Interest sequentially in order of seniority; and

     (vi) Any remaining Monthly Excess Cashflow shall be paid to the Ownership Certificate.

     (e) On the Optional Termination Date, the Securities Administrator (or the Paying Agent on behalf of the Securities Administrator) shall pay to each Class of Notes the related Optional Termination Price therefor.

     (f) If the Indenture Trustee collects any money or property in relation to an Indenture Event of Default pursuant to Article V of the Indenture, the Indenture Trustee shall pay out the money or property in the following order:

     (i) first: to the Indenture Trustee, for any costs or expenses, including any reasonable out-of-pocket attorneys’ fees, incurred by it in connection with the enforcement of the remedies provided for in this Section 7.5(b) and for any other unpaid amounts due to the Indenture Trustee hereunder, to the Securities Administrator for any amounts due and owing to it, to the Master Servicer for any amounts due and owing to it under the Transfer and Servicing Agreement, and to the Owner Trustee, to the extent of any fees and expenses due and owing to it (including pursuant to Section 7.3 of the Owner Trust Agreement) and for any other unpaid amounts due to the Owner Trustee hereunder;

     (ii) second: to the Master Servicer and Subservicer for any fees then due and unpaid and any unreimbursed Advances;

     (iii) third: to the Notes, all accrued and unpaid interest thereon and amounts in respect of principal according to the priorities set forth in Section 7.7 of this Agreement; provided, however, that accrued and unpaid interest shall be paid to Noteholders of each Class of Notes before any payments in respect of principal; and

     (iv) fourth: to the Owner Trustee or its Paying Agent for any amounts to be distributed to the Ownership Certificateholder.

     (g) On each Payment Date, the Securities Administrator (or the Paying Agent on behalf of the Securities Administrator) shall apply any Cap Payment, first, to pay to Noteholders of each Class of Notes for which any Basis Risk Shortfall remains after application of the Monthly Excess Cashflow pursuant to Section 7.7(d), in alphanumeric order in reduction of any Basis Risk Shortfalls, and, second, to the Ownership Certificateholders.

     (h) On each Payment Date, the Securities Administrator (or the Paying Agent on behalf of the Securities Administrator) shall apply Prepayment Premiums, if any, to the Ownership Certificateholders.

     SECTION 7.8 [Reserved].

     SECTION 7.9 [Reserved].

     SECTION 7.10 [Reserved].

     SECTION 7.11 Reports to the Indenture Trustee, the Noteholders and the Ownership Certificateholder.

     (a) On each Payment Date, the Securities Administrator shall make available to the Indenture Trustee, each Noteholder, the Ownership Certificateholder and the Cap Provider, a report containing information with respect to such Payment Date, including the following items (on the basis of a Master Servicer Report):

     (i) the Current Interest of each Class of Notes and the calculation thereof;

     (ii) the Note Interest Rate applicable to such Payment Date with respect to each Class of Notes;

     (iii) the Interest Proceeds;

     (iv) the Principal Proceeds, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

     (v) the Principal Payment Amount, separately stating the Overcollaterialization Release Amount and the Interest Support Amount;

     (vi) the Class Principal Amount of each Class of Notes, to the extent applicable, as of such Payment Date after giving effect to payments allocated to principal reported under subclause (i) above;

     (vii) the Class Principal Payment Amount for each Class of Notes;

     (viii) the amount, if any, of any payment to the Ownership Certificateholder;

     (ix) the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

     (x) for each Class of Notes the Class Impairment Amount and Class Incremental Impairment Amount prior to giving effect to payments made on that Payment Date and the Class Impairment Amount after giving effect to a payments made on the Payment Date;

     (xi) the amount of the Servicing Rights Fees, Master Servicing Fees and Subservicing Fees paid during the Due Period to which such Payment Date relates;

     (xii) the total number of Mortgage Loans, the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Due Period, after giving effect to payments allocated to principal reported under subclause (i) above;

     (xiii) the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Master Servicer by the Subservicer:

     (A) remaining outstanding,

     (B) delinquent 30 to 59 days on a contractual basis,

     (C) delinquent 60 to 89 days on a contractual basis,

     (D) delinquent 90 or more days on a contractual basis,

     (E) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs,

     (F) in bankruptcy, and

     (G) that are REO Properties;

     (xiv) the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became an REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;

     (xv) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan and of each Qualified Substitute Mortgage Loan;

     (xvi) the aggregate amount of any Monthly Advances made by or on behalf of the Subservicer (or the Master Servicer) solely to the extent reported to the Securities Administrator by the Master Servicer;

     (xvii) the amount of Monthly Excess Cashflow, any Overcollateralization Build Amount and the Overcollateralization Amount after giving effect to the payments made on such Payment Date; and

     (xviii) LIBOR with respect to such Payment Date and the following Interest Accrual Period.

     The Securities Administrator will make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the Rating Agencies, the Indenture Trustee, the Noteholders, the Ownership Certificateholder and the Cap Provider via the Securities Administrator’s website. The Securities Administrator’s website can be accessed at www.jpmorgan.com/sfr. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (877) 722-1095. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the address set forth herein, and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

     The foregoing information and reports shall be prepared and determined by the Securities Administrator based solely on Mortgage Loan data provided to the Master Servicer and the Securities Administrator by the Subservicer pursuant to Section 7.2. In preparing or furnishing the foregoing information, the Securities Administrator shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Master Servicer and the Securities Administrator by the Subservicer, and neither the Securities Administrator nor the Master Servicer shall be obligated to verify, recompute, reconcile or recalculate any such information or data. The Securities Administrator and the Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data provided by the Subservicer and shall have no liability for any errors in such Mortgage Loan data.

     (b) Upon the reasonable advance written request of any Noteholder that is a savings and loan, bank or insurance company, which request, if received by the Indenture Trustee shall be forwarded promptly to the Securities Administrator, the Securities Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by the Subservicer, shall use reasonable efforts to obtain such information and documentation from the Subservicer, and provide), to such Noteholder such reports and access to information and documentation regarding the Mortgage Loans as such Noteholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Notes; provided, however, that the Securities Administrator shall be entitled to be reimbursed by such Noteholder for actual expenses incurred in providing such reports and access.

     (c) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Securities Administrator shall have prepared and shall make available to each Person who at any time during the calendar year was a Noteholder of record, and make available to such Noteholders, to the extent required by and in accordance with applicable regulations, a report summarizing the items provided to the Noteholders pursuant to Section 7.11(a) above on an annual basis as may be required to enable such Noteholders to prepare their federal income tax returns; provided, however, that this Section 7.11(c) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement. Such information shall include the amount of original issue discount accrued on each Class of Notes and information regarding the expenses of the Trust. The Securities Administrator shall be deemed to have satisfied such requirement if it forwards such information in any other format permitted by the Code.

     (d) The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to the Noteholders and the Ownership Certificateholder. The Master Servicer shall provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such reports (and the Securities Administrator may rely solely upon such information).

     SECTION 7.12 Preparation of Reports.

     (a) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, within 15 days after each Payment Date, the Securities Administrator shall, in accordance with industry standards customary for securities similar to the Notes as required by the Exchange Act and the rules and regulations of the Commission, file with the Commission via EDGAR, a Form 8-K with a copy of the statement to the Noteholders for such Payment Date as an exhibit thereto.

     (b) Prior to January 30, 2006, the Securities Administrator shall, in accordance with industry standards applicable to the Securities, file a Form 15 Suspension Notification with respect to the Trust, if applicable. Prior to March 31, 2006, the Securities Administrator shall prepare (and the Depositor will execute) a Form 10-K, in substance conforming to industry standards applicable to the Securities, with respect to the Trust. The Form 10-K shall include the certification required pursuant to Rule 13a-14 under the Securities and Exchange Act of 1934, as amended (the “Form 10-K Certification,”) which Form 10-K Certification shall be signed by the Depositor. The Indenture Trustee and the Securities Administrator shall have no liability for any delay in filing the Form 10-K due to the failure of such party to timely sign the Form 10-K or Form 10-K Certification.

     (c) The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute each such Form 8-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer and the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this section.

     (d) Each person (including their officers or directors) that signs any Form 10-K and Form 8-K Certification shall be entitled to indemnification from the Trust Fund for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct. The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

     SECTION 7.13 Advance Facilities.

     (a) Notwithstanding anything to the contrary contained herein, (i) the Subservicer is hereby authorized to enter into an advance facility (“Advance Facility”) under which (A) the Subservicer sells, assigns or pledges to another Person (together with such person’s successors and assigns, an “Advancing Person”) the Subservicer’s rights under this Agreement to be reimbursed for any Monthly Advances or Servicing Advances and/or (B) an Advancing Person agrees to fund some or all Monthly Advances or Servicing Advances required to be made by the Subservicer pursuant to this Agreement and (ii) the Subservicer is hereby authorized to assign its rights to the Subservicing Fee; it being understood that neither the Trust Fund nor any party hereto shall have a right or claim (including without limitation any right of offset) to the portion of the Subservicing Fee so assigned. No consent of the Indenture Trustee, Noteholders or any other party is required before the Subservicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Monthly Advances and/or Servicing Advances on the Subservicer’s behalf, the Subservicer shall remain obligated pursuant to this Agreement to make Monthly Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

     (b) If the Subservicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Monthly Advances including Non-recoverable Advances related thereto (“Monthly Advance Reimbursement Amounts”) and/or Servicing Advances including Non-recoverable Advances related thereto (“Servicing Advance Reimbursement Amounts” and, together with Monthly Advance Reimbursement Amounts, “Reimbursement Amounts”) (in each case to the extent that such type of Reimbursement Amount is included in the Advance Facility), then the Subservicer shall identify such Reimbursement Amounts as received, consistently with the reimbursement rights set forth in this Agreement, and shall remit such Reimbursement Amounts in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an “Advance Facility Indenture Trustee”) designated by such Advancing Person.

     If the Subservicer enters into an Advance Facility, the Subservicer and the related Advancing Person shall deliver to the Indenture Trustee and the Securities Administrator a written notice of the existence of such Advance Facility (an “Advance Facility Notice”), stating the identity of the Advancing Person and any related Advance Facility Trustee. An Advance Facility Notice may only be terminated by the joint written direction of the Subservicer and the related Advancing Person as described in Section 7.13(h) below.

     (c) Reimbursement Amounts shall consist solely of amounts in respect of Monthly Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Subservicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Subservicer had made the related Monthly Advance(s) and/or Servicing Advance(s). The Indenture Trustee, the Securities Administrator and the Master Servicer shall have no duty or liability with respect to the calculation of any Reimbursement Amount, nor shall the Indenture Trustee, the Securities Administrator and the Master Servicer have any responsibility to track or monitor the administration of the Advance Facility or the payment of Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee. The Subservicer shall maintain and provide to any successor subservicer a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor subservicer shall be entitled to rely on any such information provided by the predecessor subservicer, and the successor subservicer shall not be liable for any errors in such information.

     (d) An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Monthly Advances and/or Servicing Advances, and/or whose obligations are limited to the making or funding of Monthly Advances will not be deemed to be a sub-Subservicer under this Agreement or be required to meet the criteria for qualification as a sub-Subservicer under this Agreement.

     (e) Reimbursement Amounts allocated to reimburse Monthly Advances or Servicing Advances made with respect to any particular Mortgage Loan shall be allocated to the reimbursement of the unreimbursed Monthly Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first-in, first out” (“FIFO”) basis, such that the Reimbursement Amounts shall be applied to reimburse the Monthly Advance or Servicing Advance (as the case may be) for that Mortgage Loan that was disbursed earliest in time first, and to reimburse the Monthly Advance or Servicing Advance (as the case may be) for that Mortgage Loan that was disbursed latest in time last. Liquidation Proceeds with respect to a Mortgage Loan shall be applied to reimburse Servicing Advances outstanding with respect to that Mortgage Loan before being applied to reimburse Monthly Advances outstanding with respect to that Mortgage Loan. The Subservicer shall provide to the related Advancing Person or Advance Facility Trustee loan-by-loan information with respect to each Reimbursement Amount remitted to such Advancing Person or Advance Facility Trustee, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each such Reimbursement Amount with respect to each Mortgage Loan.

     (f) The Subservicer who enters into an Advance Facility shall indemnify the Indenture Trustee, the Trust, the Master Servicer, the Securities Administrator, the Depositor and any successor subservicer for any claim, loss, liability or damage resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Indenture Trustee, the Master Servicer, the Securities Administrator, the Depositor or the successor subservicer.

     (g) Any rights of set-off that the Trust Fund, the Indenture Trustee, the Depositor, the Master Servicer, the Securities Administrator, any successor subservicer or any other Person might otherwise have against the Subservicer under this Agreement shall not attach to any rights to be reimbursed for Monthly Advances or Servicing Advances that have been sold, transferred, pledged, conveyed or assigned to any Advancing Person.

     (h) At any time when an Advancing Person shall have ceased funding Monthly Advances and/or Servicing Advances (as the case may be) and the Advancing Person or related Advance Facility Trustee shall have received Reimbursement Amounts sufficient in the aggregate to reimburse all Monthly Advances and/or Servicing Advances (as the case may be) the right to reimbursement for which were assigned to the Advancing Person, then upon the delivery of a written notice signed by the Advancing Person and the related Subservicer to the Indenture Trustee terminating the Advance Facility Notice (the “Notice of Facility Termination”), the Subservicer shall again be entitled to withdraw and retain the related Reimbursement Amounts from the Custodial Account pursuant to the applicable Sections of this Agreement.

     (i) Any amendment to this Section 7.13 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 7.13 including amendments to add provisions relating to a successor subservicer, may be entered into by the Depositor, the Indenture Trustee and the Subservicer without the consent of any Noteholder or the Ownership Certificateholder, notwithstanding anything to the contrary in this Agreement.

     (j) After delivery of any Advance Facility Notice, and until any such Advance Facility Notice has been terminated by a Notice of Facility Termination, this Section 7.13 may not be amended or otherwise modified without the prior written consent of the related Advancing Person.

ARTICLE VIII

CONCERNING THE SECURITIES ADMINISTRATOR

     SECTION 8.1 Duties of the Securities Administrator.

     (a) The Securities Administrator shall perform such duties and only such duties that are specifically set forth in the Owner Trust Agreement, this Agreement and the Indenture. Any permissive right of the Securities Administrator enumerated in this Agreement shall not be construed as a duty.

     (b) The Trust will indemnify the Securities Administrator, and its agents for, and hold them harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Owner Trust Agreement or this Agreement, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Owner Trust Agreement, the Indenture or this Agreement.

     (c) The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement and the Operative Agreements, shall examine them to determine whether they conform to the requirements of this Agreement and the Operative Agreements; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any resolution, certificate statement, opinion, report, document, order or other instrument furnished by the Subservicer, the Sellers, the Master Servicer or the Depositor. If any such instrument is found not to conform to the requirements of this Indenture in a material manner, the Securities Administrator shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator will provide notice to the Noteholders. Notwithstanding the foregoing, the Securities Administrator shall have no obligation to reconcile, recompute or recalculate any remittances or reports of the Subservicer or the Master Servicer, and the Securities Administrator may fully rely upon and shall have no liability with respect to information provided by the Subservicer.

     (d) On each Payment Date, the Securities Administrator, as paying agent, shall make monthly payments and the final payment to the Noteholders as provided in Section 7.7 of the Transfer and Servicing Agreement.

     (e) No provision of this Agreement shall be construed to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

     (i) The duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement and the Operative Agreements; the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, the Owner

Trust Agreement or the Indenture; no implied covenants or obligations shall be read into this Agreement and the Operative Agreements against the Securities Administrator and, in the absence of bad faith on the part of the Securities Administrator, the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator that conform to the requirements of this Agreement and the Operative Agreements, as applicable;

     (ii) The Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Securities Administrator unless it shall be proved that the Securities Administrator was negligent in ascertaining or investigating the facts related thereto;

     (iii) The Securities Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of Holders of Notes as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement and the Operative Agreements, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement and the Operative Agreements; and

     (iv) The Securities Administrator shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Indenture shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Subservicer under this Agreement and the Operative Agreements.

     In carrying out the foregoing duties or any of its other obligations under this Agreement, the Securities Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Trust and shall be, in the Securities Administrator’s opinion, no less favorable to the Trust than would be available from unaffiliated parties.

     In carrying out the foregoing duties or any of its other obligations under this Agreement, the Securities Administrator shall be subject to the same standard of care and have the same rights, indemnifications and immunities as the Indenture Trustee under the Indenture, including, without limitation, the right to reimbursement and indemnification on behalf of the Trust from funds in the Collection Account for all losses, costs and expenses of any kind or nature (including without limitation attorneys’ fees and disbursements) incurred by the Securities Administrator (including without limitation in its various capacities as Paying Agent, Certificate Paying Agent, Certificate Registrar and Note Registrar) in connection with the performance of its duties hereunder or under any other Operative Agreement.

     The Securities Administrator in its capacity as the Certificate Registrar, and upon a request received from the Owner Trustee, shall promptly notify the Ownership Certificateholder of (i) any change in the Corporate Trust Office of the Owner Trustee, (ii) any amendment to the Owner Trust Agreement requiring notice be given to the Ownership Certificateholder and (iii) any other notice required to be given to the Ownership Certificateholder by the Owner Trustee under the Owner Trust Agreement.

     SECTION 8.2 Records.

     The Securities Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Trust and the Depositor at any time during normal business hours.

     SECTION 8.3 Compensation.

     The Securities Administrator will perform the duties and provide the services called for under Sections 8.1 and 8.2 above for such compensation as shall be agreed upon between the Securities Administrator and the Master Servicer.

     SECTION 8.4 Independence of the Securities Administrator.

     For all purposes of this Agreement, the Securities Administrator shall be an independent contractor and shall not be subject to the supervision of the Trust or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Trust, the Securities Administrator shall have no authority to act for or represent the Trust or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Trust or the Owner Trustee.

     SECTION 8.5 No Joint Venture.

     Nothing contained in this Agreement (a) shall constitute the Securities Administrator, the Master Servicer, the Subservicer, the Sellers, the Originator, the Servicing Rights Owner or the Depositor, respectively, and any of the Trust, the Indenture Trustee or the Owner Trustee, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on any of them or (c) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     SECTION 8.6 Other Activities of Securities Administrator and the Depositor.

     Nothing herein shall prevent the Securities Administrator, the Depositor or their respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Securities Administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Trust or the Owner Trustee.

     SECTION 8.7 Certain Matters Affecting the Securities Administrator.

     (a) The Securities Administrator may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe;

     (b) The Securities Administrator may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (c) The Securities Administrator shall not be under any obligation to exercise any of the powers vested in it by this Agreement and the Operative Agreements or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Agreement and the Operative Agreements, unless such Noteholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

     (d) The Securities Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement and the Operative Agreements;

     (e) The Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Notes entitled to at least 25% of the Voting Interests; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator not reasonably assured to the Securities Administrator by such Noteholders, the Securities Administrator may require reasonable indemnity satisfactory to it against such expense, or liability from such Noteholders as a condition to taking any such action;

     (f) The Securities Administrator may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian;

     (g) The Securities Administrator shall not be liable for any loss on any investment of funds pursuant to this Indenture or the Transfer and Servicing Agreement (other than as issuer of the investment security);

     (h) The Securities Administrator shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the Corporate Trust Office of the Securities Administrator, and such notice references the Notes and this Agreement. The Securities Administrator shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Subservicer or any Seller nor shall the Securities Administrator be obligated to supervise or monitor the performance of the Master Servicer, Subservicer or any Seller hereunder or otherwise;

     (i) The rights, privileges, protections, immunities and benefits given to the Securities Administrator, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each Paying Agent, Note Registrar, agent, custodian and other Person employed to act hereunder;

     (j) The right of the Securities Administrator to perform any discretionary act enumerated in this Agreement and the Operative Agreements shall not be construed as a duty, and the Securities Administrator shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

     (k) All rights of action under this Agreement and the Operative Agreements, enforceable by the Securities Administrator, may be enforced by it without the possession of any of the Notes, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Securities Administrator shall be brought in its name for the benefit of all the Holders of such Notes, subject to the provisions of this Agreement and the Operative Agreements.

     (l) Notwithstanding anything in this Indenture to the contrary, in no event shall the Securities Administrator be liable to any Person for any act or omission of the Master Servicer, the Subservicer, any Seller or the Custodian.

     SECTION 8.8 Securities Administrator Not Liable for Notes or Mortgage Loans.

     The recitals contained herein and in the Notes (other than the authentication and countersignature on the Notes) shall be taken as the statements of the Seller, and neither the Securities Administrator, the Paying Agent nor the Note Registrar assumes any responsibility for the correctness of the same. The Securities Administrator does not make any representations or warranties as to the validity or sufficiency of this Agreement, the Operative Agreements or of the Notes (other than the countersignature on the Notes) or of any Mortgage Loan or related document or of MERS or the MERS System. The Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Notes or of the proceeds of such Notes, or for the use or application of any funds paid to the Depositor in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account by the Subservicer. The Securities Administrator shall not have any duty (a) to see to any recording, filing or depositing of this Agreement, the Operative Agreements or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing thereof, (b) to see to any insurance or (c) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund.

     SECTION 8.9 Securities Administrator May Own Notes.

     The Securities Administrator, in its individual capacities, or in any capacity other than as Securities Administrator hereunder, may become the owner or pledgee of any Notes with the same rights as they would have if they were not Securities Administrator, and may otherwise deal with the parties hereto.

     SECTION 8.10 Expenses of the Securities Administrator.

     The Securities Administrator and its officers, directors, employees and agents will be entitled to recover from the Trust Fund from amounts held in the Collection Account, and shall be indemnified from the Trust Fund for, all reasonable out-of-pocket expenses, disbursements, and advances, including costs of collection, upon any Indenture Event of Default, any breach of this Agreement and the Operative Agreements and any loss, liability, expense, claim or legal action (including any pending or threatened claim or legal action) incurred or made by any of them in the performance of their duties under this Agreement and the Operative Agreements (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, loss, liability, disbursement or advance as may arise from its negligence or intentional misconduct. If funds in the Collection Account are insufficient therefor, the Securities Administrator shall recover such expenses from future funds deposited in the Collection Account. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a Securities Administrator of an express trust. Such obligations shall survive the termination of this Agreement and the Operative Agreements and the removal or resignation of the Securities Administrator.

     SECTION 8.11 Eligibility Requirements for the Securities Administrator.

     The Securities Administrator hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and shall each have a combined capital and surplus of at least $50,000,000, a minimum long-term debt rating in the third highest rating category by each Rating Agency, a minimum short-term debt rating in the second highest rating category by a Rating Agency, and shall each be subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.11, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 8.11, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 8.12.

     SECTION 8.12 Resignation and Removal of the Securities Administrator.

     The Securities Administrator (including the Securities Administrator as Paying Agent and as Note Registrar) may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Sellers, the Master Servicer, the Subservicer and each Rating Agency. Upon receiving such notice of resignation of the Securities Administrator, the Depositor shall promptly appoint a successor Securities Administrator that meets the requirements in Section 8.11, by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Securities Administrator and one copy to the successor Securities Administrator. If no successor Securities Administrator shall have been so appointed and having accepted appointment within 60 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

     If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.11 or if at any time the Securities Administrator shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Securities Administrator (including the Securities Administrator as Paying Agent and as Note Registrar). If the Depositor removes the Securities Administrator under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Securities Administrator that meets the requirements of Section 8.11, by written instrument, in duplicate, one copy of which instrument shall be delivered to the successor Securities Administrator and one copy to each of the Master Servicer and the Subservicer.

     Holders of Notes entitled to at least 51% of the Voting Rights may at any time remove the Securities Administrator (including the Securities Administrator as Paying Agent and as Note Registrar) and appoint a successor Securities Administrator by written instrument or instruments signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Noteholders, the Securities Administrator and the Master Servicer and the Subservicer by the Depositor.

     SECTION 8.13 Successor Securities Administrator.

     Any successor Securities Administrator appointed as provided in Section 8.12 shall execute, acknowledge and deliver to the Depositor, the Sellers, the Subservicer, the Master Servicer and to its predecessor Securities Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective, and such successor Securities Administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Securities Administrator. The Depositor, the Sellers, the Subservicer, the Master Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Securities Administrator, all such rights, powers, duties and obligations.

     No successor Securities Administrator shall accept appointment as provided in this Section 8.13 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of Section 8.11 and the appointment of such successor Securities Administrator shall not result in a downgrading of the Classes of Notes rated by any Rating Agency, as evidenced by a letter from each Rating Agency.

     Upon acceptance of appointment by a successor Securities Administrator as provided in this Section 8.13, the successor Securities Administrator shall mail notice of such appointment hereunder to all Holders of Notes at their addresses as shown in the Note Register and to the Rating Agencies.

     SECTION 8.14 Merger or Consolidation of Securities Administrator.

     Any corporation or association into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or association succeeding to the business of the Securities Administrator shall be the successor of the Securities Administrator hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.11, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

ARTICLE IX

TERMINATION

     SECTION 9.1 Termination.

     The respective obligations and responsibilities of the Master Servicer, the Securities Administrator, the Depositor, the Trust, the Subservicer, the Sellers, the Originator, the Servicing Rights Owner and the Indenture Trustee created hereby (other than obligations expressly stated to survive the termination of the Trust) shall terminate on the date (the “Termination Date”) which is the earlier to occur of:

     (i) the day after the day on which the Notes are paid in full (including payment pursuant to Section 9.2 below); and

     (ii) the date that is 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

     SECTION 9.2 Optional Termination; Clean-up Call; Termination Prior to Maturity Date.

     (a) On the Payment Date following the month in which the Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period is equal to or less than 30% of the Cut-off Date Balance of the Mortgage Loans, the Servicing Rights Owner acting directly or through one or more Affiliates, shall have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to or greater than the Redemption Price. The Master Servicer and the Subservicer will be reimbursed from the Redemption Price for any outstanding Monthly Advances, Servicing Advances, unpaid Subservicing Fees and other amounts not previously reimbursed pursuant to the provisions of this Agreement, as applicable, and the Securities Administrator, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to this Agreement, the Indenture or the Owner Trust Agreement, as applicable. If such option is exercised, the Trust will be terminated resulting in a mandatory redemption of the Notes. The Servicing Rights Owner shall deliver written notice of its intention to exercise such option to the Trust, the Depositor, the Securities Administrator, the Indenture Trustee and the Master Servicer not less than 30 days prior to the applicable Payment Date.

     In connection with such purchase, the Servicing Rights Owner shall cause the Subservicer to remit to the Securities Administrator all amounts then on deposit in the Custodial Account in respect of the related Subservicer Remittance Amount for deposit to the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

     (b) On the Payment Date following the month in which the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period is less than 5% of the aggregate Cut-off Date Balance, and if the Servicing Rights Owner has not exercised its option in accordance with Section 9.2(a), the Subservicer shall have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the greater of (a) 100% of the aggregate Class Principal Amount of the Notes, plus unpaid interest through the day before the final Payment Date and any unpaid administrative expenses of the Trust and (b) the aggregate unpaid Scheduled Principal Balance of all Mortgage Loans in the Mortgage Pool on that day plus any Principal Proceeds and Interest Proceeds collected or advanced during the related Due Period. If the Subservicer exercises such option, it shall comply with all of the provisions of Sections 9.2 and 9.3 that would have been applicable to the Servicing Rights Owner had the Servicing Rights Owner exercised its option pursuant to Section 9.2(a). The Subservicer shall deliver written notice of its intention to exercise such option to the Trust, the Depositor, the Securities Administrator, the Indenture Trustee and the Master Servicer, not less than 30 days prior to the applicable Payment Date.

     (c) Promptly following any such purchase pursuant to paragraphs (a), (b) or (c) of this Section, the Custodian shall release the Mortgage Files to the purchaser of such Mortgage Loans pursuant to this Section 9.2, or otherwise upon its order.

     SECTION 9.3 Certain Notices upon Final Payment.

     The Master Servicer or the Securities Administrator, as applicable, shall give the Trust, the Indenture Trustee, the Owner Trustee, each Rating Agency, each Noteholder, the Ownership Certificateholder, the Servicing Rights Owner and the Depositor at least 10 days’ prior written notice of the date on which the Trust is expected to terminate in accordance with Section 9.1, or the date on which the Notes will be redeemed in accordance with Section 9.2. Not later than the fifth Business Day in the Due Period in which the final payment in respect to the Notes is payable to the Noteholders, the Indenture Trustee shall mail to the Noteholders a notice specifying the procedures with respect to such final payment. The Securities Administrator on behalf of the Indenture Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to the Noteholders. Following the final payment thereon, such Notes shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans, the Mortgage Files or any proceeds of the foregoing.

ARTICLE X

MISCELLANEOUS PROVISIONS

     SECTION 10.1 Binding Nature of Agreement.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     SECTION 10.2 Entire Agreement.

     This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

     SECTION 10.3 Amendment.

     (a) This Agreement may be amended from time to time by the parties hereto and the Ownership Certificateholder, without notice to or the consent of any of the Noteholders:

     (i) to cure any ambiguity;

     (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Notes or the Ownership Certificate, the Trust or this Agreement in any Prospectus, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or in any other Operative Agreement, to make any other provisions with respect to matters or questions arising under this Agreement;

     (iii) to make any other provision with respect to matters or questions arising under this Agreement or;

     (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code or ERISA and applicable regulations.

     No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel (which shall be an expense of the party requesting such amendment and shall not be an expense of the Trust), adversely affect the status of the Notes as debt or subject the Issuer to entity level tax for federal income tax purposes, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Noteholder, nor shall such amendment be made with respect to Section 7.7(b), 7.7(c) or 7.7(d) or the definition of “Interest Proceeds” or “Principal Proceeds.” Prior to entering into any amendment without the consent of the Noteholders pursuant to this paragraph, the Indenture Trustee and the Securities Administrator may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Noteholder, if the Indenture Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to downgrade, withdraw or qualify the then current rating assigned to the Notes.

     (b) This Agreement may also be amended from time to time by the parties hereto, with the consent of the Noteholders representing 66-2/3% of the Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Notes; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be made on any Class of Notes, without the consent of the Noteholders of such Class or (ii) reduce the aforesaid percentages of Class Principal Amount of Notes, the Noteholders are required to consent to any such amendment without the consent of the Noteholders of 100% of the Class Principal Amount of the Notes. No such amendment may be made with respect to Section 7.7(b), 7.7(c) or 7.7(d) or the definition of “Interest Proceeds” or “Principal Proceeds” without 100% of the Voting Interests.

     (c) Promptly after the execution of any such amendment, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Noteholder, the Depositor and to each Rating Agency.

     (d) It shall not be necessary for the consent of the Noteholders under this Section 10.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

     SECTION 10.4 Acts of the Noteholders.

     Except as otherwise specifically provided herein, whenever action, consent or approval by a Noteholder is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Noteholders if Noteholders representing 66-2/3% of the Voting Interests agree to take such action or give such consent or approval.

     SECTION 10.5 Recordation of Agreement.

     To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor on direction and at the expense of the Noteholders of not less than 66-2/3% of the of the Note Principal Amount of the Notes and of Ownership Certificateholder requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders, or is necessary for the administration or servicing of the Mortgage Loans.

     SECTION 10.6 Governing Law.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without reference to its conflict of laws rules (other than Section 5-1401 of the General Obligations Law, which the parties hereto expressly rely upon in the choice of such law as the governing law hereunder) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 10.7 Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows or delivered by facsimile (or such other address as may hereafter be furnished to the other party by like notice):

(i)	if to the Sellers or the Originator:

NLC Funding I, LLC,
NLC Finance I, LLC,
MHC I, Inc.,
First NLC Financial Services, LLC
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22202
Attention: FBR Chief Legal Counsel
Telephone: (703) 469-1040
Facsimile: (703) 469-1140

with a copy to:

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22202
Attention: FBR Chief Legal Counsel
Telephone: (703) 469-1040
Facsimile: (703) 469-1140

(ii)	if to the Subservicer:

Ocwen Federal Bank FSB
1661 Worthington Road Centrepark West, Suite 100
West Palm Beach, FL 33409
Attention: Secretary
Telephone: (561) 682-8887
Facsimile: (561) 682-8177

(iii)	if to the Master Servicer or the Securities Administrator:

JPMorgan Chase Bank, National Association
Four New York Plaza, 6th Floor
New York, New York 10004
Attention: Institutional Trust Services/Global Debt, First NLC 2005-1
Telephone: (212) 623-5600
Facsimile: (212) 623-5930

(iv)	if to the Indenture Trustee:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attention: Corporate Trust – First NLC Trust 2005-1

(v)	if to the Depositor:

FBR Securitization, Inc.
1001 Nineteenth Street North
Arlington, Virginia 22202
Attention: Michael Warden
Telephone: (703) 312-1809
Facsimile: (703) 469-1075

with a copy to:

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22202
Attention: FBR Chief Legal Counsel
Telephone: (703) 469-1040
Facsimile: (703) 469-1140

(vi)	if to the Trust:

First NLC Trust 2005-1
c/o Wilmington Trust Company
Rodney Square North
1100 N. Market St.
Wilmington, DE 19890
Attention: Corporate Trust Administration
Telephone: (302) 651-1000
Facsimile: (302) 636-4140

(vii)	if to the Servicing Rights Owner:

FBR Trust Investments, LLC
1001 Nineteenth Street North
Arlington, Virginia 22202
Attention: Michael Warden
Telephone: (703) 312-1809
Facsimile: (703) 469-1075

with a copy to:

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22202
Attention: FBR Chief Legal Counsel
Telephone: (703) 469-1040
Facsimile: (703) 469-1140

     All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 10.7.

     SECTION 10.8 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or of the Ownership Certificate or the rights of the Noteholders or the Ownership Certificateholder.

     SECTION 10.9 Indulgences; No Waivers.

     Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     SECTION 10.10 Headings Not To Affect Interpretation.

     The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

     SECTION 10.11 Benefits of Agreement.

     Nothing in this Agreement or in the Notes or the Ownership Certificate, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Noteholders and the Ownership Certificateholder, any benefit or any legal or equitable right, power, remedy or claim under this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be an express third-party beneficiary of this Agreement.

     SECTION 10.12 Special Notices to the Rating Agencies.

     (a) The Sellers shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

     (i) any amendment to this Agreement pursuant to Section 10.3; and

     (ii) the making of a final payment hereunder.

     (b) All notices to the Rating Agencies provided for by this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

if to Moody’s:

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10004
Facsimile: (212) 553-4392

if to S&P:

Standard & Poor’s Ratings Service, a division
of the McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041
Facsimile: (212) 438-2661

     (c) The Securities Administrator shall make available to the Rating Agencies each report prepared pursuant to Section 7.11.

     SECTION 10.13 Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     SECTION 10.14 Execution by the Trust; Closing Certifications.

     It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other document.

     The Depositor may make any certifications of the Issuer and required under the Indenture on and as of the Closing Date in connection with the issuance of the Notes.

SECTION 10.15 Assignment of OTC Hedge Agreements

     Notwithstanding anything herein or the Operative Agreements to the contrary, from time to time the Depositor may assign to the Issuer certain derivative contracts for the exclusive benefit of the Ownership Certificateholder (each, an “OTC Hedge Agreement”) if the following conditions are met on the date such OTC Hedge Agreement is assigned:

     (a) The Depositor has provided at least seven Business Days prior notice of such assignment to the Issuer, the Owner Trustee, the Securities Administrator and the Indenture Trustee;

     (b) No payments are due to the hedge counterparty under the OTC Hedge Agreement, including any payment that may arise from an event of default or termination event thereunder;

     (c) The OTC Hedge Agreement is documented on standard forms promulgated by the International Swaps and Derivatives Association, Inc.;

     (d) Each OTC Hedge Agreement is governed by, and construed in accordance with, the laws of the State of New York, and contains standard submission to jurisdiction and waivers of jury trial; and

     (e) Each OTC Hedge Agreement contains appropriate “limited recourse” and “non-petition” provisions.

     While any such OTC Hedge Agreement will be an asset of the Issuer, it will not be part of the Trust Fund. Any payments received under an OTC Hedge Agreement will not be available to pay principal and interest on the Notes or to pay any fee, expense and indemnity obligations of the Issuer under the Operative Agreement. The Securities Administrator shall remit promptly any payments received under the OTC Hedge Agreement to the Ownership Certificateholder. The Securities Administrator will also forward promptly any communications received from the counterparty to the OTC Hedge Agreement. The Securities Administrator shall no obligation to engage in any other action with respect to an OTC Hedge Agreement unless the Depositor or the Ownership Certificateholder has provided indemnity satisfactory to the Securities Administrator, as determined in its sole discretion.

     None of the Owner Trustee, the Sellers, the Originator the Subservicer, the Master Servicer, the Servicing Rights Owner, the Indenture Trustee or, except as set forth in this Section, the Securities Administrator will have any duties to monitor and otherwise enforce any OTC Hedge Agreement.

     Payments received under the OTC Hedge Agreement need not be reflected in any report to Noteholders or the Ownership Certificateholder as otherwise provided in this Agreement.

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

FIRST NLC TRUST 2005-1, as Issuer

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

	By:	/s/ Janel R. Havrilla

	Name:	Janel R. Havrilla

	Title:	Financial Services Officer

FBR SECURITIZATION, INC., as Depositor

By:	/s/ Richard J. Hendrix

Name:	Richard J. Hendrix

Title:	President and Chief Operating Officer

HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Wendy Zhang

Name:	Wendy Zhang

Title:	Assistant Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Securities Administrator and Master Servicer

By:	/s/ Thomas Venusti

Name:	Thomas Venusti

Title:	Assistant Vice President

NLC FINANCE I, LLC, as Seller

By:	/s/ Richard J. Hendrix

Name:	Richard J. Hendrix

Title:	President and Chief Operating Officer

NLC FUNDING I, LLC, as Seller

By:	/s/ Richard J. Hendrix

Name:	Richard J. Hendrix

Title:	President and Chief Operating Officer

MHC I, INC., as Seller

By:	/s/ Michael Warden

Name:	Michael Warden

Title:	Executive Vice President Capital Markets

FIRST NLC FINANCIAL SERVICES, LLC, as Originator and Seller

By:	/s/ Michael Warden

Name:	Michael Warden

Title:	Executive Vice President Capital Markets

OCWEN FEDERAL BANK FSB, as Subservicer

By:	/s/ Richard Delgado

Name:	Richard Delgado

Title:	Senior Vice President

FBR Trust Investments LLC, as Servicing Rights Owner

By:	/s/ Richard J. Hendrix

Name:	Richard J. Hendrix

Title:	President and Chief Operating Officer

EXHIBIT A

INFORMATION FIELDS FOR MORTGAGE LOAN SCHEDULE

     The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

1.	the Loan information;

2.	the applicable Cut-off Date;

3.	the zip code of the Mortgaged Property;

4.	a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, planned unit development or condominium;

5.	the current Mortgage Rate;

6.	the current Scheduled Monthly Payment;

7.	the original term to maturity;

8.	the scheduled maturity date;

9.	the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

10.	the Loan-to-Value Ratio or, if applicable, the Combined Loan-to-Value Ratio;

11.	the FICO score of the Mortgagor at the time of origination;

12.	a code indicating the credit grade and specific loan/underwriting program of each Mortgage Loan as assigned by the Trust;

13.	a code indicating the name of the issuer of the PMI Policy or PPMI Policy, if any, and the certificate number and percentage coverage, if applicable;

14.	the date on which the first Scheduled Monthly Payment was due and the applicable Due Date;

15.	the date on which the next payment is due;

16.	the documentation level (full, alternative, limited);

17.	loan purpose (i.e., purchase, rate/term refinancing, cash-out refinancing);

A-1

18.	a code indicating whether the Mortgaged Property is owner-occupied or investor property;

19.	a code indicating the product type (e.g., 2/28, 3/27, 15 year fixed, etc.);

20.	a code indicating whether the Mortgage Loan is subject to a Prepayment Premium;

21.	the term of any Prepayment Premium;

22.	the type and amount of any Prepayment Premium;

23.	with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

24.	with respect to each Adjustable Rate Mortgage Loan, the next Adjustment Date;

25.	with respect to each Adjustable Rate Mortgage Loan, the lifetime maximum Mortgage Interest Rate;

26.	with respect to each Adjustable Rate Mortgage Loan, the lifetime minimum Mortgage Interest Rate;

27.	with respect to each Adjustable Rate Mortgage Loan, the periodic Mortgage Interest Rate cap;

28.	with respect to each Adjustable Rate Mortgage Loan, the Index;

29.	the applicable Subservicing Fee Rate and Servicing Rights Fee Rate;

30.	a code indicating whether the Mortgage Loan is an adjustable rate or fixed rate mortgage loan;

31.	a code indicating whether the Mortgage Loan is a balloon loan; and

32.	a code indicating whether the Mortgage Loan is a “high cost” (or similarly classified) loan under applicable federal, state and local laws.

     With respect to the Mortgage Loans in the aggregate in the related Mortgage Loan Package, the respective Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:

1.	the number of Mortgage Loans;

2.	the current aggregate outstanding principal balance of the Mortgage Loans;

3.	the current weighted average Mortgage Interest Rate of the Mortgage Loans; and

4.	the weighted average months to maturity of the Mortgage Loans.

A-2

EXHIBIT B

CONTENTS OF EACH MORTGAGE FILE

     With respect to each Mortgage Loan, the Mortgage File shall include each of the following items delivered to the Custodian, portions of which may be held by the Subservicer in the Servicing File:

     (i) The original Mortgage Note endorsed “Pay to the order of HSBC Bank USA, National Association, as indenture trustee (the “Indenture Trustee”) under the Transfer and Servicing Agreement, dated as of April 1, 2005, by and among FBR Securitization, Inc., as Depositor, the Indenture Trustee, JP Morgan Chase Bank, National Association, as Securities Administrator and Master Servicer, First NLC Trust 2005-1, as Issuer, Ocwen Federal Bank FSB, as Subservicer, First NLC Financial Services, LLC, as Originator, and NLC Funding I, LLC, NLC Finance I, LLC, MHC I, Inc. and First NLC Financial Services, LLC, as Sellers, and FBR Trust Investments LLC, as Servicing Rights Owner relating to First NLC Trust 2005-1 Mortgage Backed Securities, without recourse” and signed in the name of the applicable Seller by an Authorized Officer (provided, in the event that the Mortgage Loan was acquired by the applicable Seller in a merger, the signature must be in the following form: “[Seller], successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by the applicable Seller while doing business under another name, the signature must be in the following form: “[Seller], formerly known as [previous name]”). The Mortgage Note must contain all necessary intervening endorsements showing a complete chain of endorsement from the Originator (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as the holder of the Mortgage Note or assignee thereof, in and to that Mortgage Note); or

     With respect to no more than 1% of the unpaid principal balance of the Mortgage Loans as of the Cut-off Date, a certified copy of the Mortgage Note (endorsed as provided above) together with a lost note affidavit in the form of Exhibit C, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing.

     (ii) The original of any guarantee executed in connection with the Mortgage Note (if any).

     (iii) The original Mortgage, with evidence of recording thereon, except as follows: If in connection with any Mortgage Loan, the applicable Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the applicable Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (a) in the case of a delay caused by the public recording office, an Officer’s Certificate of the applicable Seller stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the applicable Seller; or (b) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

     (iv) The originals or certified true copies of any document sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, or, if the original of any such agreement with evidence of recording thereon has not been returned by the public recording office where such agreement has been delivered for recordation or such agreement has been lost or such public recording office retains the original recorded agreement, a photocopy of such agreement, certified by the applicable Seller or its agent to be a true and correct copy of the agreement delivered to the appropriate public recording office for recordation. The original recorded agreement or, in the case of a agreement where a public recording office retains the original recorded agreement or in the case where an agreement is lost after recordation in a public recording office, a copy of such agreement certified by such public recording office to be a true and complete copy of the original recorded agreement, will be promptly delivered to the Custodian upon receipt thereof by the applicable Seller.

     (v) The original Assignment of Mortgage, in blank, for each Mortgage Loan, in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information). If the Mortgage Loan was acquired by the applicable Seller in a merger, the Assignment of Mortgage must be made by “[Seller], successor by merger to [name of predecessor].” If the Mortgage Loan was acquired or originated by the applicable Seller while doing business under another name, the Assignment of Mortgage must be made by “[Seller], formerly know as [previous name].” Subject to the foregoing and where permitted under the applicable laws of the jurisdiction wherein the Mortgaged property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county. If the related Mortgage has been recorded in the name of MERS or its designee, no Assignment of Mortgage will be required to be prepared or delivered and instead, the applicable Seller shall take all actions as are necessary to cause the Custodian to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     (vi) For any Mortgage Loan not recorded in the name of MERS, originals or certified true copies of documents sent for recordation of all Intervening Assignments of the Mortgage with evidence of recording thereon, or if any such Intervening Assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the applicable Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Intervening Assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the applicable Seller stating that such Intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded Intervening Assignment of Mortgage or a copy of such Intervening Assignment of Mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Intervening Assignment of Mortgage will be promptly delivered to the Custodian upon receipt thereof by the applicable Seller; or (ii) in the case of an Intervening Assignment where a public recording office retains the original recorded Intervening Assignment of Mortgage or in the case where an Intervening Assignment of Mortgage is lost after recordation in a public recording office, a copy of such Intervening Assignment of Mortgage certified by such public recording office to be a true and complete copy of the original recorded Intervening Assignment of Mortgage.

     (vii) The original PMI Policy or certificate of insurance, where required pursuant to the Agreement.

     (viii) The original mortgagee policy of title insurance in the form required by the Agreement or, if the original lender’s title insurance policy has not been issued, the preliminary report or irrevocable binder or commitment to issue the same.

     (ix) Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

     (x) For each Mortgage Loan which is secured by a residential long-term lease, if any, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation.

     (g) With respect to each Mortgage Loan, the Mortgage File shall include each of the following items to the extent required in the Underwriting Guidelines:

     (i) The original hazard insurance policy and, if required by law, flood insurance policy.

     (ii) Fully executed residential loan application.

     (iii) Fully executed Mortgage Loan closing statement (i.e, a Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

     (iv) Verification of employment and income (if required pursuant to the Underwriting Guidelines).

     (v) Verification of acceptable evidence of source and amount of down payment.

     (vi) Credit report on the Mortgagor.

     (vii) Residential appraisal report.

     (viii) Photograph of the Mortgaged Property.

     (ix) Survey of the Mortgaged Property, if required by the title company or applicable law.

     (x) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy (i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.).

     (xi) All fully executed required disclosure statements required by state and federal law.

     (xii) If applicable, termite report, structural engineer’s report, water potability and septic certification.

     (xiii) Sales contract, if applicable.

     (xiv) Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

     (xv) Amortization schedule, if available.

     (xvi) Payment history for any Mortgage Loan that has been closed for more than 90 days.

     (xvii) Fully executed power of attorney, if applicable.

     In the event of a delay by the public recording office in returning any recorded document, the applicable Seller shall deliver to the Custodian, within 180 days of the Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The applicable Seller shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested form the Custodian, which consent shall not be unreasonably withheld.

EXHIBIT C

FORM OF LOST NOTE AFFIDAVIT

     I,                                         , being duly sworn, do hereby state under oath that:

1.	I, as of (the “Company”), am authorized to make this Affidavit on behalf of the Company.

2.	The Company received the following described mortgage note (the “Note”):

Loan No.:
Mortgagor(s):
Original Principal Amount:

from the Mortgagor(s) to secure a Deed of Trust/Mortgage (the “Deed of Trust/Mortgage”) dated                      from the Mortgagor(s) to the Company.

3.	The Company represents and warrants that it has not canceled, altered, assigned, or hypothecated the Note.

4.	The original Note, a true and correct copy of which is attached hereto, was not located after a thorough and diligent search, and based thereon, the Company declares the Note lost.

5.	This Affidavit is intended to be relied on by the Indenture Trustee and its successors and assigns.

6.	The Company has assigned all of its right, title and interest in the Note and the Deed of Trust/Mortgage to the Indenture Trustee and agrees immediately and without further consideration to surrender the original Note to the Indenture Trustee or its successor and assigns if such original Note ever comes into the Company’s possession, custody, or power.

7.	The Company further agrees to indemnify and hold harmless the Indenture Trustee and its successors and assigns from any and all loss, liability, costs, damages, reasonable attorneys’ fees and expenses without limitation in connection with or arising out of the representations, warranties, and agreements made in this Affidavit and any claim of any nature made by any entity with respect to the Note.

8.	The Company agrees and acknowledges that this Affidavit may be presented as evidence of the Note, whether in any proceeding or action with respect thereto or otherwise, and hereby authorizes such use of this Affidavit.

C-1

9.	The representations, warranties, and agreements herein shall bind the undersigned and its successors and assigns, and shall inure to the benefit of the Indenture Trustee and its successors and assigns.

EXECUTED THIS ___day of , 200___on behalf of .

By:

Its:

STATE OF )
)	ss:
COUNTY OF )

     On the ___day of                     , ___, before me,                                         , a notary public in and for said State, personally appeared                                                             , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

Notary Public

My Commission Expires:

C-2

EXHIBIT D

FORM OF REQUEST FOR RELEASE

D-1

EXHIBIT E

FORM OF MONTHLY REMITTANCE ADVICE

DATA FIELDS:

Deal Name
Investor_ID
Category_ID
Servicer loan number
Investor Loan #
Origin
Beginning schedule 100% P&I
Beginning scheduled note rate
Beginning total scheduled servicer fee rate
Beginning Security balance
Beginning part UPB
Ending due date
Ending 100% P&I
Ending note rate
Ending total scheduled servicer fee rate
Ending total scheduled servicer fee amount
Ending scheduled servicing fee rate
Scheduled servicing fee amount
Ending LPMI fee rate
LPMI fee amount
Ending DAD fee rate
DAD fee amount
DAD fee change
Ending Security balance
Ending part UPB
Ending 100% UPB
PIF date
PIF Principal Amount
PIF Net Interest Paid
Principal
Curtailment
Curtailment Adj
Principal remitted
Interest remitted
Total remittance
Interest Only Indicator
Interest Only Period Ending Date
Stop Advance Indicator

E-1

Prepayment Penalty
REO Loss
Comment

REMITTANCE SUMMARY SHEET SHOULD INCLUDE FOLLOWING:

Beginning Scheduled UPB Balance
Ending Scheduled UPB balance
Scheduled Principal remitted
Scheduled Interest remitted
Unscheduled Principal remitted (curtailments, adjustments, payoffs)
Non Cash Liquidation
Prepayment Penalties
3rd Party Receivables
Compensation Interest
Realized Loss
Total Service Fees retained

E-2

EXHIBIT F

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

Servicer Loan Number
Investor Loan Number
Borrower Last Name
Due Date
Status Code
FC Start Date
FC end date
FC Sale Date
BK Chapter
BK Start Date
BK End Date
BK Post Petition Due Date
BK Case #
REO Start Date
REO Sale Date
Comment

F-1

EXHIBIT G

[Reserved]

G-1

EXHIBIT H

FORM OF SARBANES-OXLEY SUPPORTING CERTIFICATIONS

     (a) On or before March 15th of each year, commencing with March 15, 2006, or at any other time upon 30 days written request from the Depositor, an officer of the Securities Administrator shall execute and deliver an Officer’s Certificate to the Depositor certifying as to the following matters:

(i)	The Securities Administrator has reviewed the annual report on Form 10-K for the fiscal year [ ], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced trust;

(ii)	Based solely upon the information provided to it by the Subservicer, the information set forth in the reports referenced in (i) above does not contain any untrue statement of material fact; and

(iii)	Based on its knowledge, the distribution information required to be provided by the Securities Administrator under the Transfer and Servicing Agreement is included in these reports.

     (b) On or before March 15th of each year, commencing with March 10, 2006, or at any other time upon 30 days written request from the Depositor, an officer of the Master Servicer shall execute and deliver an Officer’s Certificate to the Depositor certifying as to the following matters:

(i)	The Master Servicer has reviewed the information required to be provided to the Depositor by the Master Servicer pursuant to the Transfer and Servicing Agreement (the “Servicing Information”);

(ii)	Based on its knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the annual report on Form 10-K for the fiscal year [ ] (the “Annual Report”);

(iii)	Based on its knowledge, the Servicing Information required to be provided to the Depositor by the Master Servicer has been provided as required under the Transfer and Servicing Agreement;

(iv)	Based upon its knowledge, and except as disclosed by written notice to the Depositor or in the annual compliance statement required or certified public accountant’s report required to be delivered to the Depositor in accordance with the terms of the Transfer and Servicing Agreement, the Master Servicer has, for the period covered by the Annual Report, fulfilled its obligations under the Transfer and Servicing Agreement;

H-1

(v)	Based upon its knowledge, and except as disclosed by written notice to the Depositor or in the annual compliance statement or certified public accountant’s report required to be delivered to the Depositor in accordance with the terms of the Transfer and Servicing Agreement, the Subservicer has, for the period covered by the Annual Report, fulfilled its obligations under the Transfer and Servicing Agreement; and

(vi)	The Master Servicer has disclosed to the Depositor all significant deficiencies relating to the compliance by the Subservicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Transfer and Servicing Agreement.

H-2

EXHIBIT I

CREDIT REPORTING PROCEDURE

“Full-file” reporting requires that the Subservicer submit a monthly report to each of the credit repositories to describe the exact status for each Mortgage Loan.1 The status reported generally should be the one in effect as of the last business day of each month.

The Subservicer may, however, use a slightly later cut-off date — for example, at the and of the first week of a month — to assure that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month. Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off. (The credit repositories will provide the applicable codes for reporting these statuses to them.) A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

The Subservicer is responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report. The Subservicer must respond promptly to any inquiries from mortgagors regarding specific mortgage status information about them that was reported to the credit repositories.

[1]	Based upon Fannie Mae Guide Announcement 95-19.

I-1

Major Credit Repositories

A “full-file” status report for each Mortgage Loan serviced for Fannie Mae must be sent to the following repositories each month:

Company	Telephone Number
Consumer Credit Associates, Inc. Threadneedle Street, Suite 200 Houston, Texas 77079-2903	Call (713) 595-1190, either extension 950 150, 101, or 112, for all inquiries.

Equifax	Members that have an account number may call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685-5000 and select the customer assistance option.

TRW Information Systems & Services 601 TRW Parkway Allen, Texas 75002	Call (800) 831-5614 for all inquiries, current members should select option 3; lenders that need to set up an account should select Option 4.

Trans Union Corporation 555 West Adams Chicago, Illinois 60661	Call (312) 258-1818 to get the name of the local bureau to contact about setting up an account or obtaining other information.

SCHEDULE A

MORTGAGE LOAN SCHEDULE

Schedule-A

SCHEDULE B

REPRESENTATIONS AND WARRANTIES IN RESPECT OF THE MORTGAGE LOANS

     (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct;

     (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan;

     (c) No Outstanding Charges. Except for payment defaults of less than 30 days, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither the Sellers nor the Originator have advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the date which precedes by one month the Due Date of the first installment of principal and interest;

     (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Depositor, and which has been delivered to the Custodian or to such other Person as the Depositor shall designate in writing, and the terms of which are reflected in the Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian or to such other Person as the Depositor shall designate in writing and the terms of which are reflected in the Mortgage Loan Schedule;

     (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated;

Schedule-B

     (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect with a generally acceptable insurance carrier rated A:VI or better in Best’s in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming either Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days’ prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Trust upon the consummation of the transactions contemplated by this Agreement. The Sellers and the Originator have not engaged in and have no knowledge of the Mortgagor’s or Subservicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Sellers or the Originator;

     (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or unfair and deceptive practices laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. Each Seller and the Originator shall maintain in their respective possession, available for the Master Servicer’s inspection, and shall deliver to the Depositor upon demand, evidence of compliance with all such requirements;

     (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released

Schedule-B

from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Neither the Sellers nor the Originator have waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default. Neither the Sellers nor the Originator have waived any default resulting from any action or inaction by the Mortgagor;

     (i) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgaged Property may be a leasehold estate and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a low-rise condominium project, or an individual unit in a planned unit development and that no residence or dwelling is (i) a mobile home or (ii) a manufactured home. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, however, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

     (j) Valid First or Second Lien. Each Mortgage is a valid and subsisting first or second lien (as applicable) of record on a single parcel of real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time, with respect to the related Mortgage Loan, which exceptions are generally acceptable to prudent mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. The lien of the Mortgage is subject only to:

     (i) the lien of current real property taxes and assessments not yet due and payable;

     (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the Originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the Originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

     (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the

Schedule-B

Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

(iv) with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the applicable Seller has full right to sell and assign the same to the Depositor;

     (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan.

     (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

     (m) Ownership. The applicable Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Depositor. The Mortgage Loan is not assigned or pledged, and such Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Depositor will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The applicable Seller intends to relinquish all rights to possess, control and monitor the related Mortgage Loan. After the related

Schedule-B

Closing Date, the applicable Seller will have no right to modify or alter the terms of the sale of any Mortgage Loan and such Seller and the Originator will have no obligation or right to repurchase such Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

     (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) (i) organized under the laws of such state, (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

     (o) LTV or CLTV. No Mortgage Loan has an LTV or CLTV greater than 100%;

     (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy, and each such title insurance policy is issued by a title insurer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the applicable Seller, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in subclause (i), and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Scheduled Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The applicable Seller, its successor and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims are pending under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the applicable Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the applicable Seller;

     (q) No Defaults. There is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither of the Sellers nor any of their affiliates nor any of their respective predecessors, have waived any default, breach,

Schedule-B

violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

     (r) No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

     (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

     (t) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Rate as well as the lifetime rate cap and the periodic cap are as set forth on the Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Rate on each Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan. No Mortgage Loan is a simple interest mortgage loan;

     (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a Deed of Trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures,

Schedule-B

the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

     (v) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect as of the date of origination of such Mortgage Loan. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and the applicable Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

     (w) Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

     (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage;

     (y) Deeds of Trust. In the event the Mortgage constitutes a Deed of Trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Depositor to the trustee under the deed of trust, except in connection with a reconveyance of the Deed of Trust or a trustee’s sale after default by the Mortgagor;

     (z) Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor’s credit standing (other than the status of the Mortgage Loan as a subprime mortgage loan) that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by the Originator generally;

     (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The applicable Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

     (bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), such condominium or planned unit development project is acceptable to Seller and underwritten in accordance with the Underwriting Guidelines;

Schedule-B

     (cc) Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the applicable Seller is not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

     (dd) Due-On-Sale. The Mortgage contains an enforceable provision (except as such enforcement may be effected by bankruptcy and insolvency laws or by general principals of equity) for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

     (ee) Assumability. None of the Mortgage Loans, by their terms, are assumable;

     (ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Scheduled Monthly Payments are paid or partially paid with funds deposited in any separate account established by the applicable Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

     (gg) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

     (hh) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. As of the related Closing Date, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is inhabitable under applicable state and local laws;

     (ii) Collection Practices; Escrow Deposits; Mortgage Rate Adjustments. The origination, servicing and collection practices used by the applicable Seller and its designated servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the applicable Seller or its designated servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been

Schedule-B

made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due to the applicable Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Adjustment Date. If, pursuant to the terms of the Mortgage Note, another Index was selected for determining the Mortgage Rate, the same Index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The applicable Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and the Scheduled Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

     (jj) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

     (kk) No Violation of Environmental Laws. To the best of the Originator’s knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; to the best of the Originator’s knowledge, there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

     (ll) Servicemembers Civil Relief Act. The Mortgagor has not notified the applicable Seller or the Originator, and the applicable Seller and the Originator have no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

     (mm) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the funding of the Mortgage Loan and prepared by a qualified appraiser, duly appointed by the related Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

     (nn) Disclosure Materials. The Mortgagor has received all disclosure materials required by, and the Originator has complied with, all applicable law with respect to the making of the Mortgage Loans;

Schedule-B

     (oo) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

     (pp) Value of Mortgaged Property. The applicable Seller has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the applicable Seller generally secured by properties in the same geographic area as the related Mortgaged Property;

     (qq) No Defense to Insurance Coverage. The applicable Seller and the Originator have caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Depositor in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Depositor. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the applicable Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the applicable Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay;

     (rr) Escrow Analysis. With respect to each Mortgage with an Escrow Account, the Originator has within the last twelve months (unless such Mortgage was originated within such twelve-month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

     (ss) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices;

(tt) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease,

     (i) the lessor under the lease holds a fee simple interest in the land,

     (ii) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu

Schedule-B

of foreclosure or provide the holder of the Mortgage with substantially similar protections,

     (iii) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease,

     (iv) the original term of such lease is not less than 15 years,

     (v) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note, and

     (vi) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

     (uu) Prepayment Premium. The Mortgage Loan is subject to a Prepayment Premium as provided in the related Mortgage Note except as set forth on the Mortgage Loan Schedule. With respect to each Mortgage Loan that has a Prepayment Premium, each such Prepayment Premium is enforceable and will be enforced by the applicable Seller for the benefit of the Depositor, and each Prepayment Premium is permitted pursuant to federal, state and local law. Each such Prepayment Premium is in an amount less than or equal to the maximum amount permitted under applicable law and no such Prepayment Premium may be imposed for a term in excess of five years with respect to Mortgage Loans originated prior to October, 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, unless indicated otherwise in the Mortgage Loan Schedule, no such Prepayment Premium may be imposed for a term in excess of three years;

     (vv) Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Depositor;

     (ww) Qualified Mortgage. The Mortgage Loan is an obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property;

     (xx) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust;

     (yy) Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Depositor) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the applicable Seller, or is in the process of being recorded;

Schedule-B

     (zz) FICO Scores. Each Mortgage Loan has a non-zero FICO score. No Mortgage Loan has a Mortgagor where the FICO score used for underwriting approval was less than 500 as of the related origination date;

     (aaa) Compliance with Anti-Money Laundering Laws. Each Seller and the Originator have complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); to the extent applicable to the Sellers as of the related Closing Date, the Sellers have each established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintain, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

     (bbb) MERS Designations. With respect to each MERS Designated Mortgage Loan, the applicable Seller has designated the Custodian as the Investor and no Person is listed as Interim Funder on the MERS® System;

     (ccc) Owner of Record. The applicable Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for the Assignments of Mortgage which have been sent for recording, and upon recordation the applicable Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Depositor, the applicable Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

     (ddd) Reports. On or prior to the related Closing Date, the applicable Seller has provided the Custodian and the Depositor with a MERS Report listing the Custodian as the Investor with respect to each MERS Designated Mortgage Loan;

     (eee) Payoffs. No Mortgage Loans have been prepaid in full prior to the related Closing Date;

     (fff) Consent. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File; and

     (ggg) Anti-Predatory Lending Representations and Warranties. The Originator hereby represents and warrants with respect to the Mortgage Loans that as of the Closing Date or as of such date specifically provided herein:

     (i) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”);

Schedule-B

     (ii) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

     (iii) No Mortgage Loan originated on or after March 7, 2003 is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

     (iv) No Mortgage Loan is a “High Cost Home Loan” as defined in New York Banking Law 6-1;

     (v) No Mortgage Loan is a “High-Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

     (vi) No Mortgage Loan is a “High-Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

     (vii) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

     (viii) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

     (ix) No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

     (x) No Mortgage Loan is a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 6, 2004 (Mass. Ann. Laws Ch. 183C);

     (xi) No Mortgage Loan is subject to Ordinance No. 12361 passed by the City of Oakland, California;

     (xii) Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code;

     (xiii) No Mortgage Loan is a “High Cost Loan” or “Covered Loan” as defined in Appendix E of S&P’s Glossary for File Format for LEVELS Version 5.6.B;

     (xiv) the Originator has implemented and conducted compliance procedures to determine if each Mortgage Loan is “high-cost” home loan under the applicable laws and

Schedule-B

performed a review of the disclosure provided to the related Mortgagor in accordance with such laws and the related Mortgage Note in order to determine that such Mortgage Loan, if subject to any such law, does not violate any such law;

     (xv) The Originator’s underwriting methodology does not primarily rely on the extent of the Mortgagor’s equity in the collateral as the determining factor in assessing a Mortgagor’s ability to repay the Mortgage Loan;

     (xvi) With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Penalty: (i) the Prepayment Penalty is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, and (ii) notwithstanding any state or federal law to the contrary, the applicable Seller shall not impose such Prepayment Penalty in any instance when the Mortgage Loan is accelerated as the result of the Mortgagor’s default in making the Scheduled Monthly Payments;

     (xvii) No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan; and

     (xviii) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation.

Schedule-B

SCHEDULE C

LIBOR FORMULA

     (a) On each LIBOR Determination Date (other than with respect to the initial Accrual Period) the Securities Administrator shall determine LIBOR on the basis of the offered LIBOR quotations of the Reference Banks as of 11:00 a.m. London time on such LIBOR Determination Date in the following manner:

     (i) If on any LIBOR Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places);

     (ii) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous LIBOR Determination Date or (y) the Reserve Interest Rate. The “Reserve Interest Rate” will be either (A) the rate per annum which the Securities Administrator determines to be the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rates that New York City banks selected by the Depositor are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Depositor are quoting on such LIBOR Determination Date to leading European banks; and

     (iii) If on any LIBOR Determination Date the Securities Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (i) above, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

     (b) The establishment of LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of the Note Interest Rates applicable to the Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding. In all cases, the Securities Administrator may conclusively rely on quotations of LIBOR for the Reference Banks as such quotations appear on the display designated “LIBOR” on the Bloomberg Financial Markets Commodities News.

     (c) If (x) with respect to any LIBOR Determination Date LIBOR is determined pursuant to clause (b)(ii) above and (y) on the next succeeding LIBOR Determination Date LIBOR will be determined pursuant to such clause (b)(iidi) above, then the Depositor shall select an alternative interest rate index over which the Depositor has no control that is used for determining Eurodollar lending rates and is calculated and published (or otherwise made

Schedule-C

available) by an independent third party, and such alternative interest rate index shall constitute LIBOR for all purposes hereof.

     As used herein:

     “LIBOR” means the London interbank offered rate.

     “LIBOR Business Day” means any day on which banks in London, England and New York, New York are open and conducting transactions in foreign currency and exchange.

     “LIBOR Determination Date” means the second LIBOR Business Day immediately preceding the commencement of each Interest Accrual Period, except with respect to the initial Interest Accrual Period, when it means the second LIBOR Business Day preceding the Closing Date.

     “Reference Banks” means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (a) with an established place of business in London, England, (b) whose quotations appear on the “Bloomberg Screen LIBOR Index Page” (as described in the definition of LIBOR) on the applicable LIBOR Determination Date, and (c) which have been designated as such by the Depositor and are able and willing to provide such quotations to the Depositor on each LIBOR Determination Date. The Reference Banks initially shall be Barclay’s plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Bloomberg Screen LIBOR Index Page or in any other way fail to meet the qualifications of a Reference Bank, the Depositor shall use its best efforts to designate alternate Reference Banks.

Schedule-C